Exhibit 99.2

LOAN AGREEMENT

WITH

AMERICAN TOWER, L.P., AMERICAN TOWERS, INC.,

AMERICAN TOWER INTERNATIONAL, INC.

AND AMERICAN TOWER LLC,

AS BORROWERS;

THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR

AS LENDERS ON THE SIGNATURE PAGES HEREOF;

THE TORONTO DOMINION BANK, NEW YORK BRANCH,

AS ISSUING BANK;

JPMORGAN CHASE BANK, N.A.,

AS SYNDICATION AGENT;

CITIGROUP GLOBAL MARKETS INC.,

CREDIT SUISSE FIRST BOSTON

AND GENERAL ELECTRIC CAPITAL CORPORATION,

AS CO-DOCUMENTATION AGENTS;

TORONTO DOMINION (TEXAS) LLC,

AS ADMINISTRATIVE AGENT FOR THE LENDERS;

CITIGROUP GLOBAL MARKETS INC.,

CREDIT SUISSE FIRST BOSTON

AND GE CAPITAL MARKETS, INC.,

AS CO-ARRANGERS;

AND

J.P. MORGAN SECURITIES INC. AND TD SECURITIES (USA) LLC,

AS CO-LEAD ARRANGERS AND JOINT BOOKRUNNERS

Dated as of October 27, 2005

Kilpatrick Stockton LLP

Atlanta, Georgia

(i)

Table of Contents (continued)

(ii)

Table of Contents (Continued)

(iii)

EXHIBITS

Exhibit A	Form of Borrower Guaranty

Exhibit B	Form of Borrower Security Agreement

Exhibit C	Form of Borrower Pledge Agreement

Exhibit D	Form of Assumption Agreement

Exhibit E	Form of DDTL Note

Exhibit F	Form of Incremental Facility Note

Exhibit G	Form of Notice of Incremental Facility Commitment

Exhibit H	Form of Parent Guaranty

Exhibit I	Form of Parent Pledge Agreement

Exhibit J	Form of Request for Advance

Exhibit K	Form of Request for Issuance of Letter of Credit

Exhibit L	Form of Revolving Loan Note

Exhibit M	Form of Subsidiary Guaranty

Exhibit N	Form of Subsidiary Pledge Agreement

Exhibit O	Form of Subsidiary Security Agreement

Exhibit P	Form of Term Loan A Note

Exhibit Q	Form of Credit Party Loan Certificate

Exhibit R	Form of Parent Loan Certificate

Exhibit S	Form of Performance Certificate

Exhibit T	Form of Assignment and Assumption Agreement

SCHEDULES

Schedule 1	Commitment Ratios, Lender Names and Notice Addresses

Schedule 2	Existing Letters of Credit

Schedule 3	Restricted Subsidiaries and Unrestricted Subsidiaries on the Agreement Date

Schedule 4	Exceptions to Representations and Warranties

Schedule 5	Litigation

Schedule 6	Affiliate Transactions

Schedule 7	Material Liabilities or Contingencies

Schedule 8	Section 7.1(a) Exceptions

Schedule 9	Section 7.1(b) Exceptions

Schedule 10	Existing Restrictive Agreements

(iv)

LOAN AGREEMENT

This Loan Agreement is made as of October 27, 2005, by and among AMERICAN TOWER, L.P., AMERICAN TOWERS, INC., AMERICAN TOWER INTERNATIONAL, INC. and AMERICAN TOWER LLC, as Borrowers, TORONTO DOMINION (TEXAS) LLC, as Administrative Agent, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and the financial institutions whose names appear as lenders on the signature page hereof (together with any permitted successors and assigns of the foregoing).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement:

“2003 Senior Subordinated Discount Notes” shall mean the 12.25% Senior Subordinated Discount Notes due 2008 issued by AT Inc. pursuant to that certain Indenture dated as of January 29, 2003 (and any exchange notes issued in connection therewith).

“Acquisition” shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition of any Person that is not a Restricted Subsidiary by any Credit Party, which Person shall then become consolidated with such Credit Party in accordance with GAAP; (ii) any acquisition by any Credit Party of all or any substantial part of the assets of any Person that is not a Restricted Subsidiary; (iii) any acquisition by any Credit Party of any business (or related contracts) primarily engaged in the tower, tower management or related businesses, other than in any such case described in clauses (i) through (iii) any such Acquisition which shall be made by, or of, any Person which shall have been designated and, to the extent required hereby, approved as an Unrestricted Subsidiary; or (iv) any acquisition by any Credit Party of any communications towers or communications tower sites.

“Adjusted EBITDA” shall mean, for the twelve (12) month period preceding the calculation date, for the Credit Parties on a consolidated basis, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) Interest Expense, (ii) income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation and amortization (including, without limitation, amortization of goodwill and other intangible assets), (iv) extraordinary losses and non-recurring non-cash charges and expenses, (v) all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness) and (vi) non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees, and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby, in each case for such period, less extraordinary gains and cash payments (not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Restricted Subsidiary, or was merged with or consolidated into any of the Credit Parties, during such period, or any acquisition by any Credit Party of the assets of any Person during such period, “Adjusted EBITDA” shall, at the option of the Borrowers in respect of any or all of the foregoing, also include the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such acquisition, merger or consolidation had occurred on the first day of such period and (II) with respect to any Person that has ceased to be a Restricted Subsidiary during such period, or any material assets of the Credit Parties sold or otherwise disposed of by the Credit Parties during such period, “Adjusted EBITDA” shall exclude the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Restricted Subsidiary or such assets had occurred on the first day of such period.

“Administrative Agent” shall mean Toronto Dominion (Texas) LLC, in its capacity as Administrative Agent for the Lenders and the Issuing Bank, or any successor Administrative Agent appointed pursuant to Section 9.12 hereof.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at 77 King Street West, 18th Floor, Toronto, Ontario, Canada M5K IA2, or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

“Advance” shall mean the aggregate amounts advanced by the Lenders to any Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and “Advances” shall mean more than one Advance.

“Affected Lender” shall have the meaning ascribed thereto in Section 10.5 hereof.

“Affiliate” shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, “control”, when used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” shall mean this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Agreement Date” shall mean October 27, 2005.

“American Tower Merger” shall mean the merger of SpectraSite, Inc. with and into SpectraSite, LLC (f/k/a Asteroid Merger Sub, LLC).

“AMT Borrowers” shall mean, collectively, AT L.P., AT Inc., ATC International and AT LLC.

“Applicable Debt Rating” shall mean the lower of the top two Debt Ratings from Standard and Poor’s, Moody’s and Fitch.

“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act, zoning ordinances and all environmental laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Applicable Margin” shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

“Assumption Agreement” shall mean an Assumption Agreement in connection with a combination of the Obligations hereunder and the “Obligations” under the Site Loan Agreement, pursuant to Article 13 hereof, in substantially the form of Exhibit D attached hereto.

“AT Inc.” shall mean American Towers, Inc., a Delaware corporation and one of the Borrowers.

“AT LLC” shall mean American Tower LLC, a Delaware limited liability company and one of the Borrowers.

“AT L.P.” shall mean American Tower, L.P., a Delaware limited partnership and one of the Borrowers.

“ATC International” shall mean American Tower International, Inc., a Delaware corporation and one of the Borrowers.

“Authorized Signatory” shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

“Available Letter of Credit Commitment” shall mean, at any time, the lesser of (a) (i) $50,000,000.00 minus (ii) all Letter of Credit Obligations then outstanding, and (b) the Available Revolving Loan Commitment then in effect.

“Available Revolving Loan Commitment” shall mean, as of any date, the difference between (i) the Revolving Loan Commitments in effect on such date minus (ii) the sum of (A) the Revolving Loans then outstanding plus (B) the Letter of Credit Obligations then outstanding.

“Base Rate” shall mean, at any time, a fluctuating interest rate per annum equal to the higher of (a) the rate of interest quoted from time to time by the Administrative Agent as its “prime rate” or “base rate” or (b) the sum of (i) the Federal Funds Rate plus (ii) one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

“Base Rate Advance” shall mean an Advance which any Borrower requests to be made as a Base Rate Advance or is Converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00 and in an integral multiple of $500,000.00.

“Base Rate Basis” shall mean a simple interest rate equal to the sum of (i) the Base Rate and (ii) the Applicable Margin applicable to Base Rate Advances for the applicable Loans. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be adjusted to reflect changes of the Applicable Margin applicable to Base Rate Advances.

“Borrower Guaranty” shall mean that certain Borrower Guaranty, dated as of the Agreement Date, made by the AMT Borrowers for the ratable benefit of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, substantially in the form of Exhibit A attached hereto.

“Borrower Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the Agreement Date, made by the AMT Borrowers in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, substantially in the form of Exhibit C attached hereto, and shall include any similar agreements executed pursuant to Section 5.10 hereof.

“Borrower Security Agreement” shall mean that certain Borrower Security Agreement, dated as of the Agreement Date, made by the AMT Borrowers in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, substantially in the form of Exhibit B attached hereto, and shall include any similar agreements executed pursuant to Section 5.10 hereof.

“Borrowers” shall mean (i) prior to the Combination Date, the AMT Borrowers and (ii) on and after the Combination Date, the Combined Borrowers; and “Borrower” shall mean any one of the foregoing.

“Brazilian Quota Pledge Agreement” shall mean that certain Quota Pledge Agreement dated on or about the Agreement Date by and between ATC South America Holding Corp., ATC International and the Administrative Agent.

“Business Day” shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Toronto, Canada, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

“Capital Expenditures” shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by a Person to acquire or construct fixed assets, plant and equipment (including, without limitation, renewals, improvements, replacements, repairs and maintenance, but excluding the cash portion of the purchase price with respect to any Acquisition having an aggregate purchase price of $10,000,000 or more) during such period, that would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capitalized Lease Obligation” shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

“Change of Control” shall mean (a) the failure of the Parent to own, directly or indirectly, one hundred percent (100%) of the ownership interests of each of the Borrowers, (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of any Borrower’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the other Borrowers or any wholly-owned direct or indirect Restricted Subsidiary of any Borrower, (c) the adoption of a plan relating to the liquidation or dissolution of the Parent, (d) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of more than fifty percent (50%) of the voting power of the voting stock of either the Parent (if the Parent is not a Subsidiary of any Person) or of the ultimate parent entity of which the Parent is a Subsidiary (if the Parent is a Subsidiary of any Person), as the case may be, by way of merger or consolidation or otherwise, or (e) a “change of control” event shall occur under any of the indentures evidencing Indebtedness of the Parent or any Borrower in an aggregate principal amount exceeding $25,000,000 which event entitles the holders of such Indebtedness to require the repurchase or repayment thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

“Combination Date” shall mean the effective date of the Assumption Agreement.

“Combined Borrowers” shall mean, collectively, the AMT Borrowers and the Site Borrower.

“Commercial Letter of Credit” shall mean a documentary letter of credit issued in respect of the purchase of goods or services by any Credit Party by the Issuing Bank in accordance with the terms of this Agreement.

“Commitment Ratio” shall mean (a) with respect to the Term Loan A Commitments, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the Term Loan A Loan Commitments, (b) with respect to the Revolving Loan Commitments, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the Revolving Loan Commitments, and (c) with respect to the DDTL Commitments, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the DDTL Commitments, in each case as set forth on Schedule 1 attached hereto (together with dollar amounts) (and which may change from time to time in accordance with Section 11.5 hereof).

“Commitments” shall mean, collectively, the Revolving Loan Commitments, the Term Loan A Commitments, the DDTL Commitments and, if applicable, the Incremental Facility Commitments.

“Communications Act” shall mean the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations of the FCC or other similar or successor agency thereunder, all as the same may be in effect from time to time.

“Consolidated Tangible Assets” shall mean as of any date Consolidated Total Assets less goodwill and other intangible assets, in each case of the Credit Parties on a consolidated basis shown on the consolidated balance sheet of the Credit Parties as of such date and determined in accordance with GAAP.

“Consolidated Total Assets” shall mean as of any date total assets of the Credit Parties on a consolidated basis shown on the consolidated balance sheet of the Credit Parties as of such date and determined in accordance with GAAP.

“Continue”, “Continuation”, “Continuing” and “Continued” shall mean the continuation pursuant to Article 2 hereof of a LIBOR Advance as a LIBOR Advance from one Interest Period to a different Interest Period.

“Convert”, “Conversion” and “Converted” shall mean a conversion pursuant to Article 2 hereof of a LIBOR Advance into a Base Rate Advance or of a Base Rate Advance into a LIBOR Advance, as applicable.

“Credit Parties” shall mean, collectively, the Borrowers and each Restricted Subsidiary; and “Credit Party” shall mean any of the foregoing.

“DDT Loans” shall mean, collectively, the amounts advanced by the Lenders having DDTL Commitments to the Borrowers under the DDTL Commitments.

“DDTL Commitment Termination Date” shall mean October 27, 2006.

“DDTL Commitments” shall mean the aggregate portion of the DDTL Commitments held by the Lenders, as set forth on Schedule 1 attached hereto, not to exceed $250,000,000.00 in the aggregate; and “DDTL Commitment” shall mean the individual commitment of each such Lender.

“DDTL Notes” shall mean, collectively, those certain term promissory notes in the aggregate original principal amount of up to $250,000,000.00, issued by the Borrowers to the Lenders having DDTL Commitments, each one substantially in the form of Exhibit E attached hereto, and any extension, modifications, renewals or replacements of, or amendments to, any of the foregoing.

“Debt Rating” shall mean, as of any date, the senior secured (or, subsequent to and in connection with a release of Collateral pursuant to Section 5.11 hereof, senior unsecured) debt rating of the Borrowers that has been most recently announced by Standard and Poor’s, Moody’s or Fitch, as the case may be.

“Default” shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

“Default Rate” shall mean a simple per annum interest rate equal to the sum of (a) the then applicable Interest Rate Basis (including the Applicable Margin), and (b) two percent (2.0%).

“Domestic Subsidiaries” shall mean all Subsidiaries formed, incorporated or organized under the laws of the United States of America or a political subdivision thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Affiliate” shall mean any Person, including a Subsidiary or an Affiliate of any Borrower, that is a member of any group of organizations of which any Borrower, as the case may be, is a member and is treated as a single employer with such Borrower under Section 414 of the Code. Notwithstanding the foregoing, no Verestar Entity shall be deemed to be an “ERISA Affiliate” or part of the “ERISA Affiliates” respectively.

“Eurodollar Reserve Percentage” shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

“Event of Default” shall mean any of the events specified in Section 8.1 hereof; provided, however, that any requirement stated therein for notice or lapse of time, or both, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FCC” shall mean the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

“Federal Funds Rate” shall mean, as of any date, the weighted average of the rates on overnight Federal funds transactions with the members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fitch” shall mean Fitch, Inc. (Fitch Ratings), and its successors.

“Foreign Subsidiaries” shall mean any Subsidiaries which are not Domestic Subsidiaries.

“GAAP” shall mean (i) for all periods prior to the American Tower Merger, generally accepted accounting principles in the United States, consistently applied and (ii) for all periods from and after the American Tower Merger, generally accepted accounting principles in the

United States, consistently applied by the Parent and taking into account the effects of the American Tower Merger.

“Granting Lender” shall have the meaning ascribed thereto in Section 11.5(j) hereof.

“Guaranty”, as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements; provided, however, that the term “Guaranty” shall not include guarantees not involving Indebtedness.

“Hedge Agreements” shall mean, with respect to any Person, any agreements or other arrangements to which such Person is a party relating to any rate swap transaction, basis swap, forward rate transaction, interest rate cap transaction, interest rate floor transaction, interest rate collar transaction, currency swap transaction, cross-currency rate swap transaction, or any other similar transaction, including an option to enter into any of the foregoing or any combination of the foregoing.

“Incremental Facility” shall mean the additional Indebtedness that the Borrowers may request pursuant to Section 2.14 hereof and which shall be subject to the terms and conditions of this Agreement.

“Incremental Facility Advance” shall mean an Advance made by any Lender holding an Incremental Facility Commitment pursuant to Section 2.14 hereof.

“Incremental Facility Commitment” shall mean the commitment of any Lender or Lenders to make advances to the Borrowers in accordance with Section 2.14 hereof (the Borrowers may obtain Incremental Facility Commitments from more than one Lender, which commitments shall be several obligations of each such Lender); and “Incremental Facility Commitments” shall mean the aggregate of the Incremental Facility Commitments of all Lenders.

“Incremental Facility Loans” shall mean the amounts advanced by the Lenders holding an Incremental Facility Commitment to the Borrowers as Incremental Facility Loans under an Incremental Facility Commitment, and evidenced by the Incremental Facility Notes.

“Incremental Facility Notes” shall mean those certain Incremental Facility Notes issued to the Lenders having an Incremental Facility Commitment, which Incremental Facility Notes shall be substantially in the form of Exhibit F attached hereto.

“Indebtedness” shall mean, with respect to any Person and without duplication:

(a) indebtedness for money borrowed of such Person and indebtedness of such Person evidenced by notes payable, bonds, debentures or other similar instruments or drafts accepted representing extensions of credit;

(b) all indebtedness of such Person upon which interest charges are customarily paid (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms);

(c) all Capitalized Lease Obligations of such Person;

(d) all reimbursement obligations of such Person with respect to outstanding letters of credit;

(e) all indebtedness of such Person issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms);

(f) all obligations of such Person under Hedge Agreements valued on a marked to market basis on the date of determination;

(g) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation), if the obligation secured thereby shall not have been assumed; and

(h) Guaranties by such Person of any of the foregoing of any other Person;

provided, however, that (i) the Capitalized Lease Obligations to TV Azteca described on Schedule 7 attached hereto and (ii) the Intracoastal Notes shall not be deemed to be, and shall be excluded from, Indebtedness. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness.

“Indemnitee” shall have the meaning ascribed thereto in Section 5.9 hereof.

“Interest Expense” shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and commitment fees) with respect to any Indebtedness (including, without limitation, the Obligations) of the Credit Parties on a consolidated basis during such period pursuant to the terms of such Indebtedness.

“Interest Period” shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made as or Converted to a Base Rate Advance and ending on the last day of the fiscal quarter in which such Advance is made as or Converted to a Base Rate Advance; provided, however, that if a Base Rate Advance is made or Converted on the last day of any fiscal quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following fiscal quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrowers or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding

Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrowers shall not select an Interest Period which extends beyond the Maturity Date or such earlier date as would interfere with the Borrowers’ repayment obligations under Section 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

“Interest Rate Basis” shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

“Intracoastal Notes” shall mean, collectively, the partially non-recourse notes of AT L.P. (true and correct copies of which have been delivered to the Administrative Agent), in the aggregate original principal amount of $12,000,000.00, issued by AT L.P. in connection with the merger of Intracoastal Broadcasting, Inc., a Delaware corporation, into AT Inc.

“Investment” shall mean any investment or loan by any Credit Party in or to any Person which Person, (a) after giving effect to such investment or loan, is not consolidated with the Credit Parties in accordance with GAAP, or (b) is designated as an Unrestricted Subsidiary in accordance with the terms hereof.

“Issuing Bank” shall mean The Toronto Dominion Bank, New York Branch, as issuer of the Letters of Credit, and its successors and assigns hereunder.

“known to any of the Borrowers”, “to the knowledge of the Borrowers” or any similar phrase, shall mean known by or reasonably should have been known by the executive officers of any Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, if any, the chief financial officer and the general counsel of any Borrower).

“Lenders” shall mean the Persons whose names appear as “Lenders” on the signature pages hereof and any other Person which becomes a “Lender” hereunder after the Agreement Date; and “Lender” shall mean any one of the foregoing Lenders. For the purposes of the Security Documents, “Lenders” shall include counterparties (other than Credit Parties) to any Hedge Agreements that are Loan Documents, the obligations of such Credit Party thereunder being Obligations hereunder.

“Letter of Credit Obligations” shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed, drawings on any Letters of Credit.

“Letter of Credit Reserve Account” shall mean any account maintained by the Administrative Agent for the benefit of the Issuing Bank.

“Letters of Credit” shall mean, collectively, each Standby Letter of Credit or Commercial Letter of Credit issued by the Issuing Bank on behalf of any Credit Party in accordance with the terms hereof, including, without limitation, the existing Letters of Credit set forth on Schedule 2 attached hereto.

“LIBOR” shall mean, for any Interest Period, the rate appearing on the Telerate Service Page 3750 (or on any such other page as may replace the designated page on the Telerate Service or such other service as may be nominated by the British Bankers’ Association) as of 11:00 a.m. (London, England time) two (2) Business Days before the first day of such Interest Period as the rate for U.S. dollar deposits, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by any Borrower.

“LIBOR Advance” shall mean an Advance which the Borrowers request to be made as, Converted to or Continued as a LIBOR Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000.00 and in an integral multiple of $1,000,000.00.

“LIBOR Basis” shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one (1) minus the Eurodollar Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

“Licenses” shall mean, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the FCC and held by any Credit Party.

“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest, title retention agreement or other encumbrance of any kind in respect of such property.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Documents (until terminated pursuant to Section 5.11 hereof), the Assumption Agreement, all fee letters, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Letters of Credit, all Notices of Incremental Facility Commitment, all Hedge Agreements (except to the extent obligations thereunder are not intended to be secured by the Collateral) between any Borrower, on the one hand, and the Administrative Agent and/or any Person that is a Lender (or any of their Affiliates) on the date such Hedge Agreement was entered into, or any of them, on the other hand, and all other certificates, documents, instruments and agreements executed or delivered by any Credit Party or the Parent in connection with or contemplated by this Agreement or any other Loan Document.

“Loans” shall mean, collectively, the Revolving Loans, the Term Loan A Loans, the DDT Loans and, if applicable, the Incremental Facility Loans; and after the Combination Date, shall include all “Loans” under the Site Loan Agreement.

“Majority Lenders” shall mean Lenders the total of whose (a) portion of the Unutilized Commitments plus (b) Loans then outstanding, exceeds fifty percent (50%) of the sum of (i) the aggregate Unutilized Commitments plus (ii) the aggregate Loans then outstanding, in each case, held by all Lenders entitled to vote hereunder.

“Materially Adverse Effect” shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition or results of operations of the Credit Parties, taken as a whole, or (b) a material adverse effect upon any material rights or benefits of the Lenders or the Administrative Agent under the Loan Documents or in the Collateral.

“Maturity Date” shall mean October 27, 2010, or such earlier date as payment of the Loans shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise).

“Mexican Pledge Agreement” shall mean that certain Contrato de Prenda Sobre Partes Sociedad dated as of the Agreement Date between ATC MexHold, Inc., the Parent and the Administrative Agent.

“Moody’s” shall mean Moody’s Investor’s Service, Inc., and its successors.

“Necessary Authorizations” shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Credit Parties to own, construct, maintain, and operate communications tower facilities and to invest in other Persons who own, construct, maintain, manage and operate communications tower facilities.

“Net Income” shall mean, for any period of determination, net income of the Credit Parties, on a consolidated basis, determined in accordance with GAAP.

“Net Proceeds” shall mean, with respect to any sale, lease, transfer or other disposition of assets by, or any insurance or condemnation proceedings with respect to the assets of, any Credit Party, the aggregate amount of cash received (including, without limitation, any payments received for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (i) amounts reserved, if any, for taxes payable with respect to any such transaction or proceeding (after application (assuming application, to the extent permitted by Applicable Law, first to such reserves) of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction or proceeding and payable by any Credit Party (other than to an Affiliate) in connection with such transaction or proceeding, including, without limitation, commissions, and (iii) until actually received by any Credit Party, any portion of the amount (x) received and held in escrow or (y) evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or (z) otherwise for which compensation is paid over time. Upon receipt by any Credit Party of (A) amounts referred to in item (iii) of the preceding sentence, or (B) if there shall occur any reduction in the tax reserves referred to in item (i) of the preceding sentence resulting in a payment to any Credit Party, such amounts shall then be deemed to be “Net Proceeds.”

“Non-Consenting Lender” shall have the meaning ascribed thereto in Section 11.12(c) hereof.

“Non-Excluded Taxes” shall have the meaning ascribed thereto in Section 10.3(b) hereof.

“Non-U.S. Bank” shall have the meaning ascribed thereto in Section 2.8(e) hereof.

“Notes” shall mean, collectively, the Revolving Loan Notes, the Term Loan A Notes, the DDTL Notes and any Incremental Facility Notes.

“Notice of Incremental Facility Commitment” shall mean any Notice of Incremental Facility Commitment by the Borrowers executed in accordance with Section 2.14 hereof, which notice shall be substantially in the form of Exhibit G attached hereto and shall be delivered to the Administrative Agent and the Lenders.

“November 2003 Senior Subordinated Notes” shall mean the 7.25% Senior Subordinated Notes due 2011 issued by AT Inc. pursuant to that certain Indenture dated as of November 18, 2003 (and any exchange notes issued in connection therewith).

“Obligations” shall mean all payment and performance obligations of every kind, nature and description of the Credit Parties to the Lenders (and with respect to Hedge Agreements which are Loan Documents, to the counterparty to such Hedge Agreement), the Issuing Bank or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to any Borrower, whether or not such claim is allowed in such bankruptcy action and the Letter of Credit Obligations), as they may be amended from time to time, or as a result of making the Loans or issuing Letters of Credit, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or based in tort, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

“Ownership Interests” shall mean, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Ownership Interests and rights, warrants or options to acquire Ownership Interests.

“Parent” shall mean American Tower Corporation, a Delaware corporation.

“Parent Guaranty” shall mean that certain Parent Guaranty, dated as of the Agreement Date, made by the Parent for the ratable benefit of the Administrative Agent, the Lenders and the Issuing Bank, substantially in the form of Exhibit H attached hereto.

“Parent Pledge Agreement” shall mean that certain Parent Pledge Agreement, dated as of the Agreement Date, by the Parent in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank , substantially in the form of Exhibit I attached hereto.

“Payment Date” shall mean the last day of any Interest Period.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Liens” shall mean, collectively, as applied to any Person:

(a) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person’s books in accordance with GAAP;

(b) Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves in accordance with GAAP or appropriate provisions shall have been made therefor;

(c) Liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

(d) restrictions on the transfer of the Licenses or assets of any Credit Party imposed by any of the Licenses by the Communications Act and any regulations thereunder;

(e) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property in the operation of the business by such Person;

(f) Liens arising by operation of law in favor of purchasers in connection with any asset sale permitted hereunder; provided, however, that such Lien only encumbers the property being sold;

(g) Liens in respect of Capitalized Lease Obligations, so long as such Liens only attach to the assets leased thereunder, and Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases or subleases of any Credit Party;

(h) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(i) judgment Liens which do not result in an Event of Default under Section 8.1(h) hereof;

(j) Liens in connection with escrow deposits made in connection with Acquisitions permitted hereunder;

(k) Liens created on any Ownership Interests of Unrestricted Subsidiaries held by any Credit Party other than in connection with Indebtedness of such Credit Party or other than as contemplated in the second sentence of Section 5.10;

(l) Liens in favor of any of the Credit Parties;

(m) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not (i) a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and (ii) intended to provide collateral to the depositary institution;

(n) licenses, sublicenses, leases or subleases granted by any of the Credit Parties to any other Person in the ordinary course of business;

(o) Liens in the nature of trustees’ Liens granted pursuant to any indenture governing any Indebtedness permitted hereunder, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; and

(p) Liens on property of any of the Credit Parties at the time such Credit Party acquired the property, including acquisition by means of a merger or consolidation with or into such Credit Party, or an acquisition of assets; provided that such Liens (i) are not created, incurred or assumed in connection with or in contemplation of such acquisition and (ii) may not extend to any other property owned by such Credit Party.

“Person” shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Credit Party or ERISA Affiliates.

“Proposed Change” shall have the meaning ascribed thereto in Section 11.12(c) hereof.

“Register” shall have the meaning ascribed thereto in Section 11.5(g) hereof.

“Replacement Lender” shall have the meaning ascribed thereto in Section 10.5 hereof.

“Request for Advance” shall mean a certificate designated as a “Request for Advance,” signed by an Authorized Signatory of any Borrower requesting an Advance, Continuation or Conversion hereunder, which shall be in substantially the form of Exhibit J attached hereto, and shall, among other things, (i) specify the date of the requested Advance, Continuation or Conversion (which shall be a Business Day), the amount of the Advance, the type of Advance

(LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period with respect thereto, (ii) state that there shall not exist, on the date of the requested Advance, Continuation or Conversion and after giving effect thereto, a Default, (iii) specify the Applicable Margin then in effect, (iv) designate the amount of the Revolving Loan Commitments or DDTL Commitments being drawn (if any) and, with respect to the Request for Advance delivered on the Agreement Date, designate the amount of the Term Loan A Loans and DDT Loans being drawn, and (v) designate the amount of the Revolving Loans, Term Loan A Loans, DDT Loans and, if applicable, Incremental Facility Loans being Continued or Converted.

“Request for Issuance of Letter of Credit” shall mean any certificate signed by an Authorized Signatory of any Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit K attached hereto and shall, among other things, specify (a) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit, (c) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (d) the date on which the Letter of Credit is to expire (which shall be a Business Day), (e) the Person for whose benefit such Letter of Credit is to be issued and (f) other relevant terms of such Letter of Credit.

“Restricted Payment” shall mean any direct or indirect distribution, dividend or other payment to any Person (other than to any Credit Party) on account of (a) any Ownership Interests of any Credit Party (other than dividends payable solely in Ownership Interests of such Person or in warrants or other rights or options to acquire such Ownership Interests) or (b) any management, tax sharing or similar agreement with an Affiliate of such Person not (i) in compliance with Section 7.7 hereof or (ii) in the ordinary course of business; provided, however, that any payment to the Parent of amounts necessary to pay the Parent’s reasonable and customary administration and overhead expenses (in accordance with the Borrowers’ practice on and prior to the Agreement Date) and reasonable transaction costs related to financings shall not be deemed to be a Restricted Payment.

“Restricted Subsidiary” shall mean (i) the Subsidiaries of the Borrowers as of the Agreement Date identified as such on Schedule 3 attached hereto and (ii) any other Subsidiary of any Borrower other than an Unrestricted Subsidiary; provided that an Unrestricted Subsidiary may become a Restricted Subsidiary so long as it: (a) is not prohibited from paying dividends, (b) has no Liens other than Liens permitted pursuant to Section 7.2 hereof, (c) shall not cause a Default or Event of Default in connection with its designation as a Restricted Subsidiary and (d) has complied with the requirements of Section 5.10 hereof (or delivered comparable documents to effect the purpose of such Section 5.10).

“Revolving Loan Commitments” shall mean the aggregate portion of the Revolving Loan Commitments held by the Lenders as set forth on Schedule 1 attached hereto, not to exceed $300,000,000.00 in the aggregate; and “Revolving Loan Commitment” shall mean the individual commitment of each such Lender.

“Revolving Loan Notes” shall mean, collectively, those certain revolving promissory notes in an aggregate original principal amount of up to the Revolving Loan Commitments, issued by the Borrowers to the Lenders having a Revolving Loan Commitment, each one substantially in the form of Exhibit L attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

“Revolving Loans” shall mean, collectively, the amounts advanced by the Lenders having Revolving Loan Commitments to the Borrowers under the Revolving Loan Commitments.

“Security Documents” shall mean, collectively, the Borrower Guaranty, the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Parent Pledge Agreement, the Parent Guaranty, the Brazilian Quota Pledge Agreement, the Mexican Pledge Agreement, any other agreement, document or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, the Lenders and the Issuing Bank, with Collateral for the Obligations, in each case to the extent not terminated in accordance with Section 5.11 hereof.

“Security Interest” shall mean all Liens in favor of the Administrative Agent, the Lenders and the Issuing Bank, created hereunder or under any of the Security Documents to secure the Obligations until released in accordance with Section 5.11 hereof.

“Shared Services Agreement” shall mean, collectively, one or more agreements among one or more of the Parent, the Borrowers, Borrowers’ Subsidiaries, the Site Borrower and the Site Borrower’s Subsidiaries, among others, for the provision of managerial, consulting, administrative and other services between and among them (including, without limitation, that certain Shared Services Agreement, dated as of October 1, 2005, by and among the Borrowers and the Site Borrower, among others).

“Site Borrower” shall mean SpectraSite Communications, Inc., a Delaware corporation.

“Site Loan Agreement” shall mean that certain Loan Agreement dated as of even date herewith by and among the Site Borrower, Toronto Dominion (Texas) LLC, as “Administrative Agent”, JPMorgan Chase Bank, N.A., as “Syndication Agent”, and the financial institutions party thereto, as lenders (as amended, modified, restated or supplemented from time to time).

“SPC” shall have the meaning ascribed thereto in Section 11.5(j) hereof.

“Standard and Poor’s” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Standby Letter of Credit” shall mean a letter of credit issued by the Issuing Bank in accordance with the terms hereof to support obligations of any Credit Party incurred in the ordinary course of business, and which is not a Commercial Letter of Credit.

“Subsidiary” shall mean, as applied to any Person, (a) any corporation of which no less than fifty percent (50%) of the outstanding stock (other than directors’ qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which no less than fifty percent (50%) of the outstanding partnership or limited liability company interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person; provided, however, that if such Person and/or such Person’s Subsidiaries directly or indirectly own no more than fifty percent (50%) of such Subsidiary’s Ownership Interests, then such Subsidiary’s operating or governing documents must require (i) such Subsidiary’s net cash after the establishment of reserves be distributed to its equity holders no less frequently than quarterly and (ii) the consent of such Person and/or such Person’s Subsidiaries to amend or otherwise modify the provisions of such operating or governing documents requiring such distributions, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Guaranty” shall mean that certain Subsidiary Guaranty, dated as of the Agreement Date for the ratable benefit of the Administrative Agent for itself, and on behalf of the Lenders and the Issuing Bank, substantially in the form of Exhibit M attached hereto, and shall include any similar agreements executed pursuant to Section 5.10 hereof.

“Subsidiary Pledge Agreement” shall mean that certain Subsidiary Pledge Agreement, dated as of the Agreement Date in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, substantially in the form of Exhibit N attached hereto, and shall include any similar agreements executed pursuant to Section 5.10 hereof.

“Subsidiary Security Agreement” shall mean that certain Subsidiary Security Agreement, dated as of the Agreement Date in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, substantially in the form of Exhibit O attached hereto, and shall include any similar agreements executed pursuant to Section 5.10 hereof.

“Syndication Agent” shall mean JPMorgan Chase Bank, N.A.

“Tax Impediment” shall mean the treatment of any Foreign Subsidiaries as holding an obligation of a United States Person (as such term is defined under Section 957(c) of the Code) pursuant to Section 956 of the Code, assuming for this purpose that such Foreign Subsidiaries have at all times earnings and profits.

“Tax Sharing Agreement” shall mean, collectively, one or more agreements among one or more of the Parent, the Parent’s Subsidiaries, the Borrowers and the Borrowers’ Subsidiaries, among others, with respect to the allocation of tax liabilities and other tax-related items among such Persons, based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties (including, without limitation, that certain Tax Sharing Agreement, dated as of October 1, 2005, by and among the Borrowers and the Site Borrower, among others).

“Taxes” shall have the meaning assigned thereto in Section 10.3(b).

“Term Loan A Commitments” shall mean the aggregate portion of the Term Loan A Commitments held by the Lenders, as set forth on Schedule 1 attached hereto, not to exceed

$750,000,000.00 in the aggregate; and “Term Loan A Commitment” shall mean the individual commitment of each such Lender.

“Term Loan A Loans” shall mean, collectively, the amounts advanced by the Lenders having Term Loan A Commitments to the Borrowers under the Term Loan A Commitment.

“Term Loan A Notes” shall mean, collectively, those certain term promissory notes in the aggregate original principal amount of up to $750,000,000.00, issued by the Borrowers to the Lenders having Term Loan A Commitments, each one substantially in the form of Exhibit P attached hereto, and any extensions, modifications, renewals or replacements of, or amendments to, any of the foregoing.

“Total Debt” shall mean, for the Credit Parties on a consolidated basis as of any date, the sum (without duplication) of (i) the outstanding principal amount of the Loans as of such date, (ii) the aggregate amount of Indebtedness of such Persons as of such date, (iii) the aggregate amount of all Guaranties by such Persons of Indebtedness as of such date, and (iv) to the extent payable by the Borrowers, an amount equal to the aggregate exposure of the Borrowers under any Hedge Agreements permitted pursuant to Section 7.1 hereof, as calculated on a marked to market basis as of the last day of the fiscal quarter being tested or the last day of the most recently completed fiscal quarter, as applicable.

“TV Azteca” shall mean TV Azteca, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.

“U.S. Person” shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

“Unreinvested Net Proceeds” shall mean the aggregate Net Proceeds other than Net Proceeds (a) with respect to which any Borrower has notified the Administrative Agent in writing that the Borrowers intend to use any or all of such Net Proceeds to acquire fixed or capital assets or for the construction of new towers within twelve (12) months of the date of receipt of such Net Proceeds and (b) which Net Proceeds are actually used or irrevocably committed by a Borrower to be used within such twelve (12) month period; provided, however, that once applied to reduce the Revolving Loan Commitments or the DDTL Commitments or repay Loans hereunder, such Unreinvested Net Proceeds shall cease to be Unreinvested Net Proceeds.

“Unrestricted Subsidiary” shall mean (i) the Subsidiaries of the Borrowers as of the Agreement Date identified as such on Schedule 3 attached hereto and (ii) any other Subsidiary of any Borrower, which any Borrower hereafter designates as an Unrestricted Subsidiary by written notice to the Administrative Agent and the Lenders prior to the formation or acquisition of such Subsidiary. Notwithstanding the foregoing, no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary without the prior consent of the Majority Lenders. All Subsidiaries of any Unrestricted Subsidiary, now or hereafter existing, shall be Unrestricted Subsidiaries.

“Unutilized Commitments” shall mean (a) with respect to the Revolving Loan Commitments, the Revolving Loan Commitments minus the Revolving Loans outstanding, (b) with respect to the DDTL Commitments, the DDTL Commitments minus the DDT Loans outstanding, and (c) with respect to the Incremental Facility Commitments, if applicable, the Incremental Facility Commitments minus the Incremental Facility Loans outstanding.

“Verestar Entity” shall mean any of Verestar, Inc., a Delaware corporation, or any Subsidiary of Verestar, Inc.

Section 1.2 Interpretation. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement, supplement, confirmation or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated, supplemented, confirmed or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.

Section 1.4 Accounting Provisions. Subject to Section 11.6, all accounting terms used in this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP. All financial or accounting calculations or determinations required pursuant to this Agreement, unless otherwise expressly provided, shall be made on a consolidated basis for the Credit Parties.

ARTICLE 2 - LOANS

Section 2.1 The Loans.

(a) Revolving Loans. The Lenders having Revolving Loan Commitments agree severally, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers (on a joint and several basis) from time to time prior to the Maturity Date amounts which do not exceed, (i) in the aggregate at any one time outstanding, the Revolving Loan Commitments and, (ii) individually, such Lender’s Revolving Loan Commitment, in each case, as in effect from time to time; provided, however, that the Borrowers may not request (and the Lenders shall have no obligation to make) an Advance under this Section 2.1(a) in excess of the Available Revolving Loan Commitment on such date.

(b) Term Loan A Loans. The Lenders who issued a Term Loan A Commitment agree, severally, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers (on a joint and several basis), on the Agreement Date an amount not to exceed (i) in the aggregate the Term Loan A Commitments and, (ii) individually, such Lender’s Term Loan A Commitment. Once repaid, Advances under the Term Loan A Commitments may not be reborrowed.

(c) DDT Loans. The Lenders who issued a DDTL Commitment agree, severally, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers (on a joint and several basis) from time to time prior to the DDTL Commitment Termination Date, an amount not to exceed (i) in the aggregate the DDTL Commitments and, (ii) individually, such Lender’s DDTL Commitment. Each Lender’s DDTL Commitment shall terminate immediately and without further action on the DDTL Commitment Termination Date after giving effect to the funding of such Lender’s DDT Loan on or prior to such date. Once repaid, Advances under the DDTL Commitments may not be reborrowed.

(d) Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrowers on a joint and several basis (and on behalf of the Restricted Subsidiaries) pursuant to Section 2.13 hereof in an aggregate amount not to exceed the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof.

Section 2.2 Manner of Borrowing and Disbursement.

(a) Choice of Interest Rate, Etc. Any Advance hereunder shall, at the option of the requesting Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, none of the Borrowers shall have the right to receive or Continue a LIBOR Advance or to Convert a Base Rate Advance to a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required.

(b) Base Rate Advances.

(i) Advances. A Borrower shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day’s irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that such Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from a Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

(ii) Conversions. Any Borrower may, without regard to the applicable Payment Date and upon at least three (3) Business Days’ irrevocable prior telephonic notice followed by a Request for Advance, Convert all or a portion of the principal of a Base Rate Advance to a LIBOR Advance. On the date indicated by the applicable Borrower, such Base Rate Advance shall be so Converted. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

(c) LIBOR Advances. Upon request, the Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available LIBOR Bases and shall notify the requesting Borrower of such LIBOR Bases to apply for the applicable LIBOR Advance.

(i) Advances. A Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days’ irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that such Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from a Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

(ii) Conversions and Continuations. At least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the applicable Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such LIBOR Advance (A) is to be Continued in whole or in part as one or more LIBOR Advances, (B) is to be Converted in whole or in part to a Base Rate Advance, or (C) is to be repaid. The failure to give such notice shall preclude the Borrowers from Continuing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request to Convert such Advance to a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable.

(d) Notification of Lenders. Upon receipt of irrevocable prior telephonic notice in accordance with Section 2.2(b) or (c) hereof or a Request for Advance, or a notice of Conversion or Continuation from a Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Lender having the applicable Commitment by telephone, followed promptly by written notice or telecopy, of the contents thereof and the amount of such Lender’s portion of the Advance. Each Lender having the applicable Commitment shall, not later than 12:00 noon (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent’s Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance that represents an additional borrowing hereunder in immediately available funds.

(e) Disbursement.

(i) Prior to 2:00 p.m. (New York, New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the requesting Borrower’s instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the requesting Borrower maintained with the Administrative Agent.

(ii) Unless the Administrative Agent shall have received notice from a Lender having an applicable Commitment prior to 12:00 noon (New York, New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent an applicable Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the requesting Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

(iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent’s demand therefor, the Administrative Agent shall notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

(iv) In the event that, at any time when there is no Default and each of the conditions in Section 3.2 hereof has been satisfied, a Lender having an applicable Commitment for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrowers), or all other Lenders have received payment in full from the Borrowers (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender’s portion of the applicable Loans and Commitments shall not be counted as outstanding for purposes of determining “Majority Lenders” hereunder, and (B) to receive payments of principal, interest or fees from the Borrowers, the Administrative Agent or the other Lenders in respect of its portion of the applicable Loans until all applicable Loans of the other Lenders have been fully paid.

Section 2.3 Interest.

(a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

(b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three (3) month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

(c) Interest if No Notice of Selection of Interest Rate Basis. If a Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

(d) Interest Upon Event of Default. Immediately upon the occurrence of an Event of Default hereunder, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Lenders (or, if applicable to the underlying Event of Default, the Lenders) to rescind the charging of interest at the Default Rate or (iii) payment in full of the Obligations.

(e) LIBOR Contracts. At no time may the number of outstanding LIBOR Advances with respect to any tranche hereunder exceed four (4).

(f) Applicable Margin.

(i) With respect to any Loans, the Applicable Margin shall be a percentage per annum determined by reference to the Applicable Debt Rating (as such Applicable Debt Rating is determined pursuant to Section 2.3(f)(ii)) in effect on such date as set forth below:

	Applicable Debt Rating	LIBOR Advance Applicable Margin	Base Rate Advance Applicable Margin
A.	> BBB or Baa2	0.500%	0.000%
B.	BBB or Baa2	0.625%	0.000%
C.	BBB- or Baa3	0.750%	0.000%
D.	BB+ or Ba1	0.875%	0.000%
E.	BB or Ba2	1.000%	0.000%
F.	< BB or Ba2	1.250%	0.250%

Notwithstanding the foregoing, as of the Agreement Date through and including April 30, 2006, the Applicable Margin for the Loans shall be a percentage per annum of (a) with respect to LIBOR Advances, 0.750% and (b) with respect to Base Rate Advances, 0.000%.

(ii) Changes in Applicable Margin; Determination of Debt Rating. Changes to the Applicable Margin shall be effective as of the second (2nd) Business Day after the day on which the Debt Rating changes. Any change to any Debt Rating established by Standard and Poor’s, Moody’s or Fitch shall be effective as of the date on which such change is first announced publicly by the applicable rating agency making such change and on and after that day the changed Debt Rating shall be the Debt Rating of such rating agency for purposes of this Agreement. If none of Standard and Poor’s, Moody’s or Fitch shall have in effect a Debt Rating, the Applicable Margin shall be set in accordance with part F of the table set forth in Section 2.3(f)(i). If Standard and Poor’s, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Debt Rating announced by Standard and Poor’s, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by Standard and Poor’s, Moody’s or Fitch, as the case may be.

Section 2.4 Commitment and Letter of Credit Fees.

(a) Commitment Fees.

(i) The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent for the account of each of the Lenders having (i) a Revolving Loan Commitment in accordance with such Lender’s applicable Commitment Ratio, a commitment fee on the unused Revolving Loan Commitment of such Lender for each day from the Agreement Date through and including the Maturity Date and (ii) a DDTL Commitment in accordance with such Lender’s applicable Commitment Ratio, a commitment fee on the unused DDTL Commitment of such Lender for each day from the Agreement Date through and including the DDTL Commitment Termination Date, in each case, at the applicable rate set forth below, based upon the Applicable Debt Rating (as such Applicable Debt Rating is determined pursuant to Section 2.4(a)(ii)) in effect on such date as set forth below:

	Applicable Debt Rating	Rate per Annum
A.	> BBB or Baa2	0.100%
B.	BBB or Baa2	0.150%
C.	BBB- or Baa3	0.225%
D.	BB+ or Ba1	0.250%
E.	BB or Ba2	0.300%
F.	< BB or Ba2	0.375%

Notwithstanding the foregoing, from the Agreement Date through and including April 30, 2006, the applicable rate for the commitment fees set forth in this Section 2.4(a)(i) shall be 0.225%.

Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each fiscal quarter (provided, that if such day is not a Business Day, such commitment fee shall be payable on the next succeeding Business Day), and shall be fully earned when due and non-refundable when paid. A final payment of any commitment fee then payable with respect to (A) the Revolving Loan Commitments shall be due and payable on the Maturity Date and (B) the DDTL Commitments shall also be due and payable on the DDTL Commitment Termination Date.

(ii) Changes in Commitment Fee; Determination of Debt Rating. Changes to the Commitment Fee shall be effective as of the second (2nd) Business Day after the day on which the Debt Rating changes. Any change to any Debt Rating established by Standard and Poor’s, Moody’s or Fitch shall be effective as of the date on which such change is first announced publicly by the applicable rating agency making such change and on and after that day the changed Debt Rating for such rating agency shall be the Debt Rating of such rating agency for purposes of this Agreement. If none of Standard and Poor’s, Moody’s or Fitch shall have in effect a Debt Rating, the Commitment Fee shall be set in accordance with part F of the table set forth in Section 2.4(a)(i). If Standard and Poor’s, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Debt Rating announced by Standard and Poor’s, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by Standard and Poor’s, Moody’s or Fitch, as the case may be.

(b) Letter of Credit Fees.

(i) The Borrowers agree to pay, on a joint and several basis, to the Issuing Bank a fee on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit from the date of issuance through and including the expiration date of each such Letter of Credit at a rate of one eighth of one percent (0.125%) per annum, which fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each fiscal quarter commencing on December 31, 2005 (provided, that if such day is not a Business Day, such Letter of Credit fee shall be payable on the next succeeding Business Day), and shall be fully earned when due and non-refundable when paid.

(ii) The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent on behalf of the Lenders having a Revolving Loan Commitment in accordance with their respective Commitment Ratios for the Revolving Loans (and the Administrative Agent shall promptly pay to the Lenders having a Revolving Loan Commitment), a fee on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate equal to the Applicable Margin for LIBOR Advances under the Revolving Loan Commitments. Such Letter of Credit fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears for each quarter on the last Business Day of each fiscal quarter commencing on December 31, 2005, and shall be fully earned when due and non-refundable when paid. The Letter of Credit fee set forth in this

Section 2.4(b)(ii) shall be subject to increase and decrease on the dates and in the amounts set forth in Section 2.3(f)(i) hereof in the same manner as the adjustment of the Applicable Margin with respect to LIBOR Advances upon satisfaction of the requirements set forth in Section 2.3(f)(i) hereof.

Section 2.5 Voluntary Commitment Reductions. The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days’ prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitments, the DDTL Commitments or, if applicable, the Incremental Facility Commitments; provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000.00 and in an integral multiple of $1,000,000.00. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments, the DDTL Commitments or, if applicable, the Incremental Facility Commitments, shall be permanently reduced to the amount stated in such notice for all purposes herein, and the Borrowers shall, on a joint and several basis, pay to the Administrative Agent for the applicable Lenders the amount necessary to reduce the principal amount of the Revolving Loans, the DDT Loans or, if applicable, the Incremental Facility Loans, then outstanding under the Revolving Loan Commitments, the DDTL Commitments or, if applicable, the Incremental Facility Commitments, to not more than the amount of Revolving Loan Commitments, the DDTL Commitments or, if applicable, the Incremental Facility Commitments, respectively, as so reduced, together with accrued interest on the amount so prepaid and any commitment fees accrued through the date of the reduction with respect to the amount reduced.

Section 2.6 Prepayments and Repayments.

(a) Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without premium or penalty and without regard to the Payment Date for such Advance. The principal amount of any LIBOR Advance may be prepaid in full or ratably in part, upon three (3) Business Days’ prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent, without premium or penalty; provided, however, that, to the extent prepaid prior to the applicable Payment Date for such LIBOR Advance, the Borrowers shall, jointly and severally, reimburse the applicable Lenders, on the earlier of demand by the applicable Lender or the Maturity Date, for any loss or out-of-pocket expense incurred by any such Lender in connection with such prepayment, as set forth in Section 2.9 hereof; and provided further, however, that the Borrowers’ failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. Any prepayment hereunder shall be in amounts of not less than $2,000,000.00 and in an integral multiple of $1,000,000.00. Amounts prepaid pursuant to this Section 2.6(a) may, with respect to the Revolving Loans, be reborrowed, subject to the terms and conditions hereof. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid.

(b) Repayments. The Borrowers shall repay the Loans, on a joint and several basis, as follows:

(i) Revolving Loans and Letter of Credit Obligations in Excess of Revolving Loan Commitments. If, at any time, the amount of the sum of the Revolving Loans and Letter of Credit Obligations (or, if applicable, the Incremental Facility Loans) shall exceed the Revolving Loan Commitments (or, if applicable, the Incremental Facility Commitments), the Borrowers shall, on such date and subject to Section 2.9 hereof, make a repayment of the principal amount of the Revolving Loans (or, if applicable, the Incremental Facility Loans), or, if there are no such Loans then outstanding, establish, if applicable, a Letter of Credit Reserve Account, in each case, in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

(ii) Unreinvested Net Proceeds from Asset Sales and Insurance and Condemnation Proceedings. At any time after the aggregate Unreinvested Net Proceeds from all sales, transfers or other dispositions of assets of the Credit Parties or from any insurance or condemnation proceeding in respect of such assets after the Agreement Date exceeds $10,000,000.00, the Loans shall be repaid in an amount equal to, in the aggregate, such Unreinvested Net Proceeds. The amount of the Unreinvested Net Proceeds required to be repaid under this Section 2.6(b)(ii) shall be applied first, to any Term Loan A Loans and DDT Loans then outstanding, on a pro rata basis, second, once the outstanding Term Loan A Loans and DDT Loans are paid in full, to any Revolving Loans then outstanding (without a reduction in the Revolving Loan Commitments) and third, once the outstanding Revolving Loans are paid in full, as a reduction of the DDTL Commitments. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.6(b)(ii) to the date of such repayment will be paid by the Borrowers concurrently with such principal repayment.

(iii) Maturity Date. In addition to the foregoing, a final payment of all Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Maturity Date.

Section 2.7 Notes; Loan Accounts.

(a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and, if requested, shall be evidenced by the Notes. One (1) Revolving Loan Note, one (1) Term Loan A Note, one (1) DDTL Note and, if applicable, one (1) Incremental Facility Note, shall be payable to each applicable Lender in accordance with such Lender’s applicable Commitment Ratio for Revolving Loans, the Term Loan A Loans, the DDT Loans and, if applicable, the Incremental Facility Loans. The Notes shall be issued on a joint and several basis by the Borrowers upon the request of any Lender in connection with the Commitments or Loans held by it and shall be duly executed and delivered by one or more Authorized Signatories.

(b) Each Lender may open and maintain on its books in the name of the Borrowers a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a

Lender with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrowers’ repayment obligations with respect to such Loans.

Section 2.8 Manner of Payment.

(a) Each payment (including, without limitation, any prepayment) by the Borrowers on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York, New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the applicable Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.8, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

(b) The Borrowers agree to pay, on a joint and several basis (subject to the provisions of Section 11.20 hereof), principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

(c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrowers are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent and the Issuing Bank, or any of them or expenses then due and payable to the Lenders; (ii) to the payment of interest then due and payable on the Loans on a pro rata basis and of fees then due and payable to the Lenders on a pro rata basis; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.8(c) then due and payable to the Administrative Agent, the Issuing Bank and the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Loans on a pro rata basis.

(d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(e) Each Lender which is not a U.S. Person (a “Non-U.S. Bank”) (or, if such Non-U.S. Bank is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrowers (with a copy to the Administrative Agent) prior to or at the time it receives a Note or Notes for any of its Loans, an Internal Revenue Service Form W-8BEN or W-8ECI (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America), together with an annual certificate stating that such Non-U.S. Bank or beneficial owner, as the case may be, is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Non-U.S. Bank or beneficial owner, as the case may be, shall promptly notify the Borrowers (with a copy to the Administrative Agent) if at any time, such Non-U.S. Bank or beneficial owner, as the case may be, determines that it is no longer in a position to make the certification made in such certificate to the Borrowers (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes).

Section 2.9 Reimbursement.

(a) Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) the failure by a Borrower to borrow, Continue or Convert any LIBOR Advance after having given notice of its intention to borrow, Continue or Convert such Advance in accordance with Section 2.2 hereof (whether by reason of such Borrower’s election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) the prepayment other than on the applicable Payment Date (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrowers agree to pay, on a joint and several basis, to such Lender, upon such Lender’s demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender’s good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

(b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, lost margins, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Loans.

Section 2.10 Pro Rata Treatment.

(a) Advances. Each Advance under the Revolving Loan Commitments from the Lenders hereunder shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having a Revolving Loan Commitment. Each Advance under the DDTL Commitments from the Lenders hereunder shall be made on a pro rata basis of the applicable Commitment Ratios of the Lenders having DDTL Commitments.

(b) Payments. Except as provided in Section 2.2(e) hereof and Article 10 hereof, each payment and prepayment of principal of, and interest on, the Loans shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Loans immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its applicable Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of the Borrowers in the amount of such participation.

(c) Commitment Reductions. Any reduction of the Revolving Loan Commitments required or permitted hereunder shall reduce the Revolving Loan Commitment of each Lender having a Revolving Loan Commitment on a pro rata basis based on the Commitment Ratio of such Lender for the Revolving Loan Commitment. Any reduction of the DDTL Commitments required or permitted hereunder shall reduce the DDTL Commitment of each Lender having a DDTL Commitment on a pro rata basis based on the Commitment Ratio of such Lender for the DDTL Commitment. Any reduction of any Incremental Facility Commitment required or permitted hereunder shall reduce the Incremental Facility Commitment of each Lender having such Incremental Facility Commitment on a pro rata basis based on the Commitment Ratio of such Lender for such Incremental Facility Commitment.

Section 2.11 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or the bank holding company of such Lender) with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder with respect to the Loans and the Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender’s (or the bank holding company of such Lender) capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon demand by such Lender, the Borrowers shall promptly pay, on a joint and several basis, to such Lender such additional amounts as shall be sufficient to compensate such Lender (on an after-tax basis) for such reduced return, together with interest on such amount from the fourth (4th) Business Day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrowers as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

Section 2.12 Lender Tax Forms.

(a) On or prior to the Agreement Date and, to the extent permitted by applicable U.S. Federal law, on or prior to the first Business Day of each calendar year thereafter, each Lender which is a Non-U.S. Bank shall provide each of the Administrative Agent and the Borrowers (a) if such Lender is a “bank” under Section 881(c)(3)(A) of the Code, with a properly executed original of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrowers and the Administrative Agent, as the case may be, certifying (i) as to such Lender’s status as exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b) if such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8BEN, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender, indicating that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes as permitted by the Code. To the extent permitted by applicable U.S. Federal law, each such Lender agrees to provide the Administrative Agent and the Borrowers with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrowers.

(b) On or prior to the Agreement Date, and to the extent permitted by applicable U.S. Federal law, on or prior to the first Business Day of each calendar year thereafter, each Lender which is a U.S. Person shall provide the Administrative Agent and the Borrowers a duly completed and executed copy of the Internal Revenue Service Form W-9 or successor form to the effect that it is a U.S. Person.

Section 2.13 Letters of Credit.

(a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders having a Revolving Loan Commitment, and in reliance on the agreements of such Lenders set forth in Section 2.13(d) hereof, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof; provided, however, that the Issuing Bank shall not issue any Letter of Credit (i) unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, (ii) if any Default then exists or would be caused thereby, (iii) if, after giving effect to such issuance, the Available Revolving Loan Commitment would be less than zero or (iv) within thirty (30) days preceding the Maturity Date; and provided further, however, that at no time shall the aggregate amount of the Letter of Credit Obligations outstanding hereunder exceed $50,000,000.00. Each Letter of Credit shall (A) be payable at sight, (B) be denominated in United States dollars, (C) expire, (i) with respect to Standby Letters of Credit, no later than the earlier to occur of (x) the fifth Business Day preceding the Maturity Date and (y) 360 days after its date of issuance (but may contain provisions for automatic renewal; provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal), and (ii) with respect to Commercial Letters of Credit, no later than the earlier to occur of (x) the thirtieth day preceding the Maturity Date and (y) 180 days after its date of issuance (but may contain provisions for automatic renewal; provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by Lenders having in the aggregate more than fifty percent (50%) of the Revolving Loan Commitment at least sixty-five (65) days prior to the then scheduled expiration date of such Letter of Credit. It is hereby agreed that the Letters of Credit set forth on Schedule 2 attached hereto are Letters of Credit issued hereunder for all purposes hereunder notwithstanding anything herein that may be construed to the contrary.

(b) Any Borrower may from time to time request the Issuing Bank to issue Letters of Credit. Such Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank not later than 12:00 noon (New York, New York time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit requested is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit (or any amendment thereto or renewal or extension thereof) to the Borrowers, the Administrative Agent and each of the Lenders following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

(c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrowers and each Lender having a Revolving Loan Commitment, by telephonic notice, followed promptly by written notice, of the amount of the draw and, in the case of each such Lender, such Lender’s portion of such draw amount as calculated in accordance with its respective Commitment Ratio under the Revolving Loan Commitment.

(d) The Borrowers hereby agree to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at a Borrower’s request. In order to facilitate such repayment, the Borrowers hereby irrevocably request the Lenders having a Revolving Loan Commitment, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any honoring of any draw under a Letter of Credit prior to the occurrence of an Event of Default under Section 8.1(f) or (g) hereof, to make an Advance (which Advance may be a LIBOR Advance if the Borrowers so request in a timely manner or may be Converted to a LIBOR Advance as provided in the Loan Agreement) to the Borrowers on each day on which the Issuing Bank honors a draw made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender having a Revolving Loan Commitment shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its respective Commitment Ratio under the Revolving Loan Commitments, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an Event of Default under Section 8.1(f) or (g) hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in clauses of Section 8.1(f) or (g) hereof shall have occurred and be continuing, then each Lender having a Revolving Loan Commitment shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrowers, the Administrative Agent or such Lenders, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Lender’s respective Commitment Ratio under the Revolving Loan Commitments, and each Lender having a Revolving Loan Commitment shall, notwithstanding such Event of Default, upon a drawing being honored under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender’s participation (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender’s respective Commitment Ratio under the Revolving Loan Commitments). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.13(d) shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender having a Revolving Loan Commitment to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.13 shall be absolute and unconditional and no such Lender shall be relieved of its obligations to make such payments by reason of non-compliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders having a Revolving Loan Commitment to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

(e) The Borrowers agree that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrowers as between the Borrowers and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrowers. The obligation of the Borrowers to reimburse the Lenders for Advances made to reimburse the Issuing Bank for draws under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of any Loan Document;

(ii) any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

(iii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

(iv) the existence of any claim, set-off, defense or any right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender (other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

(v) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; provided that the same shall not have resulted from gross negligence or willful misconduct of the Issuing Bank;

(vi) the insolvency of any Person issuing any documents in connection with any Letter of Credit;

(vii) any breach of any agreement between the Borrowers and any beneficiary or transferee of any Letter of Credit; provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

(viii) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

(ix) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code; provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

(x) any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank; provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

(xi) any other circumstances arising from causes beyond the control of the Issuing Bank;

(xii) payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit; provided that the same shall not have resulted from gross negligence or willful misconduct of the Issuing Bank; and

(xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that the same shall not have resulted from the result of gross negligence or willful misconduct of the Issuing Bank or any other Lender.

(f) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank or any Lender having a Revolving Loan Commitment as a result of any official request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by the Issuing Bank or against participations by any other Lender in the Letters of Credit or (ii) impose on the Issuing Bank or any other Lender any other condition regarding any Letter of Credit or any participation therein (other than with respect to Taxes, which shall be governed exclusively by Section 10.3), and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such Lender, as the case may be, is to increase the cost to the Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such Lender to be material, and the designation of a different lending office will not avoid the need for additional compensation (without creating other unreimbursed costs or disadvantage to such Lender), then, on request by the Issuing Bank or such Lender, the Borrowers shall pay, within ten (10) days after demand, the Issuing Bank or such Lender, as the case may be, such additional amount or amounts as the Issuing Bank or such Lender, as the case may be, so determines will compensate it on an after-tax basis for such increased costs. A certificate of the Issuing Bank or such Lender setting forth the amount, and in reasonable detail the basis for the Issuing Bank or such Lender’s determination of such amount, to be paid to the Issuing Bank or such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

(g) Each Lender having a Revolving Loan Commitment shall be responsible for its pro rata share (based on such Lender’s respective Commitment Ratio under the Revolving Loan Commitments) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrowers’ or any guarantor’s obligations to reimburse or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender having a Revolving Loan Commitment shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender’s respective Commitment Ratio under the Revolving Loan Commitments) of such expenses within five (5) days from the date of the Issuing Bank’s notice to the Lenders having a Revolving Loan Commitment of the Borrowers’ failure to pay; provided, however, that if the Borrowers or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender having a Revolving Loan Commitment the amounts received from such Lender hereunder.

(h) The Borrowers agree that each Advance by the Lenders having Revolving Loan Commitments to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be an Advance under the Revolving Loan Commitment to the Borrowers and shall be payable and bear interest in accordance with all other Revolving Loans to the Borrowers.

(i) The Borrowers will indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Lender and each of the foregoing Person’s respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees, but excluding Taxes, which shall be governed exclusively by Section 10.3) which may be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to the Administrative Agent, the Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Person seeking indemnification as determined by a non-appealable judicial order. This Section 2.13(i) shall survive termination of this Agreement.

Section 2.14 Incremental Facility Advances.

(a) Subject to the terms and conditions of this Agreement, the Borrowers may request an Incremental Facility Commitment (which may be in the form of a revolver or term loan) on any Business Day; provided, however, that (i) the Borrowers may not request any Incremental Facility Commitment or an Incremental Facility Advance after the occurrence and during the continuance of a Default or an Event of Default, including, without limitation, any Default or Event of Default that would result after giving effect to any Incremental Facility Advance and (ii) the aggregate amount of such Incremental Facilities shall not exceed $500,000,000.00. No Incremental Facility Loans shall have a maturity date earlier than the Maturity Date. The decision of any Lender to provide an Incremental Facility

Commitment to the Borrowers shall be at such Lender’s sole discretion and shall be made in writing. The Incremental Facility Commitment of a Lender providing an Incremental Facility Commitment shall, at the request of such Lender, be evidenced by an Incremental Facility Note. Persons not then Lenders may be included as Lenders holding a portion of such Incremental Facility Commitment with the written approval of the Borrowers and the Administrative Agent (such approval not to be unreasonably withheld, delayed, or conditioned). The Incremental Facility Commitments shall be governed by this Agreement and the other Loan Documents and be on terms and conditions no more restrictive than those set forth herein and therein. The terms and conditions in this Section 2.14 may be amended with the consent of the Majority Lenders and the Borrowers, except to the extent that a specific Lender’s consent is otherwise required with respect to an issuance by such Lender of any Incremental Facility Commitment.

(b) Prior to the effectiveness of any Incremental Facility Commitment, the Borrowers shall (i) deliver to the Administrative Agent and the Lenders a Notice of Incremental Facility Commitment and (ii) provide revised projections to the Administrative Agent and the Lenders, which shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall demonstrate the Borrowers’ ability to timely repay such Incremental Facility Commitment and any Incremental Facility Advances thereunder and to comply with the covenants contained in Sections 7.5 and 7.6 hereof.

(c) Incremental Facility Advances (i) shall bear interest at the Base Rate Basis or the LIBOR Basis; provided, however that the Applicable Margin with respect thereto shall be as agreed to by the Borrowers and the Lenders making such Incremental Facility Advances and (ii) subject to Section 2.14(a) hereof, shall be repaid as agreed to by the Borrowers and the Lenders making such Incremental Facility Advances.

(d) Incremental Facility Advances (and Continuations and Conversions thereof) shall be requested by the Borrowers pursuant to a request (which shall be in substantially the form of a Request for Advance) delivered in the same manner as a Request for Advance, but (in the case of Incremental Facility Advances) shall be funded pro rata only by those Lenders holding an Incremental Facility Commitment.

ARTICLE 3 - CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the prior or contemporaneous receipt by the Administrative Agent and the Lenders of each of the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(a) this Agreement duly executed;

(b) duly executed Security Documents signed by the Parent and each Credit Party that is not a Foreign Subsidiary (directly or indirectly) of a Borrower, the duly executed Brazilian Quota Pledge Agreement and the duly executed Mexican Pledge Agreement, in addition to copies of the UCC Financing Statements to be filed in connection herewith and therewith, together with delivery to the Administrative Agent of all possessory Collateral (and related documentation);

(c) a loan certificate of each of the Credit Parties dated as of the Agreement Date, in substantially the form attached hereto as Exhibit Q, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (i) in the case of the Borrowers only, a true, complete and correct copy of the articles of incorporation or formation, as applicable, and by-laws, limited partnership agreement or operating agreement, as applicable, of each of the Borrowers as in effect on the Agreement Date, (ii) in the case of the Borrowers and other Credit Parties that are Domestic Subsidiaries (directly or indirectly) of a Borrower, certificates of good standing for each of such Credit Parties issued by the Secretary of State or similar state official for the state of formation of each of such Credit Parties, and (iii) a true, complete and correct copy of the resolutions of each of such Credit Parties authorizing each respective Credit Party to execute, deliver and perform each of the Loan Documents to which it is a party;

(d) a loan certificate of the Parent dated as of the Agreement Date, in substantially the form attached hereto as Exhibit R, including a certificate of incumbency with respect to each Authorized Signatory of the Parent, together with the following items: (i) a true, complete and correct copy of the articles of incorporation and by-laws of the Parent as in effect on the Agreement Date, (ii) a certificate of good standing for the Parent issued by the Secretary of State of Delaware, and (iii) a true, complete and correct copy of the resolutions of the Parent authorizing it to execute, deliver and perform each of the Loan Documents to which it is a party;

(e) legal opinions of (i) Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Borrowers, (ii) William H. Hess, Esq., General Counsel of the Borrowers, and (iii) Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Borrowers, addressed to each Lender and the Administrative Agent and dated as of the Agreement Date;

(f) receipt by the Borrowers of all Necessary Authorizations, other than Necessary Authorizations the absence of which would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrowers, threatened reversal or cancellation;

(g) each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the Agreement Date, and no Default or Event of Default then exists;

(h) the Administrative Agent shall have received the documentation that it is required to obtain from the Borrowers under Section 326 of the USA PATRIOT ACT (P.L. 107-56, 115 Stat. 272 (2001)) and under any other provision of the Patriot Act, the Bank Secrecy Act (P.L. 91-508, 84 Stat. 1118 (1970)) or any regulations under such Act or the Patriot Act that contain document collection requirements that apply to the Administrative Agent;

(i) evidence that the principal of and interest on, and all other amounts owing in respect of, all Indebtedness (including any contingent or other amounts payable in respect of letters of credit) outstanding under that certain Loan Agreement, dated as of May 24, 2004, by and among the Borrowers and the financial institutions parties thereto shall have been

(or shall be simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all guarantees in respect of, and all Liens securing, such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made);

(j) all fees and expenses required to be paid in connection with this Agreement to the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders shall have been (or shall be simultaneously) paid in full;

(k) the Administrative Agent shall have received audited consolidated financial statements for the last three years, unaudited consolidated financial statements for the first two fiscal quarters in 2005, and annual projections through the Maturity Date, in each case of the Credit Parties;

(l) the Administrative Agent shall have received evidence that closing of the credit facilities pursuant to the Site Loan Agreement has occurred or shall occur simultaneously herewith; and

(m) the Administrative Agent shall have received a certificate of the president or chief financial officer of AT Inc. as to the financial performance of the Credit Parties, substantially in the form of Exhibit S attached hereto, and, to the extent applicable, using information contained in the financial statements delivered pursuant to clause (k) of this Section 3.1 in respect of the second fiscal quarter of 2005.

Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance on or after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

(a) (i) all of the representations and warranties of the Borrowers under this Agreement and the other Loan Documents, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of this Agreement, and (ii) no Default or Event of Default hereunder shall then exist or be caused thereby;

(b) the Administrative Agent shall have received a duly executed Request for Advance for the Loans;

(c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificates of the Borrowers delivered to the Administrative Agent prior to or on the Agreement Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment, DDTL Commitment or Incremental Facility Commitment; and

(d) with respect to any Advance relating to any Acquisition or the formation of any Restricted Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders having a Revolving Loan Commitment and, prior to the DDTL Commitment Termination Date, a DDTL Commitment shall have received such documents and instruments relating to such Acquisition or formation of a new Restricted Subsidiary as are described in Section 5.10 hereof or otherwise required herein.

Section 3.3 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such issuance:

(a) all of the representations and warranties of the Borrowers under this Agreement, which, in accordance with Section 4.2 hereof, are made at and as of the time of an Advance, shall be true and correct in all material respects, both before and after giving effect to the issuance of such Letter of Credit and after giving effect to any updates to information provided to the Lenders in accordance with the terms of this Agreement;

(b) the Administrative Agent shall have received a duly executed Request for Issuance of Letter of Credit;

(c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrowers delivered to the Administrative Agent prior to or on the Agreement Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment; and

(d) there shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties. The Borrowers hereby represent and warrant in favor of the Administrative Agent and each Lender that:

(a) Organization; Ownership; Power; Qualification. AT L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, each of AT Inc. and ATC International is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and AT LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Borrower has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Restricted Subsidiaries and the direct and indirect ownership thereof as of the Agreement Date are as set forth on Schedule 3 attached hereto. Except as set forth on Schedule 4 attached hereto, each Restricted Subsidiary is a corporation, limited liability company, limited partnership or other legal entity duly organized or formed, validly existing and in good standing under the laws of the state of its formation and has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted.

(b) Authorization; Enforceability. Each Credit Party, as applicable, has the partnership power, the corporate power, and the limited liability company power, and each has taken all necessary action, to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrowers and is, and each of the other Loan Documents to which the Credit Parties are parties is, a legal, valid and binding obligation of each Credit Party party thereto and enforceable against each such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity.

(c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrowers of this Agreement and the Notes, and by the Credit Parties of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting any Credit Party, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or formation or by-laws or partnership or limited liability company agreements, as the case may be, as amended, of any Credit Party, or under any indenture, agreement, or other instrument, including without limitation the Licenses, to which any Credit Party is a party or by which any of them or their respective properties is bound that is material to the Credit Parties on a consolidated basis or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Credit Party, except for Liens permitted pursuant to Section 7.2 hereof.

(d) Compliance with Law. The Credit Parties are in compliance with all Applicable Law, except where the failure to be in compliance therewith would not individually or in the aggregate have a Materially Adverse Effect.

(e) Title to Assets. As of the Agreement Date, the Credit Parties have good title to, or a valid leasehold interest in, all of their respective assets, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect. None of the properties or assets of any Credit Party is subject to any Liens, except for Liens permitted pursuant to Section 7.2 hereof.

(f) Litigation. As of the Agreement Date, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrowers, threatened against any Credit Party or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC) that would reasonably be expected to have a Materially Adverse Effect, except as set forth on Schedule 5 attached hereto (as such schedule may be updated from time to time). No action, suit, proceeding or investigation is pending or, to the knowledge of the Borrowers, threatened (i) that calls into question the validity of this Agreement or any other Loan Document, or (ii) as to which there is a reasonable possibility of an adverse determination not fully covered by insurance which, if so determined adversely to any Credit Party, would reasonably be expected to have a Materially Adverse Effect.

(g) Taxes. All Federal income, other material Federal and material state and other tax returns of the Credit Parties required by law to be filed have been duly filed and all Federal income, other material Federal and material state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by any Credit Party or imposed upon any Credit Party or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which any Credit Party is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves in accordance with GAAP have been provided on the books of such Person, and (z) as to which no Lien other than a Lien permitted pursuant to Section 7.2 hereof has attached, or (ii) which may result from audits not yet conducted.

(h) Financial Statements. The Borrowers have furnished or caused to be furnished to the Administrative Agent and the Lenders as of the Agreement Date, the audited financial statements for the Parent and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 2004, and unaudited financial statements for the Parent and its Subsidiaries for the fiscal quarter ended June 30, 2005, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Parent and its Subsidiaries on a consolidated basis, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). None of the Credit Parties has any liabilities, contingent or otherwise, on the Agreement Date, that are material to the Credit Parties on a consolidated basis other than as disclosed in the financial statements referred to in the preceding sentence, in the reports filed by the Parent with the Securities and Exchange Commission prior to the Agreement Date or as set forth or referred to in this Agreement or on Schedule 7 attached hereto.

(i) No Material Adverse Change. There has occurred no event since December 31, 2004 which has had or which would reasonably be expected to have a Materially Adverse Effect.

(j) ERISA. The Credit Parties and, to the best of their knowledge, their ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code except where any failure or non-compliance would not reasonably be expected to result in a Materially Adverse Effect.

(k) Compliance with Regulations U and X. No Credit Party owns or presently intends to own any “margin stock” as defined in Regulations U and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (“margin stock”). The Parent does not own or presently intend to own an amount of margin stock representing twenty-five percent (25%) or more of the total assets of the Parent, as measured on both a consolidated and unconsolidated basis. If so requested by the Administrative Agent, the Borrowers will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System and (ii) other documents evidencing its compliance with the above-mentioned regulations, as reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any of the above-mentioned regulations.

(l) Investment Company Act. No Credit Party is required to register under the provisions of the Investment Company Act of 1940, as amended.

(m) Agreements with Affiliates. As of the Agreement Date, except for the Tax Sharing Agreement, Shared Services Agreement and agreements or arrangements with Affiliates wherein a Credit Party provides services to or receives services from such Affiliates for fair consideration or which are set forth on Schedule 6 attached hereto, no Credit Party has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate, other than (x) those among the Credit Parties and/or the Parent and (y) employment arrangements with executive officers, including, without limitation, stock option grants of the Parent.

(n) Priority. The Security Interest is a valid and, upon filing of appropriate Uniform Commercial Code financing statements and/or mortgages, will, except for any Permitted Liens, be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Bank, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no additional Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any Borrower or any of the Restricted Subsidiaries, as the case may be).

(o) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrowers, at a fair valuation, will exceed the total amount of liabilities, including contingent liabilities of the Borrowers; (ii) the capital of the Borrowers will not be unreasonably small to conduct their business as such business is now conducted and expected to be conducted following the Agreement Date; (iii) the Borrowers will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrowers will be greater than the amount that will be required to pay their probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, the amount of contingent liabilities at any time will be computed as the amount that, in light of all the facts and circumstances existing as such time, can reasonably be expected to become an actual or matured liability.

Section 4.2 Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date the making of each Advance except to the extent relating specifically to the Agreement Date; provided that, notwithstanding anything to the contrary contained herein (including, without limitation, in Section 3.2(a) and Section 3.3(a)), subsequent to a release of Collateral under Section 5.11 hereof, the representations and warranties in Section 4.1(n) shall no longer be made or deemed to be made. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

ARTICLE 5 - GENERAL COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or issuing a Letter of Credit, as applicable, have been or can be fulfilled):

Section 5.1 Preservation of Existence and Similar Matters. Except as permitted under Section 7.3 hereof, the Borrowers will, and will cause each of the Restricted Subsidiaries to, preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation or formation, including, without limitation, the Licenses and all other Necessary Authorizations, except where the failure to do so would not reasonably be expected to have a Materially Adverse Effect.

Section 5.2 Business; Compliance with Applicable Law. The Borrowers will, and will cause each of the Restricted Subsidiaries to, (a) primarily engage in the business of owning, constructing, managing, operating and investing in communications tower facilities and related businesses and not in unrelated activities, and (b) comply in all respects with the requirements of all Applicable Law, except when the failure to comply therewith would not reasonably be expected to have a Materially Adverse Effect.

Section 5.3 Maintenance of Properties. The Borrowers will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties then used or useful in their respective businesses (whether owned or held under lease) that, individually or in the aggregate, are material to the conduct of the business of the Credit Parties on a consolidated basis.

Section 5.4 Accounting Methods and Financial Records. The Borrowers will, and will cause each of the Restricted Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP, and keep accurate and complete records of their respective properties and assets.

Section 5.5 Insurance. The Borrowers will, and will cause each of the Restricted Subsidiaries to, maintain insurance (including self-insurance) with respect to its properties and business that are material to the conduct of the business of the Credit Parties on a consolidated basis from responsible companies in such amounts and against such risks as are customary for similarly situated companies engaged in the communications tower industry operating in the same or similar locations, with all premiums thereon to be paid by the Credit Parties.

Section 5.6 Payment of Taxes and Claims. The Borrowers will, and will cause each Restricted Subsidiary to, pay and discharge all Federal income, other material Federal and material state and other taxes required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, which, if unpaid, might become a Lien or charge upon any of their properties (other than Liens permitted pursuant to Section 7.2 hereof); provided, however, that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the appropriate books.

Section 5.7 Visits and Inspections. The Borrowers will, and will cause each Restricted Subsidiary to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice, to (a) visit and inspect the properties of any of the Credit Parties during business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers and accountants their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, all at such reasonable times and as often as reasonably requested.

Section 5.8 Use of Proceeds. The Borrowers will use the aggregate proceeds of all Advances under the Loans directly or indirectly to refinance in their entirety on the date of the initial Advance all outstanding obligations under that certain Loan Agreement, dated as of May 24, 2004, by and among the Borrowers and the financial institutions parties thereto, to refinance or repurchase Indebtedness of the Borrowers and the Parent, to fund permitted Acquisitions and Investments, to make permitted Restricted Payments to Parent, to fund Capital Expenditures, and for working capital needs and other general corporate purposes of the Credit Parties.

Section 5.9 Indemnity. The Borrowers jointly and severally agree to indemnify and hold harmless each Lender, the Administrative Agent, the Issuing Bank and each of their respective Affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an “Indemnitee”) from and against any and all claims, liabilities, obligations, losses, damages, actions, reasonable attorneys’ fees and expenses (as such fees and expenses are incurred), penalties, judgments, suits, costs and demands by any party, including the costs of investigating and defending such claims, whether or not any Credit Party or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by any Credit Party of any representation or warranty made hereunder or under any Loan Document; or (b) otherwise arising out of (i) the Commitments or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by any Borrower or the performance of their respective obligations under the Loan Documents by any Credit Party, (ii) allegations of any participation by the Lender, the Administrative Agent, the Issuing Bank or any of them, in the affairs of any Credit Party, or allegations that any of them has any joint liability with any other Credit Party for any reason and (iii) any claims against the Lenders, the Administrative Agent, the Issuing Bank or any of them, by any shareholder or other investor in or lender to any Credit Party, by any brokers or finders or investment advisers or investment bankers retained by any Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrowers under this Section 5.9 are in addition to, and shall not otherwise limit, any liabilities which any Borrower might otherwise have in connection with any warranties or similar obligations of such Person in any other Loan Document.

Section 5.10 Covenants Regarding Formation and Acquisition of Restricted Subsidiaries. At the time of any Acquisition or formation of any Restricted Subsidiary that is permitted under this Agreement or at the time of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary that is permitted hereunder, the Borrowers will, and will cause the Restricted Subsidiaries, as appropriate, to (a) prior to the release of the Collateral pursuant to Section 5.11 hereof, provide to the Administrative Agent an executed Subsidiary Security Agreement for such new Restricted Subsidiary, in substantially the form of Exhibit O attached hereto, together with appropriate Uniform Commercial Code financing statements, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, (b) provide to the Administrative Agent an executed Subsidiary Guaranty for such new Restricted Subsidiary, in substantially the form of Exhibit M attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, (c) provide to the Administrative Agent a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit R attached hereto, together with appropriate attachments, and (d) prior to a release of the Collateral pursuant to Section 5.11 hereof, pledge to the Administrative Agent all of the Ownership Interests (or other instruments or securities evidencing ownership) beneficially owned by any Credit Party of any such Restricted Subsidiary as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower Pledge Agreement or a new Subsidiary Pledge Agreement in substantially the form of Exhibit N attached hereto, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; provided, however, that if (I) an express or deemed pledge of all of the Ownership Interests of the Foreign Subsidiaries of such Credit Party or any Restricted Subsidiaries that are directly or indirectly owned by a Foreign Subsidiary of a Credit Party (including through pledges of Ownership Interests in Restricted Subsidiaries that are treated as flow-through or fiscally transparent entities for U.S. Federal income tax purposes), (II) the grant of a Lien on assets of any such Restricted Subsidiary that is a Foreign Subsidiary or directly or indirectly owned by a Foreign Subsidiary of a Credit Party or (III) the issuance of a Guaranty by any such Restricted Subsidiary that is a Foreign Subsidiary or directly or indirectly owned by a Foreign Subsidiary of a Credit Party shall result in a Tax Impediment, as reasonably determined by the Borrowers, the provisions of this Section 5.10 shall be satisfied upon execution and delivery of a Pledge Agreement with respect to sixty-five percent (65%) of all Ownership Interests issued to such Credit Party by the first tier Foreign Subsidiaries of such Credit Party. Notwithstanding the foregoing, no Credit Party shall be required to pledge any of the Ownership Interests of any Unrestricted Subsidiary which (x) was not formed or created in anticipation of such Person’s direct or indirect investment therein (other than to facilitate a transaction of the nature referred to in clause (y) following) and (y) at the time such stock or Ownership Interest was acquired by such Person is subject to a restriction on any such Lien (whether such restriction is in such Person’s formation documents or otherwise), but shall be required to grant the Administrative Agent (for the benefit of itself, the Lenders and the Issuing Bank) a Lien upon any right to receive distributions from such Unrestricted Subsidiary. In addition, the Borrowers shall cause any Subsidiary of any Borrower which becomes a “Restricted Subsidiary” under the indenture for the 2003 Senior Subordinated Discount Notes or the indenture for the November 2003 Senior Subordinated Notes to become a Restricted Subsidiary hereunder. Any document, agreement or instrument executed or issued pursuant to this Section 5.10 shall be a “Loan Document” for purposes of this Agreement.

Section 5.11 Release of Collateral. The parties hereto acknowledge and agree that in the event that the Borrowers deliver a certificate to the Administrative Agent certifying that the Borrowers’ Debt Ratings (in each case having a stable outlook) from at least two of the following rating agencies are: (a) Baa3 or better from Moody’s, (b) BBB- or better from Standard and Poor’s or (c) BBB- or better from Fitch, the Security Documents (other than the Borrower Guaranty, the Subsidiary Guaranty and the Parent Guaranty) shall terminate and cease to be in full force and effect and the Administrative Agent shall, at the cost and expense of Borrowers, within thirty (30) Business Days of receiving such certificate, take all actions necessary to evidence the release of all Liens and Security Interests in all Collateral. The release of Collateral hereunder shall not require the consent of any Lenders.

ARTICLE 6 - INFORMATION COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled), the Borrowers will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrowers, the consolidated balance sheet of the Credit Parties at the end of such quarter and as of the end of the preceding fiscal year, and the related consolidated statement of operations and the related consolidated statement of cash flows of the Credit Parties for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of AT Inc. to have been prepared in accordance with GAAP and to present fairly in all material respects the consolidated financial position of the Credit Parties as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments; provided, that notwithstanding anything to the contrary in this Section 6.1, no financial statements delivered pursuant to this Section 6.1 shall be required to include footnotes.

Section 6.2 Annual Financial Statements and Information. Within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, the audited consolidated balance sheet of the Credit Parties as of the end of such fiscal year and the related audited consolidated statement of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and stockholders’ equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of Deloitte & Touche, LLP, or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants (unless the giving of such statement is contrary to accounting practice for the continuing independence of such accountant) that in connection with their audit, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with Sections 7.5 and 7.6 hereof insofar as they relate to accounting matters.

Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of AT Inc. as to the financial performance of the Credit Parties, in substantially the form attached hereto as Exhibit S:

(a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish whether or not the Borrowers were in compliance with Sections 7.5 and 7.6 hereof; and

(b) stating that, to the best of his or her knowledge, no Default has occurred and is continuing as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default.

Section 6.4 Copies of Other Reports.

(a) Promptly upon receipt thereof, copies of the management letter prepared in connection with the annual audit referred to in Section 6.2 hereof.

(b) Promptly upon receipt thereof, copies of any adverse notice or report regarding any License that would reasonably be expected to have a Materially Adverse Effect.

(c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Credit Parties, as the Administrative Agent or any Lender may reasonably request.

(d) Prior to January 31st of each year, the annual budget for the Credit Parties, including, without limitation, on a consolidated basis, forecasts of the income statement, the balance sheet, a cash flow statement and the capital expenditure budget for such year, on a quarter by quarter basis.

(e) Promptly after the sending thereof, copies of all statements, reports and other information which the Parent sends to public security holders of the Parent generally or publicly files with the Securities and Exchange Commission, but solely in the event that any such statement, report or information has not been made publicly available by the Securities and Exchange Commission on the EDGAR or similar system or by the Parent on its internet website.

Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to any Borrower:

(a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Parent or any Credit Party or, to the extent known to any Borrower, threatened against the Parent or any Credit Party, which would reasonably be expected to have a Materially Adverse Effect;

(b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Credit Parties, taken as a whole, other than changes which have not had and would not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which any Credit Party operates or the economy or business conditions in general;

(c) any Default, giving a description thereof and specifying the action proposed to be taken with respect thereto; and

(d) the commencement or threatened commencement of any litigation regarding any Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by any Credit Party or any ERISA Affiliate of any Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan, that in each case would reasonably be expected to have a Materially Adverse Effect.

ARTICLE 7 - NEGATIVE COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled):

Section 7.1 Indebtedness; Guaranties of the Credit Parties. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness (including, without limitation, any Guaranty) except:

(a) Indebtedness existing on the date hereof and set forth on Schedule 8 and any refinancing, extensions, renewals and replacements (including through open market purchases and tender offers) of any such Indebtedness that do not (i) increase the outstanding principal amount or accreted value thereof (or, in the case of open market purchases and tender offers, exceed the current market value thereof) plus any accrued interest thereon, the amount of any premiums and any costs and expenses incurred to effect such refinancing, extension, renewal or replacement or (ii) result in an earlier maturity date or decrease the weighted average life thereof;

(b) Indebtedness owed to the Borrowers or any other Subsidiary and not assigned or pledged to any other Person; provided, however, that except as set forth on Schedule 9 attached hereto, prior to a release of Collateral pursuant to Section 5.11 hereof, the corresponding debt instruments are pledged to the Administrative Agent as Collateral for the Obligations;

(c) Indebtedness existing at the time a Restricted Subsidiary (not having previously been a Subsidiary) (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into a Restricted Subsidiary; provided that such Indebtedness is not created in contemplation of such merger or consolidation;

(d) Indebtedness secured by Permitted Liens;

(e) Capitalized Lease Obligations;

(f) other Indebtedness, so long as no Default or Event of Default exists or would be caused thereby; and

(g) Guaranties of any of the foregoing.

Section 7.2 Limitation on Liens. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for (a) Liens securing the Obligations and (b) (i) prior to a release of Collateral pursuant to Section 5.11 hereof, Permitted Liens and (ii) subsequent to any release of Collateral pursuant to Section 5.11 hereof, (x) Permitted Liens and (y) Liens securing Indebtedness permitted under Section 7.1 hereof in an aggregate amount not to exceed ten percent (10%) of Consolidated Tangible Assets as of the most recent fiscal period for which financial statements have been delivered pursuant to Section 6.1 or 6.2 hereof; provided, however, that in no event may any Credit Party that is a Foreign Subsidiary create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien other than Liens securing the Obligations and Permitted Liens.

Section 7.3 Liquidation, Merger or Disposition of Assets.

(a) Disposition of Assets. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets disposed of in the ordinary course of business), except for (i) the transfer of assets (including cash or cash equivalents) among the Credit Parties (excluding Subsidiaries of such Persons described in clause (b) of the definition of “Subsidiary” if the requirements of clause (a) thereof are not otherwise met) or the transfer of assets (including cash or cash equivalents) between or among Restricted Subsidiaries (excluding Subsidiaries of such Persons described in clause (b) of the definition of “Subsidiary” if the requirements of clause (a) thereof are not otherwise met) or (ii) the disposition of assets for fair market value; provided that the aggregate fair market value of all such assets sold or disposed of by the Credit Parties during any fiscal year (including all assets disposed of pursuant to Section 7.8 hereof) shall not exceed fifteen percent (15%) of Consolidated Total Assets as of the last day of the immediately preceding fiscal year; provided, however, that, in each case under clause (ii) hereof, so long as no

Default or Event of Default exists or will be caused to occur as a result thereof. Upon any sale or disposition of a Restricted Subsidiary permitted hereunder, such Restricted Subsidiary will be released from its obligations under the Loan Documents to which it is a party and the Administrative Agent and the Lenders shall, at the Borrowers’ expense, take such actions as the Borrowers reasonably request to evidence and give effect to such release.

(b) Liquidation or Merger. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, at any time, liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrowers or among any Borrower and one or more Restricted Subsidiaries; provided, however, that any Borrower, as the case may be, is the surviving Person, (ii) a merger between or among two (2) or more Restricted Subsidiaries, (iii) in connection with an Acquisition permitted hereunder effected by a merger in which any Borrower, as the case may be, or, in a merger in which none of the Borrowers is a party, a Restricted Subsidiary is the surviving Person or the surviving Person becomes a Restricted Subsidiary, (iv) a merger or consolidation (including, without limitation, in connection with an Acquisition permitted hereunder) among the Borrowers, or any Borrower, or any Restricted Subsidiary on the one hand, and any other Person, on the other hand, where the surviving Person (if other than a Borrower or a Restricted Subsidiary) (A) is a corporation, partnership, or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (B) on the effective date of such merger or consolidation expressly assumes, by supplemental agreement, executed and delivered to the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, in form and substance reasonably satisfactory to the Majority Lenders, all the Obligations of the Borrowers, or any Borrower, or such Restricted Subsidiary, as the case may be, under the Notes, this Agreement and the other Loan Documents, or (v) a liquidation of a Restricted Subsidiary into a Borrower or another Restricted Subsidiary; provided, however, that, in each case, no Default or Event of Default exists or would be caused thereby.

Section 7.4 Restricted Payments. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, make any Restricted Payments; provided, however, that the Borrowers and the Restricted Subsidiaries may make Restricted Payments so long as no Default or Event of Default exists or would be caused thereby and the Borrowers are in compliance with Sections 7.5 and 7.6 hereof, on a pro forma basis.

Section 7.5 Total Borrower Leverage Ratio. (a) As of the end of each fiscal quarter and (b) at the time of the incurrence of any Indebtedness, the Borrowers shall not permit the ratio of (i) Total Debt as of the last day of such fiscal quarter or on any other calculation date, as applicable, to (ii) Adjusted EBITDA, as of the last day of such fiscal quarter, in the case of clause (a) hereof, or as of the most recently completed fiscal quarter preceding the calculation date for which financial statements have been delivered pursuant to Section 6.1 or 6.2 hereof, in the case of clause (b) hereof, to be greater than 5.50 to 1.00.

Section 7.6 Interest Coverage Ratio. As of the end of each fiscal quarter, based upon the financial statements delivered pursuant to Section 6.1 or 6.2 hereof for such quarter, the Borrowers shall maintain a ratio of (a) Adjusted EBITDA as of the end of such fiscal quarter to (b) Interest Expense for the twelve (12) month period then ending, of not less than 2.50 to 1.00.

Section 7.7 Affiliate Transactions. Except as specifically provided herein (including, without limitation, Sections 7.1, 7.3 and 7.4 hereof), as may be described on Schedule 6 attached hereto and except for the transactions contemplated by the Tax Sharing Agreement and Shared Services Agreement, the Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, other than between or among any Borrower and/or any Restricted Subsidiaries that are wholly-owned directly or indirectly by one or more Borrowers, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous in any material respect to such Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

Section 7.8 Sales and Leasebacks. The Borrowers will not and will not permit any Restricted Subsidiary to enter into, any arrangement, directly or indirectly, with any third party whereby any Credit Party shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby any Credit Party shall then or thereafter rent or lease as lessee such property or any part thereof or other property which any Credit Party intends to use for substantially the same purpose or purposes as the property sold or transferred, except for such arrangements for fair market value; provided, however, that the aggregate fair market value of all such assets sold or transferred by the Credit Parties pursuant to this Section 7.8 during any fiscal year (together with assets sold or disposed of pursuant to Section 7.3(a)(ii) hereof) shall not exceed fifteen percent (15%) of Consolidated Total Assets as of the last day of the immediately preceding fiscal year.

Section 7.9 Prepayments on Subordinated Debt. The Borrowers shall not nor shall they permit any Restricted Subsidiary to make (a) any prepayment of principal or interest on any Indebtedness which by its terms is subordinated to the Obligations or (b) any payment of principal or interest on the 2003 Senior Subordinated Discount Notes or the November 2003 Senior Subordinated Notes that is in violation of the subordination provisions with respect thereto, except in the case of both clauses (a) and (b), (x) in connection with a refinancing thereof permitted under this Agreement or (y) so long as no Default or Event of Default hereunder then exists or would be caused thereby.

Section 7.10 Restrictive Agreements. No Borrower will, nor will any Borrower permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions and conditions contained in any instrument governing Indebtedness or Ownership Interests of a Person acquired by a Borrower or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred, or such Ownership Interests were issued, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments; provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments as in effect on the date of acquisition, (v) the foregoing shall not apply to restrictions and conditions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business, (vi) the foregoing shall not apply to restrictions and conditions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder, (vii) the foregoing shall not apply to restrictions and conditions contemplated in the second sentence of Section 5.10 hereof and (viii) the foregoing shall not apply to restrictions and conditions imposed by contracts or leases entered into in the ordinary course of business by any Credit Party with such Credit Party’s customers, lessors or suppliers.

ARTICLE 8 - DEFAULT

Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

(a) any representation or warranty made under this Agreement shall prove to be incorrect in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

(b) the Borrowers shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date or (ii) any principal under any of the Notes when due;

(c) the Borrowers shall default in the performance or observance of any agreement or covenant contained in Sections 5.2(a), 5.8, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.9 and 7.10 hereof;

(d) the Borrowers shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days (or with respect to Sections 5.3, 5.4, 5.5, 5.6, 6.4, 6.5, 7.7 and 7.8 hereof, such longer period not to exceed sixty (60) days if such default is curable within such period and the Borrowers are proceeding in good faith with all diligent efforts to cure such default) from the later of (i) occurrence of such Default and (ii) the date on which such Default became known to any of the Borrowers;

(e) there shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Parent or the Credit Parties, which shall not be cured within a period of thirty (30) days (or such longer period not to exceed sixty (60) days if such default is curable within such period and the Credit Parties or other obligor are proceeding in good faith with all diligent efforts to cure such default) from the date on which such default became known to any of the Borrowers;

(f) there shall be entered and remain unstayed a decree or order for relief in respect of any Credit Party or the Parent under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of any Credit Party or the Parent, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any Credit Party or the Parent; or an involuntary petition shall be filed against any Credit Party or the Parent, and (i) such petition shall not be diligently contested, or (ii) any such petition shall continue undismissed or unstayed for a period of ninety (90) consecutive days;

(g) any Credit Party or the Parent shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or any Credit Party or the Parent shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Credit Party or the Parent or of any substantial part of their respective properties, or any Credit Party or the Parent shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; or any Credit Party or the Parent shall take any action in furtherance of any such action;

(h) a judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against any Credit Party for the payment of money which exceeds singly, or in the aggregate with other such judgments, $25,000,000.00, or a warrant of attachment or execution or similar process shall be issued or levied against property of Credit Party which, together with all other such property of any Credit Party subject to other such process, exceeds in value $25,000,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process, shall not have been paid or discharged or removed to bond;

(i) except to the extent that would not reasonably be expected to have a Materially Adverse Effect collectively or individually, (i) there shall be at any time any “accumulated funding deficiency,” as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any Credit Party or any ERISA Affiliate, or to which any Credit Party or any ERISA Affiliate has any liabilities, or any trust created thereunder; (ii) a trustee shall be appointed by a United States District Court to administer any such Plan; (iii) PBGC shall institute proceedings to terminate any such Plan; (iv) any Credit Party or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or (v) any Plan or trust created under any Plan of any Credit Party or any ERISA Affiliate shall engage in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to material tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code;

(j) there shall occur (i) any acceleration of the maturity of any Indebtedness of the Parent or any Credit Party in an aggregate principal amount exceeding $25,000,000.00 (including, without limitation, under the 2003 Senior Subordinated Discount Notes and the November 2003 Senior Subordinated Notes), or, as a result of a failure to comply with the terms thereof, such Indebtedness shall otherwise have become due and payable prior to its scheduled maturity; (ii) any failure to make any payment when due (after any applicable grace period) with respect to any Indebtedness of the Parent or any Credit Party (other than the Obligations) in an aggregate principal amount exceeding $25,000,000.00 (including, without limitation, under the 2003 Senior Subordinated Discount Notes and the November 2003 Senior Subordinated Notes); or (iii) any default under any Hedge Agreement which results in the obligation of any Borrower to make payments to the counterparty thereunder in an aggregate amount in excess of $25,000,000.00;

(k) any material Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Parent, any Credit Party or by any governmental authority having jurisdiction over the Parent or any Credit Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Parent or any Credit Party shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document (other than in accordance with its terms);

(l) any material Security Document shall, for any reason, fail or cease (except by reason of expiration or termination in accordance with its terms (including, without limitation, pursuant to Section 5.11 hereof)) to create a valid and perfected and first-priority Lien on or security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted pursuant to Section 7.2 hereof and except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; (ii) any action taken by the Administrative Agent to release any such Lien in compliance with the provisions of this Agreement or any other Loan Document (including, without limitation, pursuant to Section 5.11 hereof); or (iii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents;

(m) there shall occur any Change of Control; or

(n) any Subsidiary of the Parent which guarantees the 2003 Senior Subordinated Discount Notes or the November 2003 Senior Subordinated Notes does not also guaranty the Obligations or become a Borrower hereunder.

Section 8.2 Remedies.

(a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or (g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders but subject to Section 9.8 hereof, shall (i) (A) terminate the Revolving Loan Commitments (and, if applicable, the Incremental Facility Commitments and/or the DDTL Commitments) and/or (B) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Revolving Loan Commitments (and, if applicable, the Incremental Facility Commitments and/or the DDTL Commitments) shall thereupon forthwith terminate, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each of the Borrowers hereby pledges to the Administrative Agent, the Lenders having a Revolving Loan Commitment (and, if applicable, the Incremental Facility Loan Commitments and/or the DDTL Commitments) and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

(b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Loan Commitments (and, if applicable, the Incremental Facility Commitments and/or the DDTL Commitments) shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Borrowers shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, all without any action by the Administrative Agent, the Lenders, the Majority Lenders, the Issuing Bank, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

(c) Upon acceleration of the Notes, as provided in Section 8.2(a) or (b) hereof, the Administrative Agent, the Issuing Bank and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

(d) Upon acceleration of the Notes, as provided in Section 8.2(a) or (b) hereof, the Administrative Agent, upon request of the Majority Lenders, shall have the right to request to have a receiver appointed for the properties and assets of the Credit Parties, and each Borrower, for itself and on behalf of the Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection any Credit Party may have thereto or the right to have a bond or other security posted by the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, in connection therewith.

(e) The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder shall be cumulative, and not exclusive.

(f) In the event that the Administrative Agent establishes a cash collateral account as contemplated by this Section 8.2, the Administrative Agent shall invest all funds in such account in such investments as the Administrative Agent, in its sole and absolute discretion, in good faith deems appropriate. Each of the Borrowers hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional collateral for the Obligations. Upon satisfaction in full of all Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrowers.

Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent, the Issuing Bank and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent’s, Lenders’ and Issuing Bank’s reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) hereof; second, to the Administrative Agent and the Issuing Bank for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), for the payment of any unpaid interest which may have accrued on the Obligations and any fees hereunder or under any of the other Loan Documents then due and payable; fourth, to the Lenders pro rata until all Loans have been paid in full (and, for purposes of this clause, obligations under Hedge Agreements with any of the Lenders (or any of their Affiliates) and participations in the Letters of Credit purchased by the Lenders pursuant to Section 2.13(d) hereof shall be paid on a pro rata basis with the Loans), for the payment of the Loans (including the aforementioned obligations under Hedge Agreements and participations in the Letters of Credit); fifth, to the Lenders pro rata on the basis of their respective unpaid amounts, for the payment of any other unpaid Obligations; and sixth, to the Borrowers or as otherwise required by Applicable Law.

ARTICLE 9 - THE ADMINISTRATIVE AGENT

Section 9.1 Appointment and Authorization. Each Lender hereby appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note, if any, to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent, nor any of its respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

Section 9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its portion of the Loans and in its Note, if any, until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

Section 9.3 Consultation with Counsel. The Administrative Agent may consult with Kilpatrick Stockton LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations.

Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

Section 9.5 Administrative Agent and Affiliates. With respect to the Commitments and the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with any Borrower, any of its Subsidiaries or other Affiliates of, or Persons doing business with, any Borrower, any of its Subsidiaries or other Affiliates, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

Section 9.6 Responsibility of the Administrative Agent and Issuing Bank. The duties and obligations of the Administrative Agent and the Issuing Bank under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by any Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent and the Issuing Bank shall not be liable hereunder for any action taken or omitted to be taken except for its own respective gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The

Administrative Agent shall provide each Lender and the Issuing Bank with copies of such documents received from the Borrowers as such Lender and the Issuing Bank may reasonably request.

Section 9.7 Action by the Administrative Agent and Issuing Bank.

(a) The Administrative Agent and the Issuing Bank shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent and the Issuing Bank or the Issuing Bank, as applicable, shall have been instructed by the Majority Lenders (or, where expressly required, all Lenders) to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided, however, that the Administrative Agent shall not exercise any rights under Section 8.2(a) hereof without the request of the Majority Lenders (or, where expressly required, all the Lenders), unless time is of the essence, in which case, such action can be taken at the discretion of the Administrative Agent. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

(b) The Administrative Agent and the Issuing Bank shall not be liable to the Lenders or to any Lender or to any Borrower, any of their Subsidiaries, the Parent or any other obligor under any Loan Document in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or, where expressly required, all of the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter. The Administrative Agent and the Issuing Bank shall not be obligated to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

Section 9.8 Notice of Default or Event of Default. In the event that the Administrative Agent, any Lender or the Issuing Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent, such Lender or the Issuing Bank shall promptly notify the Lenders (provided, however, that the failure to give such notice shall not result in any liability on the part of such Lender, the Issuing Bank or the Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, any Lender or the Issuing Bank, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions, unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

Section 9.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as the Administrative Agent:

(a) to any Borrower or any other Person as a consequence of any failure or delay in performance by, or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

(b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrowers of any of their obligations under this Agreement or the Notes or any other Loan Document, or (ii) any Restricted Subsidiary or any other obligor under any other Loan Document;

(c) to any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

(d) to any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

Section 9.10 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal, interest and fees hereunder in the event of a bankruptcy or out-of-court ‘work-out’ of the Loans), damages, penalties, actions, judgments, suits, or reasonable out-of-pocket costs, expenses (including, without limitation, fees and disbursements of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, or reasonable out-of-pocket costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

Section 9.11 Credit Decision. Each Lender confirms that:

(a) in making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrowers and forwarded by the Administrative Agent to the Lenders); and

(b) so long as any portion of the Loans remains outstanding or such Lender has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

Section 9.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Borrowers and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, prior to a Default, be subject to the consent of the Borrowers, acting reasonably. If (a) no successor Administrative Agent shall have been so appointed by the Majority Lenders or (b) appointed, no successor Administrative Agent shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Majority Lenders removed the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000.00 and which shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. In the event that the Administrative Agent or any of its respective Affiliates ceases to be a Lender hereunder, such Person shall resign its agency hereunder.

Section 9.13 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

Section 9.14 No Responsibilities of the Agents. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Syndication Agent and the Co-Arrangers (as set forth on the cover page hereof) shall not have any duties or responsibilities, nor shall the Syndication Agent or any of the Co-Arrangers have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent or any of the Co-Arrangers.

ARTICLE 10 - CHANGES IN CIRCUMSTANCES

AFFECTING LIBOR ADVANCES AND INCREASED COSTS

Section 10.1 LIBOR Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that adequate and fair means do not exist for determining the LIBOR Basis, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such LIBOR Advances shall be suspended and each affected Lender shall make its portion of such LIBOR Advance as a Base Rate Advance.

Section 10.2 Illegality. If, after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrowers shall repay in full the then outstanding principal amount of such Lender’s portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrowers may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the Advance shall equal the outstanding principal amount of the affected LIBOR Advance of such Lender immediately prior to such repayment.

Section 10.3 Increased Costs and Additional Amounts.

(a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive issued after the Agreement Date (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i) shall subject any Lender to any Tax with respect to its obligation to make its portion of LIBOR Advances, or its portion of other Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement, or its obligation to make its portion of Advances (except for changes with respect to Taxes imposed on the revenues or net income of such Lender, and except for any Taxes referred to in Section 10.3(b) hereof); or

(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note, if any, with respect thereto, then, within ten (10) days after demand by such Lender, the Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such increased costs.

(b) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income or other similar taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income Taxes and franchise Taxes (imposed in lieu of net income Taxes) imposed on any Lender as a result of present or former connection between such Person and the jurisdiction of the governmental authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded Taxes (collectively, the “Non-Excluded Taxes”) are required to be withheld from any amounts payable to any Lender hereunder, the amounts so payable to such Person shall be increased to the extent necessary to yield to such Person (after payment of all Non-Excluded Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender if such Person fails to comply with the requirements of Section 2.12 hereof. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative

Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as result of any such failure. The Borrowers shall make any payments required pursuant to the immediately preceding sentence within thirty (30) days after receipt of written demand therefor from the Administrative Agent or any Lender, as the case may be. The agreements set forth in this Section 10.3 shall survive the termination of this Agreement and the payment of the Obligations. Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender. Notwithstanding any provision herein to the contrary, the Borrowers shall have no obligation to pay to any Lender any amount which the Borrowers are liable to withhold due to the failure of such Lender to file any statement of exemption required under the Code in order to permit the Borrowers to make payments to such Lender without such withholding.

(c) Any Lender claiming compensation under this Section 10.3 shall provide the Borrowers with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrowers may at any time, upon at least five (5) Business Days’ prior notice to such Lender, prepay in full such Lender’s portion of the then outstanding LIBOR Advances, together with accrued interest and fees thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof and this Section 10.3. Concurrently with prepaying such portion of LIBOR Advances the Borrowers may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of such Advance shall equal the outstanding principal amount of the affected LIBOR Advance of such Lender immediately prior to such prepayment.

(d) The Borrowers shall pay any present or future stamp, transfer or documentary Taxes or any other excise or property Taxes that may be imposed in connection with the execution, delivery or registration of this Agreement or any other Loan Documents.

Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender’s portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall be instead as Base Rate Advances, unless otherwise notified by any of the Borrowers.

Section 10.5 Claims for Increased Costs and Taxes; Replacement Lenders. In the event that any Lender shall decline to make LIBOR Advances pursuant to Sections 10.1 and 10.2 hereof or shall have notified the Borrowers that it is entitled to claim compensation pursuant to Section 10.3, 2.8, 2.9 or 2.11 hereof or is unable to complete the form required or is subject to withholding on account of any Tax (each such lender being an “Affected Lender”), the Borrowers at their own cost and expense may designate a replacement lender (a “Replacement Lender”) to assume the DDTL Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Loans of such Affected Lender and such Affected Lender’s rights hereunder and with respect thereto, and within ten (10) Business Days of such designation the Affected Lender shall (a) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Affected Lender, by way of an Assignment and Assumption Agreement substantially in the form of Exhibit T attached hereto, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including without limitation, payment by the Borrowers of any amount which would be payable to such Affected Lender pursuant to Section 2.8 hereof, and (b) assign the DDTL Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments of such Affected Lender and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the DDTL Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments).

ARTICLE 11 - MISCELLANEOUS

Section 11.1 Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be delivered by (1) hand, (2) overnight courier service, (3) mailed by certified or registered mail, or (4) sent by telecopy, as follows:

(i)	If to the Borrowers, to them at:

American Towers, Inc.

American Tower, L.P.

American Tower International, Inc.

American Tower LLC

116 Huntington Avenue

Boston, Massachusetts 02116

Attn: Chief Financial Officer and General Counsel

Telecopy No.: (617) 375-7575

with	a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attn: Robert P. Davis, Esq.

Telecopy No.: (212) 225-3999

(ii)	If to the Administrative Agent, to it at:

Toronto Dominion (Texas) LLC,

as Administrative Agent

77 King Street West

10th Floor

Toronto, Ontario

Canada M5K1A2

Telecopy No.: (416) 307-3826

with	a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue, 15th Floor

New York, New York 10017

Attn: Linda Wisnieski

Telecopy No.: (212) 270-4164

TD Securities (USA) LLC

31 West 52nd Street

New York, New York 10019-6101

Attn: Managing Director, Communications Finance

Telecopy No.: (212) 827-7261

and with a copy to:

Kilpatrick Stockton LLP

1100 Peachtree Street

Suite 2800

Atlanta, Georgia 30309-4530

Attn: Douglas S. Gosden, Esq.

Telecopy No.: (404) 541-3112

(iii)	If to the Lenders, to them at the addresses set forth beside their names as set forth in Schedule 1 attached hereto.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

(b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days’ written notice of such change to the other parties. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(c) For purposes of this Agreement, delivery may also be made by the posting of any required documents, reports, certificates, or other information to the Intralinks system or any other electronic distribution system to which all Lenders have access and provided that all Lenders are notified in writing (or electronically) that such posting has occurred. The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) Intralinks, or any other electronic platform, is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of Intralinks, or any other electronic platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with Intralinks or any other electronic platform.

(d) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on (i) the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail, (ii) the date of posting if made through Intralinks or any other electronic platform, or (iii) on the date five (5) Business Days after dispatch by registered mail if mailed, or an earlier date if sooner received, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.1.

Section 11.2 Expenses. The Borrowers will promptly pay, or reimburse, in each case jointly and severally:

(a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder any amendments, waivers and consents associated therewith, including, without limitation, the reasonable fees and disbursements of Kilpatrick Stockton LLP, Atlanta, Georgia, special counsel for the Administrative Agent; and

(b) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Issuing Bank and the Syndication Agent of enforcement under this Agreement or the other Loan Documents and all reasonable out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include, without limitation, reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, each of the Lenders, the Issuing Bank and the Syndication Agent.

Section 11.3 Waivers. The rights and remedies of the Administrative Agent, the Lenders and the Issuing Bank under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders, the Lenders and the Issuing Bank, or any of them, in exercising any right, shall operate as a waiver of such right. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.12, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent, each of the Lenders, Affiliates of any Lender and the Issuing Bank are hereby authorized by the Borrowers to the extent permitted by Applicable Law, at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being, to the extent permitted by Applicable Law, hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, without limitation, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time owing by any such Lender, any Affiliate of any Lender, the Administrative Agent or the Issuing Bank, to or for the credit or the account of the Borrowers, against and on account of the obligations and liabilities of the Borrowers to the Lenders, the Administrative Agent and the Issuing Bank now or hereafter existing under this Agreement, including, without limitation, all Obligations, the Notes or any other Loan Document, irrespective of whether (a) any Lender, the Administrative Agent or the Issuing Bank, as applicable shall have made any demand hereunder or (b) any Lender, Administrative Agent or the Issuing Bank shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of all of the Lenders, each Lender or the Issuing Bank holding deposits of any Credit Party shall, to the extent not prohibited by Applicable Law, exercise its set-off rights as so directed; and, within one (1) Business Day following any such set-off, the Administrative Agent shall give notice thereof to the Borrowers. Notwithstanding anything to the contrary contained in this Section 11.4, no Lender nor the Issuing Bank shall exercise any right of set-off without the prior consent of the Majority Lenders so long as the Obligations shall be secured by any real property or real property interest, it being understood and agreed that the provisions of this sentence are for the exclusive benefit of the Lenders and the Issuing Bank, may be amended, modified or waived by the Majority Lenders without notice to or consent of the Borrowers or any Subsidiary and shall not constitute a waiver of any rights against the Borrowers or any Subsidiary or against any Collateral.

Section 11.5 Assignment and Participation.

(a) No Borrower may assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender and the Issuing Bank.

(b) Each Lender may at any time sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one (1) or more Affiliates of such Lender (provided, however, that if such Affiliate is not a financial institution, such Lender shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (provided, however, that no such assignment shall relieve such Lender from its obligations hereunder) or (C) any Lender. Notwithstanding the foregoing, no assignee of, or participant with respect to, any interest sold hereunder pursuant to this Section 11.5(b) shall be entitled to receive any greater payment under Section 10.3 than the applicable Lender would have been entitled to receive with respect to the interest sold.

(c) Each Lender may at any time sell assignments or participations to one or more Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including its interest in any particular Advance or portion thereof; provided, however, that (1) all assignments (other than assignments described in Section 11.5(b) hereof) shall be in minimum principal amounts of the lesser of (X) $1,000,000.00 or (Y) the amount of such Lender’s Revolving Loan Commitment, DDTL Commitment, Term Loan A Loans, DDT Loans (with a pro rata portion of any DDTL Commitments then in effect) or Incremental Facility Commitment (in a single assignment only) or Incremental Facility Loan, and (2) all assignments and participations (other than assignments and participations described in Section 11.5(b) hereof) hereunder shall be subject to the following additional terms and conditions:

(i) no assignment shall be sold without the prior consent of the Administrative Agent and, prior to the occurrence and continuation of a Default or Event of Default, the consent of the Borrowers, in each case, which consent shall not be unreasonably withheld, delayed or conditioned;

(ii) any Person purchasing a participation or an assignment of any portion of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code);

(iii) the Borrowers, the Lenders, and the Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit T attached hereto, and an administrative fee of $3,500.00 shall be payable to the Administrative Agent either by the assigning Lender or the assignee thereof at the time of any assignment under this Section 11.5(c);

(iv) no participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove items requiring consent pursuant to Section 11.12 (a)(ii) hereof of an affected Lender for the Loans to which such participation agreement applies;

(v) each Lender agrees to provide the Administrative Agent and the Borrowers with prompt written notice of any issuance of assignments of its interests hereunder;

(vi) no assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

(vii) no such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not “adequately capitalized” (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

(viii) each Lender shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as provided in Section 2.12 or as otherwise required by Applicable Law supporting such Lender’s or assignee’s position that no withholding by any Borrower or the Administrative Agent for United States income tax payable by such Lender or assignee in respect of amounts received by it hereunder is required. No assignment shall confer any rights to receive any greater payments under Section 10.3 than the applicable Lender would have been entitled to receive with respect to the interest assigned.

(d) Except as specifically set forth in Section 11.5(b) or (c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

(e) In the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

(f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.10 hereof.

(g) The Administrative Agent, acting, for this purpose only, as agent of the Borrowers shall maintain, at no extra charge to the Borrowers, a register (the “Register”) at the address to which notices to the Administrative Agent are to be sent under Section 11.1 hereof on which Register the Administrative Agent shall enter the name, address and taxpayer identification number (if provided) of the registered owner of the Loans evidenced by a Note or, upon the request of the registered owner, for which a Note has been requested. A Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Loans evidenced thereby on the Register. Any assignment or transfer of all or part of such Loans and the Note evidencing the same shall be registered on the Register only upon compliance with the other provisions of this Section 11.5 and surrender for registration of assignment or transfer of the Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered owner thereof, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than the aggregate principal amount of such Notes is thereby transferred, the assignor or transferor. Prior to the due presentment for registration of transfer of any Note, the Borrowers and the Administrative Agent shall treat the Person in whose name such Loans and the Note evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

(h) The Register shall be available for inspection by the Borrowers and any Lender, with respect to such Lender’s information, at any reasonable time during the Administrative Agent’s regular business hours upon reasonable prior notice.

(i) Notwithstanding any other provision in this Agreement, any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrowers, pledge all or any portion of its rights under, and interest in, this Agreement and the Notes to any trustee or to any other representative of holders of obligations owed or securities issued, by such fund as security for such obligations or securities; provided, however, that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to the assignment provisions of this Section 11.5.

(j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) sponsored by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The Loans by an SPC hereunder shall be Revolving Loans, Term Loan A Loans, DDT Loans and/or, if applicable, Incremental Facility Loans of the Granting Lender to the same extent, and as if, such Loans were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it, solely in its capacity as a party hereto and to any other Loan Document, will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.5, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Borrowers and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 11.5(j) may not be amended without the written consent of any SPC which has been designated in writing as provided in the first sentence hereof and holds any outstanding Loans. The designation by a Granting Lender of an SPC to fund Advances (i) shall be deemed to be a representation, warranty, covenant and agreement by such Granting Lender to the Borrowers and all other parties hereunder that (A) the funding and maintaining of such Advances by such SPC shall not constitute a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), and (B) such designation, funding and maintenance would not result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law, and shall from time to time provide to the Borrowers the tax and other forms required pursuant to Section 2.8(e) hereof with respect to such SPC as though such SPC were a Lender hereunder. In no event shall the Borrowers or any Lender other than the Granting Lender be obligated hereunder to pay any additional amounts under any provision of this Agreement (pursuant to Article 10 hereof or otherwise) by reason of a Granting Lender’s designation of an SPC or the funding or maintenance of Advances by such SPC, in excess of amounts which the Borrowers would have been obligated to pay if such Granting Lender had not made such designation and such Granting Lender were itself funding and maintaining such Advances. The Administrative Agent shall register the interest of any SPC in an Advance from time to time on the Register maintained pursuant to Section 11.5(g) hereof.

Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrowers and to Adjusted EBITDA, Total Debt, Interest Expense, Consolidated Tangible Assets, Consolidated Total Assets, and other such terms shall be deemed to refer to such items of the Credit Parties, on a fully consolidated basis. The Borrowers shall deliver to the Lenders at the same time as the delivery of any quarterly or annual financial statements required pursuant to Section 6.1 or 6.2 hereof, as applicable, (a) a description in reasonable detail of any material variation between the application of GAAP employed in the preparation of such statements and the application of GAAP employed in the preparation of the next preceding quarterly or annual financial statements, as applicable, and (b) reasonable estimates of the differences between such statements arising as a consequence thereof. If, within thirty (30) days after the delivery of the quarterly or annual financial statements referred to in the immediately preceding sentence, the Majority Lenders shall object in writing to the Borrowers’ determining compliance hereunder on such basis, (1) calculations for purposes of determining compliance hereunder shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made, or (2) if requested by the Borrowers, the Majority Lenders will negotiate in good faith to amend the covenants herein to give effect to the changes in GAAP in a manner consistent with this Agreement (and so long as the Borrowers comply in good faith with the provisions of this Section 11.6, no Default or Event of Default shall occur hereunder solely as a result of such changes in GAAP).

Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

Section 11.8 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed the State of New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, each of the Borrowers hereby consents and will, and each of the Borrowers will cause each Restricted Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each of the Borrowers, for itself and on behalf of its Restricted Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

Section 11.9 Severability. To the extent permitted by law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.10 Interest.

(a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrowers or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless, if no Event of Default shall have occurred and be continuing, the Borrowers shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under Applicable Law.

(b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates related to such reference rates.

Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

Section 11.12 Amendment and Waiver.

(a) Except as provided in Section 13.1 hereof, neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the written direction of:

(i) except as set forth in (ii) and (iii) below, the Majority Lenders and, in the case of any amendment, by the Borrowers;

(ii) with respect to (A) any increase in the amount of any Lender’s portion of the Commitments or Commitment Ratios or any extension of any Lender’s Commitments, (B) any reduction or postponement in interest or fees due hereunder or the payment thereof to any Lender without a corresponding payment of such interest or fee amount by the Borrowers, (C) any release of any material portion of the Collateral for the Loans, except as otherwise contemplated by Section 7.3 or Section 5.11 hereof, (D) (1) any waiver of any Default due to the failure by the Borrowers to pay any sum due to any of the Lenders hereunder or (2) any reduction in the principal amount of the Loans without a corresponding payment, (E) any release of (1) the Parent from the Parent Guaranty, (2) any material Restricted Subsidiary from the Subsidiary Guaranty or (3) any Borrower from this Agreement or any Borrower Guaranty, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), (F) any amendment to the pro rata treatment of the Lenders set forth in Section 2.10 hereof, (G) any amendment of this Section 11.12, of the definition of Majority Lenders, or of any Section herein to the extent that such Section requires action by all Lenders or the Issuing Bank, (H) any subordination of the Loans in full to any other Indebtedness, or (I) any extension of a Maturity Date, the affected Lenders and in the case of an amendment, the Borrowers, and, if applicable, the Issuing Bank (it being understood that, for purposes of this Section 11.12(a)(2), changes to provisions of the Loan Documents that relate only to one or more of the Revolving Loans, Term Loan A Loans, DDT Loans or Incremental Facility Loans shall be deemed to “affect” only the Lenders holding such Loans); and

(iii) in the case of any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, the Administrative Agent and by each of the Lenders.

(b) Notwithstanding anything herein to the contrary, the provisions of this Agreement relating to the Incremental Facility Loans and the Incremental Facility Commitments may be amended (including without limitation, any such amendment establishing Incremental Facility Commitments but excluding the provisions of Section 2.14 hereof) in a manner not inconsistent with Section 2.14 hereof, pursuant to a written instrument executed between the Borrowers, the relevant Lenders, and the Administrative Agent, and any such amendment shall not require the consent of any other party to this Agreement.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders, if the consent of Majority Lenders is obtained, but the consent of the other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Borrowers’ request (and at the Borrowers’ sole cost and expense), a Replacement Lender selected by the Borrowers and reasonably acceptable to the Administrative Agent, shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Borrowers’ request, sell and assign to such Person, all of the DDTL Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments and all outstanding Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and fees and other amounts due or outstanding to such Non-Consenting Lender through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption Agreement substantially in the form on Exhibit T attached hereto. Upon execution of any Assignment and Assumption Agreement pursuant to this Section 11.12(c), the Replacement Lender shall be entitled to vote on any pending waiver, amendment or consent in lieu of the Lender replaced by such Replacement Lender.

Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement, the other Loan Documents and the other documents described or contemplated herein or therein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent, the Issuing Bank and each Lender to enter into or maintain business relationships with any Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made by the Credit Parties herein or in any certificate delivered pursuant hereto shall (a) be deemed to have been relied upon by the Administrative Agent, each of the Lenders and the Issuing Bank notwithstanding any investigation heretofore or hereafter made by them and (b) survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any Loans are outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.9, 2.11, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

Section 11.17 Senior Debt. The Obligations are secured by the Security Documents (prior to a release of the Collateral pursuant to Section 5.11 hereof) and are intended by the parties hereto to be senior in right of payment to the 2003 Senior Subordinated Discount Notes, the November 2003 Senior Subordinated Notes and any other Indebtedness of the Borrowers issued after the Agreement Date that by its terms is subordinated to any Indebtedness of the Borrowers.

Section 11.18 Obligations. The obligations of the Administrative Agent, each of the Lenders and the Issuing Bank hereunder are several, not joint.

Section 11.19 Confidentiality. The Administrative Agent, the Lenders and the Issuing Bank shall hold confidentially all non-public and proprietary information and all other information designated by the Borrowers as confidential, in each case, obtained from the Borrowers or their Affiliates pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices; provided, however, that the Administrative Agent, the Lenders and the Issuing Bank may make disclosure of any such information (a) to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers, other professional advisors and any direct or indirect contractual counterparty in swap agreements or such counterparty’s professional advisor in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein (including, without limitation, any pledgee referred to in Section 11.5(i) hereof), in each case, so long as any such Person (other than any examiners) receiving such information is advised of the provisions of this Section 11.19 and agrees to be bound thereby, (b) as required or requested by any governmental authority or self-regulatory body or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or (c) pursuant to legal process or with respect to any litigation between or among any Borrower and any of the Administrative Agent, the Lenders or the Issuing Bank. In no event shall the Administrative Agent, any Lender or the Issuing Bank be obligated or required to return any materials furnished to it by the Borrowers. The foregoing provisions shall not apply to the Administrative Agent, any Lender or the Issuing Bank with respect to information that (i) is or becomes generally available to the public (other than through the Administrative Agent, such Lender or the Issuing Bank), (ii) is already in the possession of the Administrative Agent, such Lender or the Issuing Bank on a non-confidential basis, or (iii) comes into the possession of the Administrative Agent, such Lender or the Issuing Bank from a source other than the Borrowers or their Affiliates in a manner not known to the Administrative Agent, such Lender or the Issuing Bank to involve a breach of a duty of confidentiality owing to the Borrowers or their Affiliates.

Section 11.20 Guarantors. To the extent any Borrower has not directly received the proceeds of any Advances hereunder, such Borrower may be deemed to be a guarantor with respect to such Advances rather than a joint and several co-obligor and, accordingly, each party hereto agrees that the liability of such Borrower as a guarantor hereunder would be solely in accordance with, and subject to the limitations contained in, the Borrower Guaranty executed by such Borrower in favor of the Administrative Agent and the Lenders.

ARTICLE 12 - WAIVER OF JURY TRIAL

Section 12.1 Waiver of Jury Trial. EACH OF THE BORROWERS, FOR ITSELF AND ON BEHALF OF THE RESTRICTED SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWERS, ANY RESTRICTED SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

ARTICLE 13 - COMBINED FACILITY

Section 13.1 Combined Facility. The Combined Borrowers may, subject to the terms and conditions of this Section 13.1, at any time after the Agreement Date, execute and deliver to the Administrative Agent and the Lenders an Assumption Agreement pursuant to which the Credit Parties shall assume all “Obligations” (as defined in the Site Loan Agreement) of the Site Borrower under the Site Loan Agreement and pursuant to which the Site Borrower shall assume all Obligations of the AMT Borrowers hereunder; provided, however, that on the effective date of the Assumption Agreement, (i) the Combined Borrowers shall deliver evidence that, after giving pro forma effect to such combination, Total Debt as of such date as would be calculated hereunder if the Credit Parties hereunder included the “Credit Parties” under the Site Loan Agreement to Adjusted EBITDA as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 or 6.2 hereof, as would be calculated hereunder if the Credit Parties hereunder included the “Credit Parties” under the Site Loan Agreement is no greater than 5.00 to 1.00; (ii) no Default or Event of Default shall exist under this Agreement or the Site Loan Agreement (before and after giving effect to the

Assumption Agreement); and (iii) the Combined Borrowers’ Debt Ratings (in each case having a stable outlook) from at least two of the following rating agencies are: (a) Ba3 or better from Moody’s, (b) BB- or better from Standard and Poor’s, and (c) BB- or better from Fitch. All parties hereto hereby acknowledge and agree that effective on the effective date of the Assumption Agreement, this Agreement shall be modified and amended as set forth in the Assumption Agreement and the Lenders, the Issuing Bank and the Syndication Agent hereby authorize the Administrative Agent to make or permit such further modifications and amendments to Exhibit D attached hereto and/or this Agreement as are otherwise necessary to give effect to the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS:	AMERICAN TOWER, L.P.

	By:	ATC GP INC., its General Partner

	By:	/S/ WILLIAM H. HESS
	Name:	William H. Hess
	Title:	Executive Vice President and Secretary

AMERICAN TOWERS, INC.
AMERICAN TOWER LLC

	By:	/S/ WILLIAM H. HESS
	Name:	William H. Hess
	Title:	Executive Vice President and Secretary

AMERICAN TOWER INTERNATIONAL, INC.

	By:	/S/ WILLIAM H. HESS
	Name:	William H. Hess
	Title:	CFO and Secretary

AMT LOAN AGREEMENT

SIGNATURE PAGE

ADMINISTRATIVE AGENT AND LENDERS:	TORONTO DOMINION (TEXAS) LLC, as Administrative Agent and as a Lender

	By:	/S/ JACKIE BARRETT
	Name:	Jackie Barrett
	Title:	Authorized Signatory

AMT LOAN AGREEMENT

SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Lender

By:	/S/ GARY L. SPEVACK
Name:	Gary L. Spevack
Title:	Vice President

AMT LOAN AGREEMENT

SIGNATURE PAGE

The Royal Bank of Scotland plc, as a Lender

/s/ Andrew Wynn

Name: Andrew Wynn

Title: Managing Director

Calyon New York Branch, as a Lender

/s/ Stephane Ducroizet

Name: Stephane Ducroizet

Title: Vice President

/s/ John McCloskey

Name: John McCloskey

Title: Director

Citicorp USA, Inc., as a Lender

/s/ Ross Levitsky

Name: Ross Levitsky

Title: Director

Credit Suisse, Cayman Islands Branch, as a Lender

/s/ Paul L. Colón

Name: Paul L. Colón

Title: Director

/s/ Shaheen Malik

Name: Shaheen Malik

Title: Associate

General Electric Capital Corporation, as a Lender

/s/ Matthew A. Toth III

Name: Matthew A. Toth III

Title: Duly Authorized Signatory

Royal Bank of Canada, as a Lender

/s/ Mark Narbey

Name: Mark Narbey

Title: Authorized Signatory

Fortis Capital Corp., as a Lender

/s/ Barbara E. Nash

Name: Barbara E. Nash

Title: Managing Director

/s/ Rachel Lanava

Name: Rachel Lanava

Title: Vice President

Goldman Sachs Credit Partners, L.P., as a Lender

/s/ William W. Archer

Name: William W. Archer

Title: Managing Director

Coöperative- Centrale Raiffeisen-Boerenleen Bank B.A., “Rabobank International”, New York Branch, as a Lender

/s/ Michael R. Phelan

Name: Michael R. Phelan

Title: Executive Director

/s/ Brett D. Delfino

Name: Brett D. Delfino

Title: Executive Director

The Bank of New York, as a Lender

/s/ Steven J. Correll

Name: Steven J. Correll

Title: Vice President

The Bank of Nova Scotia, as a Lender

/s/ Thane Rattew

Name: Thane Rattew

Title: Managing Director

Mizuho Corporate Bank, Ltd., as a Lender

/s/ Raymond Ventura

Name: Raymond Ventura

Title: Deputy General Manager

Sumitomo Mitsui Banking Corporation, as a Lender

/s/ Yoshihiro Hyakutome

Name: Yoshihiro Hyakutome

Title: Joint General Manager

Societe Generale, as a Lender

/s/ Mark Vigil

Name: Mark Vigil

Title: Managing Director

Union Bank of California, N.A., as a Lender

/s/ Peter Connoy

Name: Peter Connoy

Title: Senior Vice President

United Overseas Bank Ltd., NY Agency, as a Lender

/s/ Kwong Yew Wong

Name: Kwong Yew Wong

Title: FVP & General Manager

/s/ Philip Cheong

Name: Philip Cheong

Title: VP & Deputy General Manager

Deutsche Bank Trust Company Americas, as a Lender

/s/ Anca Trifan

Name: Anca Trifan

Title: Director

/s/ Evelyn Lazala

Name: Evelyn Lazala

Title: Vice President

CoBank, ACB, as a Lender

/s/ Teresa L. Fountain

Name: Teresa L. Fountain

Title: Assistant Corporate Secretary

National City Bank, as a Lender

/s/ Elizabeth Brosky

Name: Elizabeth Brosky

Title: Vice President

KeyBank National Association, as a Lender

/s/ Michelle L. Reef

Name: Michelle L. Reef

Title: Vice President

Citizens Bank of Massachusetts, as a Lender

/s/ Cindy Chen

Name: Cindy Chen

Title: Vice President

Credit Industriel et Commercial, as a Lender

/s/ Marcus Edward

Name: Marcus Edward

Title: Vice President

/s/ Anthony Rock

Name: Anthony Rock

Title: Vice President

WestLB AG, New York Branch, as a Lender

/s/ Bryan Rolfe

Name: Bryan Rolfe

Title: Managing Director

WestLB AG, New York Branch, as a Lender

/s/ Thomas Rapp

Name: Thomas Rapp

Title: Director

Commerzbank AG, New York and Grand Cayman Branches, as a Lender

/s/ Robert S. Taylor

Name: Robert S. Taylor

Title: Senior Vice President

/s/ Andrew P. Lusk

Name: Andrew P. Lusk

Title: Vice President

SunTrust Bank, as a Lender

/s/ Thomas C. King, Jr.

Name: Thomas C. King, Jr.

Title: Director

U.S. Bank National Association, as a Lender

/s/ John T. Pearson

Name: John T. Pearson

Title: Vice President

Bank of Tokyo-Mitsubishi Trust Company, as a Lender

/s/ James A. Profesta

Name: James A. Profesta

Title: Assistant Vice President

Webster Bank, National Association, as a Lender

/s/ Gail Bruhn

Name: Gail Bruhn

Title: Sr. Vice President

EXHIBIT A

TO LOAN AGREEMENT

FORM OF BORROWER GUARANTY

THIS GUARANTY (the “Guaranty”) is made as of the          day of                     , 2005 by AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”), and AMERICAN TOWER LLC, a Delaware limited liability company (collectively with AT Inc., AT LP, and AT International, the “Borrowers”; and each, a “Borrower”), in favor of the Guarantied Parties defined below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent thereunder (the “Administrative Agent”; and, collectively with the Lenders, the Issuing Bank and the Syndication Agent, the “Guarantied Parties”), are all parties to that certain Loan Agreement dated as of October 27, 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to the terms of the Loan Agreement, the Borrowers are required to execute and deliver this Guaranty; and

WHEREAS, the Borrowers are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and each Borrower has as one of its corporate, limited liability company or partnership purposes, as the case may be, the obtaining of financing needed from time to time, with the ability of each Borrower to obtain such financing being dependent, in part, on the successful operations of and the properties owned by each other Borrower; and

WHEREAS, each Borrower has determined that its execution, delivery and performance of this Guaranty benefit, and are within the corporate purposes and in the best interests of, such Borrower; and

WHEREAS, as a condition to the extension of the Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank, each Borrower has agreed to execute this Guaranty, guaranteeing the payment by each Borrower of the Obligations under the Loan Agreement and the other Loan Documents (collectively, the “Guarantied Obligations”); and

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the provisions of Section 7 hereof, each Borrower hereby agrees, for the benefit of the Guarantied Parties, as follows:

1. Payment. Each Borrower hereby unconditionally guarantees, on a joint and several basis and subject to Section 7 hereof, to the Guarantied Parties full and prompt payment when due whether at maturity, by acceleration or otherwise of all Guarantied Obligations.

2. Obligations Joint and Several. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Guarantied Parties, or any of them, for or in respect of the Guarantied Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Guarantied Parties, or any of them, for the Guarantied Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Borrower hereby declares and agrees that this Guaranty is and shall continue to be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding.

3. Guaranty Final. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by each Borrower and shall not be subject to or affected by any promise or condition affecting or limiting any liability of such Borrower (other than as expressly set forth in Section 7 hereof), and no statement, representation, agreement or promise on the part of the Guarantied Parties, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the liability of any Borrower hereunder.

4. Amendment and Waiver. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

5. Dealings with the Borrowers. The Guarantied Parties, or any of them, may, from time to time, without exonerating or releasing any Borrower in any way under this Guaranty, (i) take such further or other security or securities for the Guarantied Obligations or any part thereof as the Guarantied Parties, or any of them, may deem proper, consistent with the Loan Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor or other obligor of the Guarantied Obligations or any security or securities therefor or any part thereof now or hereafter held by the Guarantied Parties, or any of them, or (iii) consistent with the Loan Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of any of the Loan Documents, all as the Guarantied Parties, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 6 hereof, it is understood that the Guarantied Parties, or any of them, may, without exonerating or releasing any Borrower, give up, or modify or abstain from perfecting or taking advantage of any security for the Guarantied Obligations and accept or make any compositions or arrangements, and realize upon any security for the Guarantied Obligations when, and in such manner, as the Guarantied Parties, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to any Borrower, except as required by Applicable Law.

6. Guaranty Unconditional. Each Borrower acknowledges and agrees that no change in the nature or terms of the Guarantied Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the

Guarantied Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of any Borrower pursuant to this Guaranty; it being the purpose and intent of each Borrower and the Guarantied Parties that the covenants, agreements and all liabilities and obligations of each Borrower hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Borrower agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, each Borrower’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Guarantied Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Guarantied Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Borrower or by reason of any further dealings between any other Borrower, the Guarantied Parties, or any of them, or any other guarantor or surety, and such Borrower, to the extent permitted by Applicable Law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

7. Maximum Guaranteed Amount. The creation or existence from time to time of Guarantied Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized by each Borrower, without notice to such Borrower, and shall in no way impair or affect this Guaranty or the rights of the Guarantied Parties, or any of them, herein. Anything in this Guaranty to the contrary notwithstanding, it is the intention of each Borrower and the Guarantied Parties that such Borrower’s obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount. The “Maximum Guaranteed Amount” shall mean for each Borrower, calculated separately, the greater of (a) the amount of economic benefit received (directly or indirectly) by such Borrower pursuant to the Loan Agreement and the other Loan Documents, and (b) the maximum amount which could be paid out by such Borrower without rendering this Guaranty void or voidable under Applicable Law including, without limitation, (i) Title 11 of the United States Code, as amended, and (ii) applicable state law regarding fraudulent conveyances.

8. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of any Borrower or any Restricted Subsidiary of any Borrower or of any surety or guarantor for the Guarantied Obligations, the rights of the Guarantied Parties, or any of them, against any Borrower shall not be affected or impaired by the omission of the Guarantied Parties, or any of them, to prove its or their claim, as appropriate, and the Guarantied Parties may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Guarantied Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Guarantied Parties of each Borrower.

9. Application of Payments. Any amount received by the Guarantied Parties, or any of them, from whatsoever source and applied toward the payment of the Guarantied Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

10. Waivers by the Borrowers. Each Borrower hereby expressly waives, to the extent permitted by Applicable Law: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Guarantied Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever and (d) all diligence in collection or protection of or realization upon the Guarantied Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing. To the extent permitted by Applicable Law, all rights of subrogation, indemnification, contribution and reimbursement against each Borrower, all rights to enforce any remedy the Guarantied Parties, or any of them, may have against each Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Guarantied Parties, or any of them, in respect of the Guarantied Obligations, in each case, that each Borrower may have at any time, are expressly subordinated to the prior payment, observance and performance in full of the Guarantied Obligations and each Borrower shall withhold exercise of any such right or benefit until the Guarantied Obligations shall have been paid in full and all Commitments shall have been terminated. Any money received by any Borrower in violation of the immediately preceding sentence shall be held in trust by such Borrower for the benefit of the Guarantied Parties. If a claim is ever made upon the Guarantied Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Guarantied Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrowers, then in such event each Borrower agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon such Borrower, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guarantied Obligations, and the Borrowers shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

11. Assignment by the Guarantied Parties and the Borrowers. To the extent permitted under the Loan Agreement, the Guarantied Parties may each, and without notice of any kind, except as otherwise required by the Loan Agreement, sell, assign or transfer all or any of the Guarantied Obligations. No Borrower shall assign its rights or obligations under this Guaranty without the consent of the Administrative Agent. In the event of an assignment permitted hereunder, each and every immediate and successive permitted assignee, transferee, or holder of all or any of the Guarantied Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. This Guaranty shall be binding upon each Borrower, its successors and permitted assigns and inure to the benefit of such successors and assigns.

12. Remedies Cumulative. No delay by the Guarantied Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guarantied Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Guarantied Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Guarantied Obligations shall include, without limitation, all Guarantied Obligations of all of the Borrowers to the Guarantied Parties notwithstanding any right or power of any third party, individually or in the name of any Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Guarantied Obligation, and no such claim or defense shall impair or affect the obligations of any Borrower hereunder.

13. Miscellaneous. This is a Guaranty of payment and not of collection. In the event of a demand upon any Borrower under this Guaranty, such Borrower shall be held and bound to the Guarantied Parties directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including, without limitation, attorneys’ fees and expenses, incurred by the Guarantied Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Guarantied Obligations guaranteed hereby. Any notice or demand which the Guarantied Parties, or any of them, may wish to give shall be served upon a Borrower in the fashion prescribed for notices in Section 11.1 of the Loan Agreement at the address for the Borrowers set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.

14. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

15. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Guaranty, each Borrower hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. Each Borrower hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

16. WAIVER OF JURY TRIAL. EACH BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

17. Time of the Essence. Time is of the essence with regard to each Borrower’s performance of its obligations hereunder.

18. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all the Guarantied Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Guarantied Parties.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Borrower has caused this Guaranty to be executed by an Authorized Signatory on the date first above written.

BORROWERS:	AMERICAN TOWER, INC.
AMERICAN TOWER LLC

By:
Name:
Title:

AMERICAN TOWER, L.P.

By:	ATC GP, INC., its General Partner

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.

By:
Name:
Title:

BORROWER GUARANTY

SIGNATURE PAGE

EXHIBIT B

TO LOAN AGREEMENT

FORM OF BORROWER SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of the 27th day of October, 2005 is made by and among AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”), AMERICAN TOWER LLC, a Delaware limited liability company (collectively with AT Inc., AT LP, AT LLC and AT International, the “Borrowers”; and each a “Borrower”), and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”) on behalf of the Secured Parties defined below. Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and the Administrative Agent (collectively with the Lenders, the Issuing Bank and the Syndication Agent, the “Secured Parties”), are all parties to that certain Loan Agreement dated as of October 27, 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to the terms of the Loan Agreement, the Borrowers are required to execute and deliver this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Grant of Security Interest. Subject to the provisions of Sections 22 and 24 hereof and the exclusions in the paragraphs below entitled Membership Interests, Investment Property and Miscellaneous Items, and to the extent permitted by Applicable Law in the case of the Licenses, each Borrower hereby unconditionally grants and assigns to the Secured Parties a continuing security interest in and security title to (hereinafter referred to as the “Security Interest”) all of such Borrower’s right, title and interest in its property and assets and all additions thereto and replacements thereof, and all other property, whether now owned or hereafter created, acquired or reacquired by such Borrower (collectively, the “Collateral”), including:

Inventory

All inventory and supplies of such Borrower of whatsoever nature and kind and wheresoever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products (the “Inventory”);

Accounts

All right of such Borrower to payment for goods sold or leased or for services rendered, expressly including, without limitation, in connection with owning, leasing, managing and operating communications tower facilities, whether or not earned by performance, including, without limitation, all agreements with and sums due from customers and other Persons, and all books and records recording, evidencing or relating to such rights or any part thereof (the “Accounts”);

Deposit Accounts

All deposit accounts of such Borrower, including, without limitation, all demand, time, savings, passbook or similar accounts maintained with a bank (the “Deposit Accounts”);

Letter of Credit Rights

All letter of credit rights of such Borrower, including, without limitation, rights to payment or performance under a letter of credit, whether or not such Borrower, as beneficiary has demanded or is entitled to demand payment or performance (the “Letter of Credit Rights”);

Equipment

All machinery, equipment and supplies (installed and uninstalled) of such Borrower not included in Inventory above, including motor vehicles and accretions and accessions thereto; and expressly including, without limitation, towers, antennas and equipment located at communications tower facilities; any distribution systems and all components thereof, including, without limitation, hardware, cables, fiber optic cables, switches, CODECs, computer equipment, amplifiers, and associated devices; and any other equipment used in connection with such Borrower’s business (the “Equipment”);

Contracts and Leases

All assignable (a) construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, easements, pole attachment agreements, transmission capacity agreements, public utility contracts and other agreements to which such Borrower is a party, whether now existing or hereafter arising (the “Contracts”); (b) lease agreements for personal property to which such Borrower is a party, whether now existing or hereafter arising (the “Leases”); and (c) other contracts and contractual rights, remedies or provisions now existing or hereafter arising in favor of such Borrower (the “Other Contracts”);

General Intangibles

All general intangibles of such Borrower including personal property not included above, such as, without limitation, all goodwill, trademarks, trademark applications, trade names, trade secrets, industrial designs, other industrial or intellectual property or rights therein, whether under license or otherwise, claims for tax refunds, and tax refund amounts (the “Intangibles”);

Licenses

To the extent permitted by Applicable Law and subject to Sections 22 and 24 hereof, all franchises, licenses, permits and operating rights authorizing or relating to such Borrower’s rights to operate and maintain communications tower facilities or similar business including, without limitation, the Licenses all as more particularly described on Schedule 1 attached hereto (the “Licenses”);

Investment Property

All investment property of such Borrower, including, without limitation, all securities, whether certificated or uncertificated security entitlements, securities accounts, commodity contracts and commodity accounts, but excluding any of the foregoing in any Foreign Subsidiary (the “Investment Property”);

Membership Interests

All membership rights, privileges and interests of such Borrower in any Person, including, without limitation, (a) the right to receive distributions at any time or from time to time in cash or other property, (b) the right to any specified property of such Person, if any, and (c) all of such Borrower’s right to participate in the management of such Person, but excluding any of the foregoing in any Foreign Subsidiary (the “Membership Interests”);

Furniture and Fixtures

All furniture and fixtures in which such Borrower has an interest (the “Furniture and Fixtures”);

Miscellaneous Items

All goods, chattel paper, documents, instruments, supplies, chooses in action, claims, money, deposits, certificates of deposit, stock or share certificates, and licenses and other rights in intellectual property of such Borrower not included above, but excluding any of the foregoing in any Foreign Subsidiary (the “Miscellaneous Items”);

Software

All software of such Borrower, other than software embedded in any category of goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program (the “Software”);

Supporting Obligations

All supporting obligations of such Borrower, including, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property (the “Supporting Obligations”); and

Proceeds

All proceeds of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property (or interest therein) referred to above (including, without limitation, the proceeds from the sale of any License), together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of such Borrower, any rebates or refunds, whether for taxes or otherwise, together with all proceeds of any such proceeds (the “Proceeds”).

This Agreement and the Security Interest secure the payment of (i) the Guarantied Obligations (as defined in that certain Borrower Guaranty of even date herewith given by each Borrower for the benefit of the Secured Parties), (ii) all Obligations of each Borrower (other than in respect of the Loans) under the Loan Documents and (iii) the Loans directly received by each Borrower (collectively, the “Secured Obligations”).

2. Further Assurances. Each Borrower hereby authorizes the Administrative Agent to file such financing statements and such other documents as the Administrative Agent may reasonably require to protect or perfect the interest of the Secured Parties in the Collateral, and each Borrower further irrevocably appoints the Administrative Agent as such Borrower’s attorney-in-fact, with a power of attorney to execute on behalf of such Borrower such Uniform Commercial Code (the “UCC”) financing statement forms as the Administrative Agent may from time to time reasonably deem necessary or desirable to protect or perfect such interest in the Collateral. Such power of attorney is coupled with an interest and shall be irrevocable. In addition, each Borrower agrees to do, execute and deliver or cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably require for the purpose of perfecting or protecting the rights of the Secured Parties hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor.

3. Representations and Warranties Concerning Collateral. Each Borrower represents and warrants that (a) the Security Interest in the Collateral granted by it hereunder shall constitute at all times a valid first priority security interest (subject only to Permitted Liens), vested in the Administrative Agent, in and upon such Collateral, free of any Liens except for Permitted Liens and (b) none of its Accounts are represented by promissory notes or other instruments. Each Borrower shall take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Security Interest in such Borrower’s Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person, and that the Collateral shall not otherwise be or become subject to any Lien, except for Permitted Liens.

4. Location of Books and Records. Each Borrower further represents and warrants that it now keeps all of its records concerning its Accounts, Contracts, Leases, Other Contracts, and Intangibles at its chief executive office, which is the address set forth with respect to each Borrower in Section 11.1 of the Loan Agreement, except as listed on Schedule 2 hereto. Each Borrower covenants and agrees that it shall not keep any of such records at any other address, unless written notice thereof is given to the Administrative Agent at least thirty (30) days prior to the creation of any new address for the keeping of such records. Each Borrower further agrees that it shall promptly advise the Administrative Agent, in writing making reference to this Section 4 of this Agreement, of the opening of any material new place of business, the closing of any existing material place of business, or any change in the location of the place where it keeps the Collateral or of its chief executive office.

5. Collateral Not Fixtures. The parties intend that, to the extent permitted by Applicable Law, the Collateral shall remain personal property irrespective of the manner of its attachment or affixation to realty.

6. Covenants Regarding Collateral. Any and all injury to, or loss or destruction of, the Collateral shall be at each Borrower’s risk, and shall not release any Borrower from its obligations hereunder. Each Borrower agrees not to sell, transfer, assign, dispose of, mortgage, grant a security interest in, or encumber any of the Collateral except as permitted under the Loan Agreement. Each Borrower agrees to maintain in force such insurance with respect to the Collateral as is required under the Loan Agreement. Each Borrower agrees to pay all required taxes, liens, and assessments upon the Collateral, its use or operation, as required under the Loan Agreement. Each Borrower further agrees that the Administrative Agent may, but shall in no event be obligated to, following written notice to such Borrower, insure any of the Collateral in such form and amount as the Administrative Agent may deem necessary or desirable if such Borrower fails to obtain insurance as required by the Loan Agreement, and that the Administrative Agent may pay or discharge any taxes if such Borrower fails to pay such taxes as required by the Loan Agreement or Liens (which are not Permitted Liens) on any of the Collateral, and such Borrower agrees to pay any such sum so expended by the Administrative Agent, with interest at the Default Rate, and such amounts shall be deemed to be a part of the Secured Obligations secured by the Collateral under the terms of this Agreement.

7. Covenants Regarding Contracts, Other Contracts and Leases. Except where the failure to do so would not reasonably be expected to cause a Materially Adverse Effect to the Borrowers and the Restricted Subsidiaries taken as a whole, each Borrower shall fulfill, perform and observe each and every material condition and covenant of such Borrower contained in any of the material Contracts, the Other Contracts or the Leases, other than those being contested in good faith or unless the other party thereto is in default. The rights and interests granted to the Administrative Agent hereunder include all of each Borrower’s rights and title (i) to modify the Contracts, the Other Contracts and the Leases, (ii) to terminate the Contracts, the Other Contracts and the Leases, and (iii) to waive or release the performance or observance of any obligation or condition of the Contracts, the Other Contracts and the Leases; provided, however, that each Borrower shall have the right to exercise these rights in a fashion consistent with this Agreement prior to any Event of Default and at any time that an Event of Default is not continuing and that these rights shall not be exercised by the Administrative Agent prior to the occurrence and during the continuation of an Event of Default.

8. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Secured Parties shall have such rights and remedies as are set forth in the Loan Agreement, the other Loan Documents and herein, all the rights, powers and privileges of a secured party under the UCC of the State of New York and any other applicable jurisdiction, and all other rights and remedies available to the Secured Parties, or any of them, at law or in equity. Each Borrower covenants and agrees that any notification of intended disposition of any

Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for in Section 19 hereof at least ten (10) days prior to such disposition. Under such circumstances, the Secured Parties shall have the right to request the appointment of a receiver for the properties and assets of each Borrower, and each Borrower hereby consents to such right and to such appointment and hereby waives any objection such Borrower may have thereto and hereby waives the right to have a bond or other security posted by the Administrative Agent or any other Person in connection therewith. Each Borrower agrees, after the occurrence and during the continuation of an Event of Default, to take any actions that the Secured Parties may reasonably request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to the Administrative Agent under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Borrower shall, at such Borrower’s cost and expense, use its reasonable best efforts to assist in obtaining all approvals of the FCC which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the UCC as in effect in any applicable jurisdiction, and, at the Administrative Agent’s request, prepare, sign and file with the FCC the assignor’s or transferor’s portion of any application or applications for consent to the assignment of the Licenses or transfer of control thereof necessary or appropriate under the FCC’s rules for approval of any sale or transfer of the Licenses in connection with the Administrative Agent’s exercise of remedies under this Agreement. The Administrative Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Administrative Agent, all as permitted by Applicable Law. All amounts realized or collected through the exercise of remedies hereunder shall be applied to the Secured Obligations as provided in the Loan Agreement.

9. Notification of Account Debtors. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may notify the account debtors that all payments with respect to Accounts of any Borrower are to be paid directly to the Administrative Agent and any amount thereafter paid to such Borrower shall be received in trust by such Borrower for the benefit of the Administrative Agent and segregated from other funds of such Borrower and paid over to the Administrative Agent in the form received (together with any necessary endorsements).

10. Remedies of Administrative Agent. Upon the occurrence and during the continuation of an Event of Default, and after written notice to a Borrower, the Administrative Agent or its designee may proceed to perform any and all of the obligations of such Borrower contained in any of the Contracts, Other Contracts or Leases and exercise any and all rights of such Borrower therein contained as fully as such Borrower itself could. Each Borrower hereby appoints the Administrative Agent its attorney-in-fact, with power of substitution, to take such action, execute such documents, and perform such work after the occurrence and during the continuation of an Event of Default as the Administrative Agent may deem appropriate in exercise of the rights and remedies granted the Secured Parties, or any of them, herein or in any other Loan Document following written notice to such Borrower. The power of attorney granted herein is coupled with an interest and shall be irrevocable.

11. Additional Remedies. Upon the occurrence and during the continuation of an Event of Default, should any Borrower fail to perform or observe any covenant or comply with any condition contained in any of the Contracts, the Other Contracts or the Leases, then following written notice to such Borrower, the Administrative Agent may, but without obligation to do so and without releasing any such Borrower from its obligation to do so, and after written notice to such Borrower, perform such covenant or condition and, to the extent that the Administrative Agent shall incur any reasonable costs or pay any expenses in connection therewith, including any reasonable costs or expenses of litigation associated therewith, such costs, expenses or payments shall be included in the Secured Obligations secured hereby and shall bear interest from the payment of such costs or expenses by the Administrative Agent at the Default Rate. None of the Secured Parties shall be obliged to perform or discharge any obligation of any Borrower under any of the Contracts, the Other Contracts or the Leases.

12. Administrative Agent May Collect Accounts. Each Borrower hereby further appoints the Administrative Agent, effective upon the occurrence and during continuation of an Event of Default as its attorney-in-fact, with power of substitution, with authority to collect all Accounts, to endorse the name of such Borrower on any note, acceptance, check, draft, money order or other evidence of debt or of payment which constitutes a portion of the Collateral and which may come into the possession of the Secured Parties, or any of them, and generally to do such other things and acts in the name such Borrower with respect to the Collateral as are necessary or appropriate to protect or enforce the rights hereunder of the Secured Parties. Each Borrower further authorizes the Administrative Agent, effective upon the occurrence and during the continuation of an Event of Default, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by such Borrower which constitute a portion of the Collateral, all in the name of such Borrower. After deducting all reasonable expenses and charges (including the Administrative Agent’s attorneys’ fees) of retaking, keeping, storing and selling the Collateral, the Administrative Agent may apply the proceeds in payment of any of the Secured Obligations in the order of application set forth in the Loan Agreement. The power of attorney granted herein is coupled with an interest and shall be irrevocable. Each Borrower agrees that if steps are taken by the Administrative Agent to enforce its rights hereunder, or to realize upon any of the Collateral, such Borrower shall pay to the Administrative Agent the amount of the Administrative Agent’s reasonable costs, including attorneys’ fees, and such Borrower’s obligation to pay such amounts shall be deemed to be a part of the Secured Obligations secured hereunder. Upon the occurrence and during the continuation of an Event of Default, each Borrower shall segregate all proceeds of any Collateral from the other assets of such Borrower.

13. Indemnification. Each Borrower shall indemnify and hold harmless the Secured Parties, and any other Person acting hereunder for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of the powers of attorney granted herein and shall release each Secured Party, and any other Person acting hereunder from all liability whatsoever for the exercise of the foregoing powers of attorney and all actions taken pursuant thereto, except, in either event, in the case of bad faith, gross negligence or willful misconduct by the Person seeking indemnification.

14. Remedies Cumulative. Each Borrower agrees that the rights of the Secured Parties, or any of them, under this Agreement, the Loan Agreement, any other Loan Document or any other contract or agreement now or hereafter in existence among the Secured Parties and the Borrowers or any Subsidiary of the Borrowers and the other obligors thereunder, or any of them, shall be cumulative, and that each Secured Party may from time to time exercise such rights and such remedies as such Person or Persons may have thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that such Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. Each Borrower further expressly agrees that the Secured Parties shall in no event be under any obligation to resort to any Collateral secured hereby prior to exercising any other rights that the Secured Parties, or any of them, may have against such Borrower or any Subsidiary of such Borrower or any of its respective properties, nor shall the Secured Parties, or any of them, be obliged to resort to any other collateral or security for the Secured Obligations, other than the Collateral, prior to any exercise of the Administrative Agent’s rights against any of such Borrower and its property hereunder.

15. Obligations Commercial in Nature. Each Borrower hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, the Administrative Agent shall, to the extent permitted by Applicable Law, have the right to immediate possession without notice or a hearing, and hereby knowingly and intelligently waives, to the extent permitted by Applicable Law, any and all rights it may have to any notice and posting of a bond by the Secured Parties, or any of them, prior to seizure by the Administrative Agent or any of its transferees, assigns or successors in interest, of the Collateral or any portion thereof.

16. Amendments and Waivers. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by any Borrower or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to any Borrower, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to any Borrower or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release any Borrower from any Secured Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Secured Obligation or upon full payment and satisfaction of all Secured Obligations and termination of the Commitment. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent or one or more of the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate at such time as provided in Section 5.11 of the Loan Agreement.

17. Assignment. Each Borrower hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms “Administrative Agent” or “Secured Parties” wherever used herein shall be deemed, as applicable, to refer to and include any such assignee.

18. Successors and Assigns. This Agreement shall apply to and bind the respective successors and permitted assigns of each Borrower and inure to the benefit of the successors and permitted assigns of such Borrower, the Lenders and the Administrative Agent.

19. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner prescribed in Section 11.1 of the Loan Agreement.

20. Governing Law; Entire Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement among the Borrowers and the Secured Parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and delivered to each Borrower.

21. Severability. If any paragraph or part thereof of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, to the extent permitted by law, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

22. FCC Consent. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent with respect to the Licenses issued by the FCC unless and until all requirements of Applicable Law, including, without limitation, any required approval under the Communications Act, including without limitation the provision for ten (10) days notice to the FCC required by 47 C.F.R. § 22.917(e), requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied. Each Borrower covenants that, following and during the continuation of an Event of Default, upon request of the Administrative Agent it will cause to be filed such applications and take such other action as may be reasonably requested by the Administrative Agent to obtain the consent or approval of the FCC or any governmental or other authority which has granted any License to any Borrower to any action contemplated by this Agreement and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

24. Changes in Applicable Law. The parties acknowledge their intent that, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall receive, to the fullest extent permitted by Applicable Law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Collateral and to exercise all remedies available to it under this Agreement, the UCC as in effect in any applicable jurisdiction, or other Applicable Law. The parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Administrative Agent’s rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Administrative Agent to obtain such rights of access, use or sale, the Administrative Agent and the Borrowers shall amend this Agreement in such manner as the Administrative Agent shall reasonably request in order to provide the Administrative Agent such rights to the greatest extent possible consistent with Applicable Law and governmental policy.

25. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all of the Secured Parties.

26. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, each Borrower hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Borrower hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of such Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. Each Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

27. Waiver of Jury Trial. EACH BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands by and through their duly Authorized Signatories, as of the day and year first written above.

BORROWERS:	AMERICAN TOWER, L.P.,

	By:	ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC.
AMERICAN TOWER LLC

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.

By:
Name:
Title:

BORROWERS’ SECURITY AGREEMENT

SIGNATURE PAGE

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:
	Name:	Jackie Barrett
	Title:	Authorized Signatory

BORROWERS’ SECURITY AGREEMENT

SIGNATURE PAGE

Schedule 1

Licenses

Schedule 2

Additional Locations of Books and Records

[list of locations]

EXHIBIT C

TO LOAN AGREEMENT

FORM OF BORROWER PLEDGE AGREEMENT

THIS BORROWER PLEDGE AGREEMENT (this “Agreement”) is entered into as of the             day of             , 2005, by and among AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”), AMERICAN TOWER LLC, a Delaware limited liability company (“AT LLC”) (collectively with AT Inc., AT LP, AT LLC and AT International, the “Pledgors”; and each, a “Pledgor”), and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”) for itself and on behalf of the Secured Parties defined below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Pledgors, the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and the Administrative Agent (collectively with the Lenders, the Issuing Bank and the Syndication Agent, the “Secured Parties”), are all parties to that certain Loan Agreement dated as of             , 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to the terms of the Loan Agreement, each Pledgor executed that certain Borrower Guaranty dated as of             , 2005 (the “Guaranty”) and, as a condition precedent to the effectiveness of the Loan Agreement, the Pledgors are required to execute and deliver this Agreement; and

WHEREAS, to secure the payment of all Obligations of each Pledgor under the Loan Agreement to the extent that it directly receives proceeds from any Advance thereunder and the Guarantied Obligations (as defined in the Guaranty) (the “Secured Obligations”), each Pledgor and the Administrative Agent (on behalf of the Secured Parties), have agreed that the Ownership Interests owned by such Pledgor listed on Schedule 1 attached hereto shall be pledged by such Pledgor to the Secured Parties to secure the Secured Obligations;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Warranty. Each Pledgor hereby represents and warrants to the Secured Parties that (a) except for the security interest created hereby, such Pledgor owns the Pledged Interests (which constitute the percentage of the issued and outstanding Pledged Interests of the Subsidiaries as set forth on Schedule 1 attached hereto) free and clear of all Liens (except Permitted Liens), (b) the shares of Capital Stock pledged hereunder are duly issued, fully paid and non-assessable, and (c) such Pledgor has the unencumbered right to pledge the Pledged

Interests. In addition, each Pledgor represents and covenants as follows: (1) the Pledged Interests represent (a) subject to Section 5.10 of the Loan Agreement, all of such Pledgor’s Ownership Interests in any direct Domestic Subsidiary of such Pledgor and (b) not less than sixty-five percent (65%) of the Ownership Interests in any direct wholly-owned Foreign Subsidiary of such Pledgor; and (2) upon possession and retention of the certificates evidencing Pledged Interests that are “securities” within the meaning of Article 8 of the Uniform Commercial Code (“UCC”) (such Pledged Interests hereinafter referred to as “Certificated Ownership Interests”) by the Administrative Agent, the Secured Parties shall have a valid and perfected first priority security interest in the Certificated Ownership Interests (other than Permitted Liens having priority) securing the payment of the Secured Obligations.

2. Security Interest. Each Pledgor hereby unconditionally grants and assigns to the Secured Parties, and their respective successors and permitted assigns, a continuing security interest in and security title to (a) the Ownership Interests set forth on Schedule 1 attached hereto, (b) subject to Section 5.10 of the Loan Agreement, the Ownership Interests in any Domestic Subsidiary of such Pledgor acquired by such Pledgor after the Agreement Date, and in each case, all certificates representing such Ownership Interests, all rights, options, warrants, stock or other securities or other property which may hereafter be received, receivable or distributed in respect of such Ownership Interests, together with all proceeds of the foregoing, including, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, all of which shall constitute “Pledged Interests” hereunder. Each Pledgor has delivered to the Administrative Agent all of its right, title and interest in and to the Pledged Interests, together with certificates with respect to Certificated Ownership Interests, and undated stock powers endorsed in blank with respect to Certificated Ownership Interests, as security for the Secured Obligations; it being the intention of the parties hereto that beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual and dividend rights, shall remain in such Pledgor until the occurrence and during the continuance of an Event of Default and until the Administrative Agent shall notify such Pledgor of the Administrative Agent’s exercise of voting and dividend rights to the Pledged Interests pursuant to Section 9 hereof.

3. Additional Pledged Interests. In the event that, during the term of this Agreement:

(a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of any Subsidiary of any Pledgor, or any new Ownership Interests are issued by any Subsidiary of any Pledgor, or any new Subsidiary of any Pledgor is formed or acquired, all new, substituted, and additional Ownership Interests shall be issued to such Pledgor and shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank by such Pledgor with respect to Certificated Ownership Interests, and shall thereupon constitute Pledged Interests to be held by the Administrative Agent under the terms of this Agreement; and

(b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Ownership Interests consisting of shares of Capital Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by each Pledgor shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank, and shall thereupon constitute Pledged Interests to be held by the Administrative Agent under the terms of this Agreement.

Notwithstanding the foregoing, under this Section 3, no Pledgor shall be required to pledge or deliver Ownership Interests in any Subsidiary of such Pledgor if an express or deemed pledge of such Ownership Interests (including through pledges of Ownership Interests in Restricted Subsidiaries that are treated as flow-through or fiscally transparent entities for U.S. Federal income tax purposes) shall result in a Tax Impediment, as reasonably determined by the Pledgors.

4. Default. In the event of the occurrence of an Event of Default and so long as any such Event of Default is continuing, the Secured Parties may sell or otherwise dispose of the Pledged Interests at a public or private sale or make other commercially reasonable disposition of the Pledged Interests or any portion thereof after fifteen (15) days’ notice to the applicable Pledgor, and the Secured Parties, or any of them, may purchase the Pledged Interests or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied first to the costs of the Administrative Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then to the Secured Obligations as provided in the Loan Agreement. In the event the proceeds of the sale or other disposition of the Pledged Interests are insufficient to satisfy the Secured Obligations, each Pledgor shall remain liable for any such deficiency. Each Pledgor waives, to the extent permitted by Applicable Law, the rights of equity of redemption, appraisal, notice of acceptance, presentment, demand and marshalling, to the extent applicable.

5. Additional Rights of Secured Parties. In addition to its rights and privileges under this Agreement, the Secured Parties shall have all the rights, powers and privileges of a secured party under the UCC as in effect in any applicable jurisdiction and other Applicable Law.

6. Return of Pledged Interests to the Pledgors. Upon payment in full of all Obligations under the Loan Agreement and the other Loan Documents, and satisfaction in full of any other Secured Obligations, other than the Secured Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement, and after such time as the Lenders shall have no obligation to make any further Advances (including, without limitation, with respect to Letters of Credit or draws thereon) to any of the Pledgors, or as otherwise set forth in the Loan Agreement (including, without limitation, Section 5.11 thereof), this Agreement shall terminate and the Administrative Agent shall return the remaining Pledged Interests and all rights received by the Administrative Agent as a result of its possessory interest in the Pledged Interests to the applicable Pledgor.

7. Disposition of Pledged Interests by Administrative Agent. The Pledged Interests are not registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Pledgor understands that upon such disposition, the Secured Parties may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Pledgor, therefore, agrees that:

(a) if the Secured Parties shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Secured Parties shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of communications tower companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to dispose of the Pledged Interests for sale and as to the best price reasonably obtainable at the private sale thereof; and

(b) that such reliance shall be conclusive evidence that the Secured Parties have handled such disposition in a commercially reasonable manner absent manifest error.

8. Pledgors’ Obligations Absolute. The obligations of each Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any Pledgor or any other Person, nor against other security or liens available to any Secured Party. Each Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any other security or to any balance of any deposit account or credit on the books of any of the Secured Parties in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Administrative Agent to any other security or collateral for the Secured Obligations. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by any Pledgor or any other obligor with respect to the Secured Obligations to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to any Pledgor, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral or any other collateral or guaranty to any Pledgor by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release any Pledgor from any Secured Obligation hereunder, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Secured Obligation or upon full payment and satisfaction of all Secured Obligations. None of the Secured Parties shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate at such time as provided in Section 5.11 of the Loan Agreement.

9. Voting Rights.

(a) For so long as any Secured Obligations remain unpaid, after and during the continuation of an Event of Default, but subject to the provisions of Section 15 hereof, (i) the

Secured Parties or the Administrative Agent may, upon fifteen (15) days’ prior written notice to a Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Pledged Interests, but under no circumstances are the Secured Parties or the Administrative Agent obligated by the terms of this Agreement to exercise such rights, and (ii) each Pledgor hereby appoints the Administrative Agent, which appointment shall be effective on the fifteenth (15th) day following the giving of notice by the Administrative Agent as provided in Section 9(a)(i) hereof, such Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Pledged Interests in any manner the Secured Parties deem advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as a Pledgor shall have the right to vote the Pledged Interests, such Pledgor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would constitute an Event of Default.

10. Amendments and Waivers. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by any Pledgor or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to any Pledgor, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to any Pledgor or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release any Pledgor from any Secured Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Secured Obligation or upon full payment and satisfaction of all Secured Obligations and termination of the Commitments. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent or one or more of the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

11. Assignment. Each Pledgor hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms “Administrative Agent” or “Secured Parties,” wherever used herein, shall be deemed, as applicable, to refer to and include any such assignee. This Agreement may not be assigned by any Pledgor, but shall apply to and bind the respective successors and permitted assigns of such Pledgor and inure to the benefit of the successors and permitted assigns of such Pledgor.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be given in the manner and at the addresses set forth in Section 11.1 of the Loan Agreement.

13. Governing Law; Entire Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Pledgors and delivered by the Administrative Agent to the Pledgors.

14. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, to the extent permitted by law, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

15. FCC Compliance. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, and the proxy granted in Section 9(a) hereof shall not become effective, unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. Each Pledgor covenants that, following and during the continuance of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be reasonably requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

17. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all of the Secured Parties.

18. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, each Pledgor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Pledgor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of such Pledgor, in its capacity as Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

19. WAIVER OF JURY TRIAL. EACH PLEDGOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, on the day and year first above written.

PLEDGORS:	AMERICAN TOWER, L.P.

By: ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC. AMERICAN TOWER LLC

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.

By:
Name:
Title:

BORROWERS PLEDGE AGREEMENT

SIGNATURE PAGE

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:
	Name:	Jackie Barrett
	Title:	Authorized Signatory

BORROWERS PLEDGE AGREEMENT

SIGNATURE PAGE

SCHEDULE 1

Pledged Interests

EXHIBIT D

TO LOAN AGREEMENT

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made as of this      day of                     , 20     (this “Agreement”), by and among AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”) and AMERICAN TOWER LLC, a Delaware limited liability company; (collectively, with AT Inc., AT LP and AT International, the “AMT Borrowers”); SPECTRASITE COMMUNICATIONS, INC., a Delaware corporation (“SSI”), AMERICAN TOWER CORPORATION, a Delaware corporation (the “Parent”), SPECTRASITE, LLC, a Delaware limited liability company (“SSI Holdco”), the “Restricted Subsidiaries” on the date hereof under the AMT Loan Agreement (as defined below) (collectively, the “AMT Restricted Subsidiaries”) and the “Restricted Subsidiaries” on the date hereof under the SSI Loan Agreement (as defined below) (collectively, the “SSI Restricted Subsidiaries”).

W I T N E S S E T H:

WHEREAS, the AMT Borrowers, the Administrative Agent party thereto (the “AMT Administrative Agent”), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and the Lenders party thereto (the “AMT Lenders”) are parties to that certain Loan Agreement dated as of October 27, 2005 (as heretofore amended, modified, supplemented or restated from time to time, the “AMT Loan Agreement”); and

WHEREAS, SSI, the Administrative Agent party thereto (the “SSI Administrative Agent”), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and the Lenders party thereto (the “SSI Lenders”) are parties to that certain Loan Agreement dated as of October 27, 2005 (as heretofore amended, modified, supplemented or restated from time to time, the “SSI Loan Agreement”); and

WHEREAS, the AMT Borrowers and SSI have notified the AMT Administrative Agent and the SSI Administrative Agent that they have satisfied the requirements set forth in Section 13.1 of each of the AMT Loan Agreement and SSI Loan Agreement, respectively; and

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual agreements and covenants herein contained, the parties hereto agree that capitalized terms used herein shall, unless otherwise defined herein, have the meanings ascribed thereto in the AMT Loan Agreement and further agree as follows:

1. SSI Assumption and Joinder. Upon effective date of this Agreement, SSI shall become a “Borrower” under the AMT Loan Agreement and SSI hereby assumes, and agrees to be jointly and severally liable with the AMT Borrowers for, all of the “Obligations” under the AMT Loan Agreement and the “Loan Documents” as defined therein, whether arising prior to the date hereof or thereafter, all in accordance with the terms thereof. Without in any way limiting the foregoing, SSI hereby (a) acknowledges and agrees that all covenants, agreements and obligations of the AMT Borrowers set forth in the AMT Loan Agreement and related Loan Documents shall hereafter be the covenants, agreements and obligations (on a joint and several basis with the AMT Borrowers) of SSI, except to the extent modified and amended herein, (b) agrees to pay and perform all of the “Obligations” (as defined under the AMT Loan Agreement), including, without limitation all indemnification obligations thereunder in accordance with the terms of the AMT Loan Agreement except to the extent modified or amended herein, (c) agrees to be bound as a “Borrower” under the Borrower Guaranty, (d) agrees that it shall be a “Borrower” under any Notes issued under the AMT Loan Agreement and (e) acknowledges and agrees that the term “Loan Agreement” set forth in any Notes issued under the SSI Loan Agreement shall, from and after the effective date hereof, be deemed a reference to the AMT Loan Agreement as modified and amended hereby. SSI further agrees that all indemnification obligations under the SSI Loan Agreement that by the terms thereof survive termination of the SSI Loan Agreement shall continue in favor of the SSI Lenders to the extent that any right to indemnification thereunder arose prior to the date hereof without duplication of any rights to payment thereafter arising pursuant to the other terms hereof; provided, however, that all SSI Lenders shall be entitled to indemnification for any acts or events from and after the effective date hereof solely as set forth in the AMT Loan Agreement. Notwithstanding anything to the contrary, the foregoing shall at all times be subject to Section 11.20 of the AMT Loan Agreement.

2. AMT Borrowers Assumption. Each AMT Borrower hereby assumes, on a joint and several basis, all of the payment Obligations of SSI under the SSI Loan Agreement and agrees that the Guaranteed Obligations under the Borrower Guaranty shall from and after the effective date hereof include, without limitation, all payment Obligations of SSI under the SSI Loan Agreement. Each AMT Borrower further agrees that it shall be a “Borrower” under any Notes issued by SSI under the SSI Loan Agreement. Notwithstanding anything to the contrary, the foregoing shall at all times be subject to Section 11.20 of the AMT Loan Agreement.

3. Restricted Subsidiary Acknowledgement. Each of the AMT Borrowers, SSI, the AMT Restricted Subsidiaries and the SSI Restricted Subsidiaries hereby acknowledges and agrees that, from and after the effective date hereof, all references to Restricted Subsidiaries in the AMT Loan Agreement shall include, without limitation, all SSI Restricted Subsidiaries. In addition, (a) each AMT Restricted Subsidiary that is a “Guarantor” under a Subsidiary Guaranty with respect to the AMT Loan Agreement hereby agrees that from and after the effective date hereof, the term “Guaranteed Obligations” as set forth in any such Subsidiary Guaranty to which it is a party shall mean and include all payment Obligations now outstanding under the SSI Loan Agreement, (b) each SSI Restricted Subsidiary that is a “Guarantor” under a Subsidiary Guaranty with respect to the SSI Loan Agreement hereby agrees that, from and after the effective date hereof, the term “Guaranteed Obligations” as set forth in any such Subsidiary Guaranty to which it is a party shall mean and include all payment Obligations now outstanding and hereafter arising under the AMT Loan Agreement together with all payment Obligations outstanding under the SSI Loan Agreement on the effective date of this Agreement and (c) each SSI Restricted Subsidiary hereby acknowledges and agrees that the term “Loan Agreement” set forth in any Security Documents entered into pursuant to the SSI Loan Agreement to which such Person is a party (and which has not previously been terminated pursuant to Section 5.11 of the

SSI Loan Agreement or otherwise) shall, from and after the effective date hereof, be deemed a reference to the AMT Loan Agreement as modified and amended hereby.

4. Parent and Holdco Acknowledgement. The Parent acknowledges and agrees that upon the effective date of this Agreement the “Obligations” (as defined in the Parent Pledge Agreement) include, without limitation, all of the Obligations of SSI under the AMT Loan Agreement as modified and amended herein (including any such Obligations which are outstanding on the date hereof and which arose under the SSI Loan Agreement prior to the date hereof). Holdco acknowledges and agrees that, upon the effective date of this Agreement, the “Obligations” (as defined in the Holdco Pledge Agreement) includes, without limitation, all of the Obligations under the AMT Loan Agreement (as modified and amended herein) and all references to the “Loan Agreement” in the Holdco Pledge Agreement and the Holdco Guaranty shall be deemed to be references to the AMT Loan Agreement (as modified and amended herein).

5. Amendments to AMT Loan Agreement. Effective upon the effective date of this Agreement, the AMT Loan Agreement shall be amended as follows:

(a) Amendments to Article1, Definitions.

(i) Article 1, Definitions, is hereby amended by deleting the definitions of “Available Letter of Credit Commitment,” Available Revolving Loan Commitment,” “Commitment Ratio,” “Commitments,” “Letters of Credit,” “Loans,” “Notes,” “Request for Advance,” “Request for Issuance of Letter of Credit,” “Unutilized Commitments” and “Unreinvested Net Proceeds” and substituting the following therefor:

‘“Available Letter of Credit Commitment’ shall mean, at any time, the lesser of (a) (i) $50,000,000.00 minus (ii) all AMT Letter of Credit Obligations then outstanding, and (b) the Available Revolving Loan Commitment then in effect.”

‘“Available Revolving Loan Commitment’ shall mean, as of any date, the difference between (i) the Revolving Loan Commitments in effect on such date minus (ii) the sum of (A) the Revolving Loans then outstanding plus (B) the AMT Letter of Credit Obligations then outstanding.”

‘“Commitment Ratio’ shall mean (a) with respect to the Revolving Loan Commitments, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the Revolving Loan Commitments, (b) with respect to the SSI Revolving Loan Commitments, if any, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the SSI Revolving Loan Commitments, (c) with respect to the DDTL Commitments, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the DDTL Commitments, if any, and (d) with respect to the SSI DDTL Commitments, if any, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the SSI DDTL Commitments, if any.”

‘“Commitments’ shall mean, collectively, the Revolving Loan Commitments, the DDTL Commitments, the SSI DDTL Commitments, the SSI Revolving Loan Commitments and, if applicable, the Incremental Facility Commitments.”

‘“Letters of Credit’ shall mean, collectively, each AMT Letter of Credit and each SSI Letter of Credit.”

‘“Loans’ shall mean, collectively, the Revolving Loans, the Term Loan A Loans, the DDT Loans, SSI Term Loan A Loans, the SSI DDT Loans, the SSI Revolving Loans and, if applicable, the Incremental Facility Loans.”

‘“Notes’ shall mean, collectively, the Revolving Loan Notes, the SSI Revolving Loan Notes, the Term Loan A Notes, the SSI Term Loan A Notes, the DDTL Notes, the SSI DDTL Notes and any Incremental Facility Notes.”

““Request for Advance’ shall mean a certificate designated as a “Request for Advance,” signed by an Authorized Signatory of any Borrower requesting an Advance, Continuation or Conversion hereunder, which shall be in substantially the form of Exhibit J attached hereto, and shall, among other things, (i) specify the date of the requested Advance, Continuation or Conversion (which shall be a Business Day), the amount of the Advance, the type of Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period with respect thereto, (ii) state that there shall not exist, on the date of the requested Advance, Continuation or Conversion and after giving effect thereto, a Default, (iii) specify the Applicable Margin then in effect, (iv) designate the amount of the Revolving Loan Commitments, SSI Revolving Loan Commitments, SSI DDTL Commitments or DDTL Commitments being drawn (if any), and (v) designate the amount of the Revolving Loans, Term Loan A Loans, DDT Loans, SSI Revolving Loans, SSI Term Loan A Loans, SSI DDT Loans and, if applicable, Incremental Facility Loans being Continued or Converted.”

“‘Request for Issuance of Letter of Credit’ shall mean any certificate signed by an Authorized Signatory of any Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit K attached hereto and shall, among other things, specify (a) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit, (c) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (d) the date on which the Letter of Credit is to expire (which shall be a Business Day), (e) the Person for whose benefit such Letter of Credit is to be issued, (f) other relevant terms of such Letter of Credit, and (g) whether such Letter of Credit is to be an AMT Letter of Credit or an SSI Letter of Credit.”

“‘Unreinvested Net Proceeds’ shall mean the aggregate Net Proceeds other than Net Proceeds (a) with respect to which any Borrower has notified the Administrative Agent in writing that the Borrowers intend to use any or all of such Net Proceeds to acquire fixed or capital assets or for the construction of new towers within twelve (12) months of the date of receipt of such Net Proceeds and (b) which Net Proceeds are actually used or irrevocably committed by a Borrower to be used within such twelve (12) month period;

provided, however, that once applied to reduce any Commitments or repay Loans hereunder, such Unreinvested Net Proceeds shall cease to be Unreinvested Net Proceeds.”

‘“Unutilized Commitments’ shall mean (a) with respect to the Revolving Loan Commitments, the Revolving Loan Commitments minus the Revolving Loans outstanding, (b) with respect to the DDTL Commitments, the DDTL Commitments minus the DDT Loans outstanding, (c) with respect to the SSI Revolving Loan Commitments, the SSI Revolving Loan Commitments minus the SSI Revolving Loans outstanding, (d) with respect to the SSI DDTL Commitments, the SSI DDTL Commitments minus the SSI DDT Loans outstanding and (e) with respect to the Incremental Facility Commitments, if applicable, the Incremental Facility Commitments minus the Incremental Facility Loans outstanding.”

(ii) Article 1, Definitions, is hereby further amended by inserting the following definitions in appropriate alphabetical order:

‘“AMT Letter of Credit Obligations’ shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such AMT Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding AMT Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed, drawings on any AMT Letters of Credit.”

‘“AMT Letters of Credit’ shall mean, collectively, each Standby Letter of Credit or Commercial Letter of Credit issued by the Issuing Bank on behalf of any Credit Party in accordance with the terms hereof, including, without limitation, the existing Letters of Credit set forth on Schedule 2 attached hereto, which, in each case, have been issued under the Revolving Loan Commitment.”

‘“Available SSI Letter of Credit Commitment” shall mean, at any time, the lesser of (a) (i) $50,000,000.00 minus (ii) all SSI Letter of Credit Obligations then outstanding, and (b) the Available SSI Revolving Loan Commitment then in effect.”

‘“Available SSI Revolving Loan Commitment’ shall mean, as of any date, the difference between (i) the SSI Revolving Loan Commitments in effect on such date minus (ii) the sum of (A) the SSI Revolving Loans then outstanding plus (B) the SSI Letter of Credit Obligations then outstanding.”

‘“SSI DDT Loans’ shall mean, collectively, the amounts advanced by the Lenders having DDTL Commitments to the Borrowers under the SSI DDTL Commitments.”

[“SSI DDTL Commitment’ shall mean the aggregate portion of the SSI DDTL Commitments held by the Lenders (which as of the effective date hereof is $                            ); and “SSI DDTL Commitment” shall mean the individual commitment of each such Lender.”] [To be included only if termination date has not passed.]

[“‘SSI DDTL Commitment Termination Date’ shall mean [the date that is the twelve-month anniversary of the Agreement Date.”] [To be included only if termination date has not passed.]

‘“SSI DDTL Notes’ shall mean, collectively, those certain term promissory notes issued by the Borrowers to the Lenders having SSI DDTL Commitments and any extension, modifications, renewals or replacements of, or amendments to, any of the foregoing.”

‘“SSI Letter of Credit Obligations’ shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such SSI Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding SSI Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed, drawings on any SSI Letters of Credit.”

‘“SSI Letters of Credit’ shall mean, collectively, each Standby Letter of Credit or Commercial Letter of Credit issued by the Issuing Bank on behalf of any Credit Party in accordance with the terms hereof and which have been issued under the SSI Revolving Loan Commitment.”

‘“SSI Revolving Loan Commitments’ shall mean the aggregate portion of the SSI Revolving Loan Commitments held by the Lenders having SSI Revolving Loan Commitments; and “SSI Revolving Loan Commitment” shall mean the individual commitment of each such Lender.”

‘“SSI Revolving Loan Notes’ shall mean, collectively, those certain promissory notes in an aggregate original principal amount up to the Revolving Loan Commitments, issued by the Borrowers to the Lenders having an SSI Revolving Loan Commitment, each one substantially in the form of Exhibit L attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.”

‘“SSI Revolving Loans’ shall mean, collectively, the amounts advanced by the Lenders having SSI Revolving Loan Commitments to the Borrowers under the SSI Revolving Loan Commitments.”

‘“SSI Term Loan A Loans’ shall mean, collectively, the amounts advanced by the Lenders as SSI Term Loan A Loans under the SSI Loan Agreement.”

‘“SSI Term Loan A Notes’ shall mean, collectively, those certain term promissory notes issued by the Borrowers to the Lenders having SSI Term Loan A Loans, each one substantially in the form of Exhibit P attached hereto, and any extensions, modifications, renewals or replacements of, or amendments to, any of the foregoing.”

(b) Amendments to Article 2, Loans.

(i) Section 2.1. Article 2, Loans, of the AMT Loan Agreement is hereby amended by amending Section 2.1, The Loans, thereof by: (i) deleting Section 2.1(d),

Letters of Credit, and replacing it with the following clause (d) and by adding the following clauses (e) and (f):

“(d) Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrowers on a joint and several basis (and on behalf of the Restricted Subsidiaries) pursuant to Section 2.13 hereof in an aggregate amount not to exceed the sum of the Available AMT Letter of Credit Commitment and the Available SSI Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof; provided, however, that in no event shall AMT Letters of Credit exceed the Available AMT Letter of Credit Commitment or SSI Letters of Credit exceed the Available SSI Letter of Credit Commitment.

(e) SSI Revolving Loans. The Lenders having SSI Revolving Loan Commitments agree severally, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers (on a joint and several basis) from time to time prior to the Maturity Date amounts which do not exceed, (i) in the aggregate at any one time outstanding, the SSI Revolving Loan Commitments and, (ii) individually, such Lender’s SSI Revolving Loan Commitment, in each case, as in effect from time to time; provided, however, that the Borrowers may not request (and the Lenders shall have no obligation to make) an Advance under this Section 2.1(a) in excess of the Available SSI Revolving Loan Commitment on such date.”

[“(f) SSI DDT Loans. The Lenders having an SSI DDTL Commitment agree, severally, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers (on a joint and several basis) from time to time prior to the SSI DDTL Commitment Termination Date, an amount not to exceed (i) in the aggregate the SSI DDTL Commitments and, (ii) individually, such Lender’s SSI DDTL Commitment. Each Lender’s DDTL Commitment shall terminate immediately and without further action on the SSI DDTL Commitment Termination Date after giving effect to the funding of such Lender’s SSI DDT Loan on or prior to such date. Once repaid, Advances under the SSI DDTL Commitments may not be reborrowed.”] [To be included only if termination date has not passed.]

(ii) Section 2.4. Article 2, Loans, of the AMT Loan Agreement is hereby further amended by deleting Section 2.4, Commitment and Letters of Credit Fees, in its entirety and substituting the following therefor:

“Section 2.4 Commitment and Letter of Credit Fees.

(a) Commitment Fees.

(i) The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent for the account of (i) (A) each of the Lenders having a Revolving Loan Commitment and (B) each of the Lenders having an SSI Revolving Loan Commitment, in accordance with such Lender’s applicable Commitment Ratio, a commitment fee on the unused Revolving Loan Commitment and SSI Revolving Loan Commitment of such Lender for each day from the effective date of the Assumption

Agreement through and including the Maturity Date and (ii) (A) each Lender having a DDTL Commitment and (B) each Lender having an SSI DDTL Commitment in accordance with such Lender’s applicable Commitment Ratio, a commitment fee on the unused DDTL Commitment and SSI DDTL Commitment of such Lender for each day from the Agreement Date through and including the DDTL Commitment Termination Date, in each case, at the applicable rate set forth below, based upon the Applicable Debt Rating (as such Applicable Debt Rating is determined pursuant to Section 2.4(a)(ii)) in effect on such date as set forth below:

Applicable Debt Rating		Rate per Annum
A.	> BBB or Baa2	0.100%
B.	BBB or Baa2	0.150%
C.	BBB- or Baa3	0.225%
D.	BB+ or Ba1	0.250%
E.	BB or Ba2	0.300%
F.	< BB or Ba2	0.375%

[Notwithstanding the foregoing, through and including April 30, 2006, the applicable rate for the commitment fees set forth in this Section 2.4(a)(i) shall be 0.225%.] In addition, on the first payment date for commitment fees following the Combination Date, the payment of commitment fees hereunder shall include, without duplication, all commitment fees accrued prior to the Combination Date under the AMT Loan Agreement and the SSI Loan Agreement but unpaid.

Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each fiscal quarter (provided, that if such day is not a Business Day, such commitment fee shall be payable on the next succeeding Business Day), and shall be fully earned when due and non-refundable when paid. A final payment of any commitment fee then payable with respect to (A) the Revolving Loan Commitments and SSI Revolving Commitment shall be due and payable on the Maturity Date and (B) the DDTL Commitments and SSI DDTL Commitments shall also be due and payable on the DDTL Commitment Termination Date and SSI DDTL Commitment Termination Date, as applicable.

(ii) Changes in Commitment Fee; Determination of Debt Rating. Changes to the Commitment Fee shall be effective as of the second (2nd) Business Day after the day on which the Debt Rating changes. Any change to any Debt Rating established by Standard and Poor’s, Moody’s or Fitch shall be effective as of the date on which such change is first announced publicly by the applicable rating agency making such change and on and after that day the changed Debt Rating for such rating agency shall be the Debt Rating of such rating agency for purposes of this Agreement. If none of Standard and Poor’s, Moody’s or Fitch shall have in effect a Debt Rating, the Commitment Fee shall be set in accordance with part F of the table set forth in Section 2.4(a)(i). If Standard and Poor’s, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Debt Rating announced by Standard and Poor’s, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by Standard and Poor’s, Moody’s or Fitch, as the case may be.

(b) Letter of Credit Fees.

(i) The Borrowers agree to pay, on a joint and several basis, to the Issuing Bank a fee on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit from the date of issuance through and including the expiration date of each such Letter of Credit at a rate of one eighth of one percent (0.125%) per annum, which fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each fiscal quarter (provided, that if such day is not a Business Day, such Letters of Credit shall be payable on the next succeeding Business Day), and shall be fully earned when due and non-refundable when paid.

(ii) The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent on behalf of the Lenders having a Revolving Loan Commitment in accordance with their respective Commitment Ratios for the Revolving Loans (and the Administrative Agent shall promptly pay to the Lenders having a Revolving Loan Commitment), a fee on the stated amount (reduced by the amount of any draws) of any outstanding AMT Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate equal to the Applicable Margin for LIBOR Advances under the Revolving Loan Commitments. The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent on behalf of the Lenders having an SSI Revolving Loan Commitment in accordance with their respective Commitment Ratios for the SSI Revolving Loans (and the Administrative Agent shall promptly pay to the Lenders having an SSI Revolving Loan Commitment), a fee on the stated amount (reduced by the amount of any draws) of any outstanding SSI Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate equal to the Applicable Margin for LIBOR Advances under the SSI Revolving Loan Commitments. Such Letter of Credit fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears for each quarter on the last Business Day of each fiscal quarter commencing on December 31, 2005, and shall be fully earned when due and non-refundable when paid. The Letter of Credit fee set forth in this Section 2.4(b)(ii) shall be subject to increase and decrease on the dates and in the amounts set forth in Section 2.3(f)(i) hereof in the same manner as the adjustment of the Applicable Margin with respect to LIBOR Advances upon satisfaction of the requirements set forth in Section 2.3(f)(i) hereof. In addition, on the first payment date for Letter of Credit fees following the Combination Date, the payment of Letter of Credit fees hereunder shall include, without duplication, all Letter of Credit fees accrued under the AMT Loan Agreement and the SSI Loan Agreement prior to the Combination Date but unpaid.”

(iii) Section 2.5. Article 2, Loans, of the AMT Loan Agreement is hereby further amended by deleting Section 2.5, Voluntary Commitment Reductions, in its entirety and substituting the following therefor:

“Section 2.5 Voluntary Commitment Reductions. The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days’ prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitments, the DDTL Commitments, the SSI Revolving Loan Commitments, the SSI DDTL Commitments or, if applicable, the Incremental Facility Commitments; provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000.00 and in an integral multiple of $1,000,000.00. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments, the DDTL Commitments, the SSI DDTL Commitments, the SSI Revolving Loan Commitments or, if applicable, the Incremental Facility Commitments, shall be permanently reduced to the amount stated in such notice for all purposes herein, and the Borrowers shall, on a joint and several basis, pay to the Administrative Agent for the applicable Lenders the amount necessary to reduce the principal amount of the Revolving Loans, the DDT Loans, SSI DDT Loans, the SSI Revolving Loans or, if applicable, the Incremental Facility Loans, then outstanding under the Revolving Loan Commitments, the DDTL Commitments, the SSI DDTL Commitments, the SSI Revolving Loan Commitments, or, if applicable, the Incremental Facility Commitments, to not more than the amount of Revolving Loan Commitments, the DDTL Commitments, the SSI DDTL Commitments, the SSI Revolving Loan Commitments, or, if applicable, the Incremental Facility Commitments, respectively, as so reduced, together with accrued interest on the amount so prepaid and any commitment fees accrued through the date of the reduction with respect to the amount reduced.”

(iv) Section 2.6. Article 2, Loans, of the AMT Loan Agreement is hereby further amended by deleting Section 2.6, Prepayments and Repayments, in its entirety and substituting the following therefor:

“Section 2.6 Prepayments and Repayments.

(a) Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without premium or penalty and without regard to the Payment Date for such Advance. The principal amount of any LIBOR Advance may be prepaid in full or ratably in part, upon three (3) Business Days’ prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent, without premium or penalty; provided, however, that, to the extent prepaid prior to the applicable Payment Date for such LIBOR Advance, the Borrowers shall, jointly and severally, reimburse the applicable Lenders, on the earlier of demand by the applicable Lender or the Maturity Date, for any loss or out of pocket expense incurred by any such Lender in connection with such prepayment, as set forth in Section 2.9 hereof; and provided further, however, that the Borrowers’ failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. Any prepayment hereunder shall be in amounts of not less than $2,000,000.00 and in an integral multiple of $1,000,000.00. Amounts prepaid pursuant to this Section 2.6(a) may, with respect to the Revolving Loans or the SSI Revolving Loans, be reborrowed, subject to the terms and conditions hereof. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid.

(b) Repayments. The Borrowers shall repay the Loans, on a joint and several basis, as follows:

(i) Revolving Loans and AMT Letter of Credit Obligations in Excess of Revolving Loan Commitments. If, at any time, the amount of the sum of the Revolving Loans and AMT Letter of Credit Obligations (or, if applicable, the Incremental Facility Loans) shall exceed the Revolving Loan Commitments (or, if applicable, the Incremental Facility Commitments), the Borrowers shall, on such date and subject to Section 2.9 hereof, make a repayment of the principal amount of the Revolving Loans (or, if applicable, the Incremental Facility Loans), or, if there are no such Loans then outstanding, establish, if applicable, a Letter of Credit Reserve Account, in each case, in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

(ii) Unreinvested Net Proceeds from Asset Sales and Insurance and Condemnation Proceedings. At any time after the aggregate Unreinvested Net Proceeds from all sales, transfers or other dispositions of assets of the Credit Parties or from any insurance or condemnation proceeding in respect of such assets after the Agreement Date exceeds $10,000,000.00, the Loans shall be repaid in an amount equal to, in the aggregate, such Unreinvested Net Proceeds. The amount of the Unreinvested Net Proceeds required to be repaid under this Section 2.6(b)(ii) shall be applied first, to any Term Loan A Loans, DDT Loans, SSI Term Loan A Loans and SSI DDT Loans then outstanding, on a pro rata basis, second, once the outstanding Term Loan A Loans, DDT Loans, SSI Term Loan A Loans and SSI DDT Loans are paid in full, to any Revolving Loans and SSI Revolving Loans then outstanding, on a pro rata basis (without a reduction in the Revolving Loan Commitments or SSI Revolving Loan Commitments) and third, once the outstanding Revolving Loans and SSI Revolving Loans are paid in full, as a reduction of the DDTL Commitments and SSI DDTL Commitments, on a pro rata basis. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.6(b)(ii) to the date of such repayment will be paid by the Borrowers concurrently with such principal repayment.

(iii) Maturity Date. A final payment of all Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Maturity Date.

(iv) SSI Revolving Loans and SSI Letter of Credit Obligations in Excess of SSI Revolving Loan Commitments. If, at any time, the amount of the sum of the SSI Revolving Loans and SSI Letter of Credit Obligations (or, if applicable, the Incremental Facility Loans) shall exceed the SSI Revolving Loan Commitments (or, if applicable, the Incremental Facility Commitments), the Borrowers

shall, on such date and subject to Section 2.9 hereof, make a repayment of the principal amount of the SSI Revolving Loans (or, if applicable, the Incremental Facility Loans), or, if there are no such Loans then outstanding, establish, if applicable, a Letter of Credit Reserve Account, in each case, in an amount equal to such excess, together with any accrued interest and fees with respect thereto.”

(v) Article 2, Loans, of the AMT Loan Agreement is hereby further amended by deleting clause (a) of Section 2.7, Notes; Loan Accounts, in its entirety and substituting the following therefor:

“(a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and, if requested, shall be evidenced by the Notes. Each Note shall be issued on a joint and several basis by the Borrowers upon the request of any Lender in connection with the Commitments or Loans held by it and shall be duly executed and delivered by one or more Authorized Signatories.”

(vi) Article 2, Loans, of the AMT Loan Agreement is hereby further amended by deleting Section 2.10, Prepayments and Repayments, in its entirety and substituting the following therefor:

“Section 2.10 Pro Rata Treatment.

(a) Advances. Each Advance under the Revolving Loan Commitments from the Lenders hereunder shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having a Revolving Loan Commitment. Each Advance under the DDTL Commitments from the Lenders hereunder shall be made on a pro rata basis of the applicable Commitment Ratios of the Lenders having DDTL Commitments. Each Advance under the SSI Revolving Loan Commitments from the Lenders hereunder shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having an SSI Revolving Loan Commitment. Each Advance under the SSI DDTL Commitments from the Lenders hereunder shall be made on a pro rata basis of the applicable Commitment Ratios of the Lenders having SSI DDTL Commitments.

(b) Payments. Except as provided in Section 2.2(e) hereof and Article 10 hereof, each payment and prepayment of principal of, and interest on, the Loans shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Loans immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its applicable Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery.

The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of the Borrowers in the amount of such participation.

(c) Commitment Reductions. Any reduction of the Revolving Loan Commitments required or permitted hereunder shall reduce the Revolving Loan Commitment of each Lender having a Revolving Loan Commitment on a pro rata basis based on the Commitment Ratio of such Lender for the Revolving Loan Commitment. Any reduction of the DDTL Commitments required or permitted hereunder shall reduce the DDTL Commitment of each Lender having a DDTL Commitment on a pro rata basis based on the Commitment Ratio of such Lender for the DDTL Commitment. Any reduction of any Incremental Facility Commitment required or permitted hereunder shall reduce the Incremental Facility Commitment of each Lender having such Incremental Facility Commitment on a pro rata basis based on the Commitment Ratio of such Lender for such Incremental Facility Commitment. Any reduction of the SSI Revolving Loan Commitments required or permitted hereunder shall reduce the SSI Revolving Loan Commitment of each Lender having an SSI Revolving Loan Commitment on a pro rata basis based on the Commitment Ratio of such Lender for the SSI Revolving Loan Commitment. Any reduction of the SSI DDTL Commitments required or permitted hereunder shall reduce the SSI DDTL Commitment of each Lender having a SSI DDTL Commitment on a pro rata basis based on the Commitment Ratio of such Lender for the SSI DDTL Commitment.”

(vii) Article 2, Loans, of the AMT Loan Agreement is hereby further amended by deleting clauses (a), (d), (f), (g) and (h) of Section 2.13, Letters of Credit, in its entirety and substituting the following therefor:

“Section 2.13 Letters of Credit.

(a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders having a Revolving Loan Commitment and the Lenders having an SSI Revolving Loan Commitment, and in reliance on the agreements of such Lenders set forth in Section 2.13(d) hereof, hereby agrees to issue one or more Letters of Credit (1) in respect of Lenders having Revolving Loan Commitments up to an aggregate face amount equal to the Available Letter of Credit Commitment and (2) in respect of Lenders having SSI Revolving Loan Commitments up to an aggregate face amount equal to the Available SSI Letter of Credit Commitment, in each case determined immediately prior to giving effect to the issuance thereof; provided, however, that the Issuing Bank shall not issue any Letter of Credit (i) unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, (ii) if any Default then exists or would be caused thereby, (iii) if, after giving effect to such issuance, the Available Revolving Loan Commitment (or, if applicable, the SSI Letter of Credit Commitment) would be less than zero or (iv) within thirty (30) days preceding the Maturity Date. Each Letter of Credit shall (A) be payable at sight, (B) be denominated in United States dollars, (C) expire, (i) with respect to Standby Letters of Credit, no later than the earlier to occur of (x) the fifth Business Day preceding the Maturity Date and (y) 360 days after its date of issuance (but may contain provisions for automatic renewal; provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal), and (ii) with respect to Commercial Letters of Credit, no later than the earlier to occur of (x) the thirtieth day preceding the Maturity Date and (y) 180 days after its date of Issuance (but may contain provisions for automatic renewal; provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by Lenders having in the aggregate more than fifty percent (50%) of the Revolving Loan Commitment (or, if applicable, the SSI Revolving Loan Commitment) at least sixty-five (65) days prior to the then scheduled expiration date of such Letter of Credit. It is hereby agreed that the Letters of Credit set forth on Schedule 2 attached to the Assumption Agreement [to contain a list of all outstanding Letters of Credit on the Combination Date] are Letters of Credit issued hereunder for all purposes hereunder notwithstanding anything herein that may be construed to the contrary.

(d) The Borrowers hereby agree to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at a Borrower’s request. In order to facilitate such repayment, (i) with respect to AMT Letters of Credit, the Borrowers hereby irrevocably request the Lenders having a Revolving Loan Commitment, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any honoring of any draw under an AMT Letter of Credit prior to the occurrence of an Event of Default under Section 8.1(f) or (g) hereof, to make an Advance (which Advance may be a LIBOR Advance if the Borrowers so request in a timely manner or may be Converted to a LIBOR Advance as provided in the Loan Agreement) to the Borrowers on each day on which the Issuing Bank honors a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw and (ii) with respect to SSI Letters of Credit, the Borrowers hereby irrevocably request the Lenders having an SSI Revolving Loan Commitment, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any honoring of any draw under an SSI Letter of Credit prior to the occurrence of an Event of

Default under Section 8.1(f) or (g) hereof, to make an Advance (which Advance may be a LIBOR Advance if the Borrowers so request in a timely manner or may be Converted to a LIBOR Advance as provided in the Loan Agreement) to the Borrowers on each day on which the Issuing Bank honors a draw is made under any SSI Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender having a Revolving Loan Commitment shall pay its share of the Advance referred to in clause (ii) of the second preceding sentence by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its respective Commitment Ratio under the Revolving Loan Commitments, without reduction for any set off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an Event of Default under Section 8.1(f) or (g) hereof) then exists or would be caused thereby. Each Lender having an SSI Revolving Loan Commitment shall pay its share of the Advance referred to in clause (i) of the preceding sentence above by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its respective Commitment Ratio under the SSI Revolving Loan Commitments, without reduction for any set off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an Event of Default under Section 8.1(f) or (g) hereof) then exists or would be caused thereby. If at any time that any AMT Letters of Credit are outstanding, any of the events described in clauses of Section 8.1(f) or (g) hereof shall have occurred and be continuing, then each Lender having a Revolving Loan Commitment shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrowers, the Administrative Agent or such Lenders, be deemed to have purchased an undivided participation in the face amount of all AMT Letters of Credit then outstanding in an amount equal to such Lender’s respective Commitment Ratio under the Revolving Loan Commitments, and each Lender having a Revolving Loan Commitment shall, notwithstanding such Event of Default, upon a drawing being honored under any AMT Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender’s participation (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender’s respective Commitment Ratio under the Revolving Loan Commitments). If at any time that any SSI Letters of Credit are outstanding, any of the events described in clauses of Section 8.1(f) or (g) hereof shall have occurred and be continuing, then each Lender having an SSI Revolving Loan Commitment shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrowers, the Administrative Agent or such Lenders, be deemed to have purchased an undivided participation in the face amount of all SSI Letters of Credit then outstanding in an amount equal to such Lender’s respective Commitment Ratio under the SSI Revolving Loan Commitments, and each Lender having an SSI Revolving Loan Commitment shall, notwithstanding such Event of Default, upon a drawing being honored under any SSI Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender’s participation (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender’s respective Commitment Ratio under the SSI Revolving Loan Commitments). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.13(d) shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender having a Revolving Loan Commitment or SSI Revolving Loan Commitment to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.13 shall be absolute and unconditional and no such Lender shall be relieved of its obligations to make such payments by reason of non-compliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders having a Revolving Loan Commitment or an SSI Revolving Loan Commitment to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

(f) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank or any Lender having a Revolving Loan Commitment or an SSI Revolving Loan Commitment as a result of any official request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by the Issuing Bank or against participations by any other Lender in the Letters of Credit or (ii) impose on the Issuing Bank or any other Lender any other condition regarding any Letter of Credit or any participation therein (other than with respect to Taxes, which shall be governed exclusively by Section 10.3), and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such Lender, as the case may be, is to increase the cost to the Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such Lender to be material, and the designation of a different lending office will not avoid the need for additional compensation (without creating other unreimbursed costs or disadvantage to such Lender), then, on request by the Issuing Bank or such Lender, the Borrower shall pay, within ten (10) days after demand, the Issuing Bank or such Lender, as the case may be, such additional amount or amounts as the Issuing Bank or such Lender, as the case may be, so determines will compensate it on an after-tax basis for such increased costs. A certificate of the Issuing Bank or such Lender setting forth the amount, and in reasonable detail the basis for the Issuing Bank or such Lender’s determination of such amount, to be paid to the Issuing Bank or such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

(g) Each Lender having a Revolving Loan Commitment shall be responsible for its pro rata share (based on such Lender’s respective Commitment

Ratio under the Revolving Loan Commitments) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrowers’ or any guarantor’s obligations to reimburse or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender having a Revolving Loan Commitment shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender’s respective Commitment Ratio under the Revolving Loan Commitments) of such expenses within five (5) days from the date of the Issuing Bank’s notice to the Lenders having a Revolving Loan Commitment of the Borrowers’ failure to pay; provided, however, that if the Borrowers or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender having a Revolving Loan Commitment the amounts received from such Lender hereunder. Each Lender having an SSI Revolving Loan Commitment shall be responsible for its pro rata share (based on such Lender’s respective Commitment Ratio under the SSI Revolving Loan Commitments) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any SSI Letter of Credit, the Borrowers’ or any guarantor’s obligations to reimburse or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender having an SSI Revolving Loan Commitment shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender’s respective Commitment Ratio under the SSI Revolving Loan Commitments) of such expenses within five (5) days from the date of the Issuing Bank’s notice to the Lenders having an SSI Revolving Loan Commitment of the Borrowers’ failure to pay; provided, however, that if the Borrowers or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender having an SSI Revolving Loan Commitment the amounts received from such Lender hereunder.

(h) The Borrowers agree that each Advance by the Lenders having Revolving Loan Commitments and/or SSI Revolving Loan Commitments to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be an Advance under the Revolving Loan Commitment or the SSI Revolving Loan Commitments, as applicable, to the Borrowers and shall be payable and bear interest in accordance with all other Revolving Loans or SSI Revolving Loans, applicable, to the Borrowers.”

(viii) Article 2, Loans, of the AMT Loan Agreement is hereby further amended by deleting clause (a) of Section 2.14, Incremental Facility Advances, therewith in its entirety and substituting the following therefor:

“Section 2.14 Incremental Facility Advances.

(a) Subject to the terms and conditions of this Agreement, the Borrower may request an Incremental Facility Commitment (which may be in the form of a revolver or term loan) on any Business Day; provided, however, that (i) the Borrower may not request any Incremental Facility Commitment or an Incremental Facility Advance after the occurrence and during the continuance of a Default or an Event of Default, including, without limitation, any Default or Event of Default that would result after giving effect to any Incremental Facility Advance and (ii) the aggregate amount of such Incremental Facilities shall not exceed $750,000,000.00 [or such aggregate amount as remains available on the Combination Date under the AMT Loan Agreement and the SSI Loan Agreement].1 No Incremental Facility Loans shall have a maturity date earlier than the Maturity Date. The decision of any Lender to provide an Incremental Facility Commitment to the Borrower shall be at such Lender’s sole discretion and shall be made in writing. The Incremental Facility Commitment of a Lender providing an Incremental Facility Commitment shall, at the request of such Lender, be evidenced by an Incremental Facility Note. Persons not then Lenders may be included as Lenders holding a portion of such Incremental Facility Commitment with the written approval of the Borrower and the Administrative Agent (such approval not to be unreasonably withheld, delayed, or conditioned). The Incremental Facility Commitments shall be governed by this Agreement and the other Loan Documents and be on terms and conditions no more restrictive than those set forth herein and therein. The terms and conditions in this Section 2.14 may be amended with the consent of the Majority Lenders and the Borrower, except to the extent that a specific Lender’s consent is otherwise required with respect to an issuance by such Lender of any Incremental Facility Commitment.”

(c) Amendments to Article 3, Conditions Precedent.

(i) Article 3, Conditions Precedent, of the AMT Loan Agreement is hereby amended by deleting clauses (c) and (d) of Section 3.2, Conditions Precedent to Each Advance, therewith in their entirety and substituting the following therefor:

“(c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificates of the Borrowers delivered to the Administrative Agent prior to or on the Agreement Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment, DDTL Commitment, SSI Revolving Loan Commitment, SSI DDTL Commitment or Incremental Facility Commitment; and

(d) with respect to any Advance relating to any Acquisition or the formation of any Restricted Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders having a Commitment for the Advance being requested shall have received such documents and instruments relating to such Acquisition or formation of a new Restricted Subsidiary as are described in Section 5.10 hereof or otherwise required herein.”

[1]	In accordance with Article 13 of the AMT Loan Agreement and the SSI Loan Agreement, this form may be modified to include further changes to reflect any Incremental Facilities issued prior to the Combination Date under the AMT Loan Agreement and the SSI Loan Agreement.

(ii) Article 3, Conditions Precedent, of the AMT Loan Agreement is hereby further amended by deleting clause (c) of Section 3.3, Conditions Precedent to Issuance of Letters of Credit, therewith in its entirety and substituting the following therefor:

“(c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrowers delivered to the Administrative Agent prior to or on the Agreement Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment and the Lenders having an SSI Revolving Loan Commitment; and”

(d) Amendment to Section 8.2. Section 8.2, Remedies, of the AMT Loan Agreement is hereby amended by deleting clauses (a) and (b) of such Section therewith in their entirety and substituting the following therefor:

“(a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or (g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders but subject to Section 9.8 hereof, shall (i) (A) terminate the Revolving Loan Commitments and the SSI Revolving Loan Commitments (and, if applicable, the Incremental Facility Commitments and/or the DDTL Commitments and/or the SSI DDTL Commitments) and/or (B) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Revolving Loan Commitments and SSI Revolving Loan Commitments (and, if applicable, the Incremental Facility Commitments and/or the DDTL Commitments and/or the SSI DDTL Commitments) shall thereupon forthwith terminate, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each of the Borrowers hereby pledges to the Administrative Agent, the Lenders having a Revolving Loan Commitment and/or an SSI Revolving Loan Commitment (and, if applicable, the Incremental Facility Loan Commitments and/or the DDTL Commitments and/or the SSI DDTL Commitments) and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

(b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Loan Commitments and SSI Revolving Loan Commitments (and, if applicable, the Incremental Facility Commitments and/or the DDTL Commitments and/or the SSI DDTL Commitments) shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Borrowers shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, all without any action by the Administrative Agent, the Lenders, the Majority Lenders, the Issuing Bank, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.”

(e) Amendment to Section 10.5, Claims for Increased Costs and Taxes; Replacement Lenders. Section 10.5, Claims for Increased Costs and Taxes; Replacement Lenders, of the AMT Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“Section 10.5 Claims for Increased Costs and Taxes; Replacement Lenders. In the event that any Lender shall decline to make LIBOR Advances pursuant to Sections 10.1 and 10.2 hereof or shall have notified the Borrowers that it is entitled to claim compensation pursuant to Section 10.3, 2.8, 2.9 or 2.11 hereof or is unable to complete the form required or is subject to withholding on account of any Tax (each such lender being an “Affected Lender”), the Borrowers at their own cost and expense may designate a replacement lender (a “Replacement Lender”) to assume the DDTL Commitments, SSI Revolving Loan Commitments, SSI DDTL Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Loans of such Affected Lender and such Affected Lender’s rights hereunder and with respect thereto, and within ten (10) Business Days of such designation the Affected Lender shall (a) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Affected Lender, by way of an Assignment and Assumption Agreement substantially in the form of Exhibit T attached hereto, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including without limitation, payment by the Borrowers of any amount which would be payable to such Affected Lender pursuant to Section 2.8 hereof, and (b) assign the DDTL Commitments, SSI Revolving Loan Commitments, SSI DDTL Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments of such Affected Lender and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the DDTL Commitments, SSI Revolving Loan Commitments, SSI DDTL Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments).”

(f) Amendments to Article 11, Miscellaneous.

(i) Article 11, Miscellaneous, of the AMT Loan Agreement is hereby amended by deleting the lead-in paragraph of clause (c) and the first two sentences of clause (j)

of Section 11.5, Assignment and Participation, therewith in their entirety and substituting the following therefor:

“(c) Each Lender may at any time sell assignments or participations to one or more Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including its interest in any particular Advance or portion thereof; provided, however, that (1) all assignments (other than assignments described in Section 11.5(b) hereof) shall be in minimum principal amounts of the lesser of (X) $1,000,000.00 or (Y) the amount of such Lender’s Revolving Loan Commitment, DDTL Commitment, SSI Revolving Loan Commitments, SSI DDTL Commitments, Term Loan A Loans, SSI Term Loan A Loans, DDT Loans (with a pro rata portion of any DDTL Commitments then in effect), SSI DDT Loans (with a pro rata portion of any SSI DDTL Commitments then in effect) or Incremental Facility Commitment (in a single assignment only) or Incremental Facility Loan, and (2) all assignments and participations (other than assignments and participations described in Section 11.5(b) hereof) hereunder shall be subject to the following additional terms and conditions:”

“(j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) sponsored by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The Loans by an SPC hereunder shall be Revolving Loans, Term Loan A Loans, DDT Loans, SSI Revolving Loans, SSI Term Loan A Loans, SSI DDT Loans and/or, if applicable, Incremental Facility Loans of the Granting Lender to the same extent, and as if, such Loans were made by such Granting Lender.”

(ii) Article 11, Miscellaneous, of the AMT Loan Agreement is hereby further amended by deleting the parenthetical at the end of clause (a)(ii) and clause (c) of Section 11.12, Amendment and Waiver, therewith in their entirety and substituting in lieu the following therefor:

“(it being understood that, for purposes of this Section 11.12(a)(2), changes to provisions of the Loan Documents that relate only to one or more of the Revolving Loans, SSI Revolving Loans, Term Loan A Loans, SSI Term Loan A Loans, DDT Loans, SSI DDT Loans or Incremental Facility Loans shall be deemed to “affect” only the Lenders holding such Loans)”

“(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders, if the consent of Majority Lenders is obtained, but the consent of the other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Borrowers’ request (and at the

Borrowers’ sole cost and expense), a Replacement Lender selected by the Borrowers and reasonably acceptable to the Administrative Agent, shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Borrowers’ request, sell and assign to such Person, all of the DDTL Commitments, SSI DDTL Commitments, SSI Revolving Loan Commitments and/or Revolving Loan Commitments and/or Incremental Facility Commitments and all outstanding Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and fees and other amounts due or outstanding to such Non-Consenting Lender through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption Agreement substantially in the form on Exhibit T attached hereto. Upon execution of any Assignment and Assumption Agreement pursuant to this Section 11.12(c), the Replacement Lender shall be entitled to vote on any pending waiver, amendment or consent in lieu of the Lender replaced by such Replacement Lender.”

(g) Amendments to Loan Agreement Schedules. Each schedule to the AMT Loan Agreement is hereby amended to include, as applicable, all items set forth on the corresponding schedule to the SSI Loan Agreement.

6. Representations and Warranties.

(a) Each AMT Borrower represents and warrants in favor of the AMT Administrative Agent, the SSI Administrative Agent, the Issuing Bank, the AMT Lenders and the SSI Lenders that all representations and warranties in the AMT Loan Agreement (to the extent such representations and warranties would be made on the date of an Advance under the AMT Loan Agreement) are true and correct in all material respects on the effective date of this Agreement before and after giving effect to this Agreement, and after giving effect to any updates to information provided to the AMT Lenders in accordance with the terms of the AMT Loan Agreement.

(b) SSI hereby represents and warrants to the AMT Administrative Agent, the Issuing Bank, the AMT Lenders and the SSI Lenders that all representations and warranties in the SSI Loan Agreement (to the extent that such representations and warranties would be made on the date of an Advance with the SSI Loan Agreement) are true and correct in all material respects on the effective date of this Agreement before giving effect to this Agreement, and after giving effect to any updates to information provided to the SSI Lenders in accordance with the terms of the SSI Loan Agreement.

7. Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the execution and delivery to the AMT Administrative Agent and SSI Administrative Agent of this Agreement by the AMT Borrowers, SSI, Holdco, the Parent, and each Restricted Subsidiary set forth on Schedule 1 attached hereto, which shall be deemed a certification by such Persons that on the date of delivery no Default or Event of Default exists under the AMT Loan Agreement or the SSI Loan Agreement and that all conditions set forth in Section 13.1 of each of the AMT Loan Agreement and the SSI Loan Agreement have been satisfied.

8. No Waiver. Notwithstanding anything to the contrary herein, the execution of this Agreement shall not constitute a waiver of the Lenders’ right to declare the Obligations immediately due and payable after the occurrence and during the continuance of an Event of Default under the AMT Loan Agreement and, further, shall not constitute a modification of the AMT Loan Agreement or any other Loan Document, except to the extent expressly provided herein or therein, or constitute a course of dealing at variance with the terms of the AMT Loan Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of the AMT Loan Agreement, the Combined Loan Agreement or any other Loan Document in the future.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed as of the day and year first above written.

BORROWERS:	AMERICAN TOWER, L.P., a Delaware limited partnership

By: ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC, a Delaware limited liability company

By:
Name:
Title:

ASSUMPTION AGREEMENT

SIGNATURE PAGE 1 OF 2

SPECTRASITE COMMUNICATIONS, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER CORPORATION, a Delaware corporation

By:
Name:
Title:

SPECTRASITE LLC, a Delaware limited liability company

By:
Name:
Title:

[RESTRICTED SUBSIDIARIES]	[RESTRICTED SUBSIDIARIES], [_____________________________________]

By:
Name:
Title:

ASSUMPTION AGREEMENT

SIGNATURE PAGE 2 OF 2

Schedule 1

[Restricted Subsidiaries]

Schedule 2

[Letters of Credit]

EXHIBIT E

TO LOAN AGREEMENT

FORM OF DDTL NOTE

$	,

FOR VALUE RECEIVED, the undersigned, AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”) and AMERICAN TOWER LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc. and AT International, the “Borrowers”), promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement (as hereinafter defined), to                                                                           (hereinafter, together with its successors and permitted assigns, called the “Lender”), in immediately available funds, at such place as is designated in or pursuant to the Loan Agreement (as hereinafter defined), the principal sum of                                                                           AND     /100s DOLLARS ($            ) of United States funds, or, if less, so much thereof as has been advanced by the Lender to the Borrowers and is outstanding hereunder, plus interest as hereinafter provided. Such advances and repayments thereof may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrowers to repay, on a joint and several basis subject to Section 11.20 of the Loan Agreement, unpaid principal and interest hereunder.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement dated as of                                  , 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”) among the Borrowers, the Lender, the other financial institutions party thereto (together with the Lender, the “Lenders”), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”).

The principal amount of this DDTL Note shall be paid in such amounts and at such times as are set forth in Section 2.6 of the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Maturity Date.

The Borrowers shall be entitled to borrow, repay, Continue and Convert amounts due hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

The Borrowers hereby promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement, interest on the unpaid principal amount of the DDT Loans outstanding hereunder as provided in the Loan Agreement. Interest under this DDTL Note shall also be due and payable when this DDTL Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this DDTL Note, shall bear interest at the Default Rate as provided in the Loan Agreement.

All parties now or hereafter liable with respect to this DDTL Note, whether the Borrowers, any guarantor, endorser or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

Time is of the essence of this DDTL Note.

This DDTL Note evidences the Lender’s portion of the DDTL Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains, among other things, provisions with respect to the acceleration of the maturity of this DDTL Note upon the happening of certain stated events and provisions for prepayment. This DDTL Note is secured by and is also entitled to the benefits of the Security Documents.

This is a registered Note, and this registered Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register and in compliance with all other requirements provided for in the Loan Agreement.

This DDTL Note shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrowers have executed this DDTL Note on the day and year first above written.

AMERICAN TOWER, L.P., a Delaware limited partnership

By:	ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC,
a Delaware limited liability company

By:
Name:
Title:

DDTL NOTE

SIGNATURE PAGE

ADVANCES

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Notation Made By

EXHIBIT F

TO LOAN AGREEMENT

FORM OF INCREMENTAL FACILITY NOTE

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER LLC, a Delaware limited liability company (“AT LLC”) and AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (collectively, with AT LP, AT Inc., and AT LLC, the “Borrowers”), promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement (as hereinafter defined), to                      (hereinafter, together with its successors and permitted assigns, called the “Lender”), in immediately available funds, at such place as is designated in the Notice of Incremental Facility Commitment (as hereinafter defined) or pursuant to the Loan Agreement (as hereinafter defined), the principal sum of                                               AND         /100s DOLLARS ($                    ) of United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrowers and is outstanding hereunder, plus interest as hereinafter provided. Such advances and repayments thereof may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrowers to repay, on a joint and several basis, unpaid principal and interest hereunder.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement dated as of                     , 2005 (as amended, modified, restated and supplemented from time to time, the “Loan Agreement”) among the Borrowers, the Lender, and certain other financial institutions party thereto (collectively, the “Lenders”), the Issuing Bank (as defined therein), the Syndication Agent (as defined herein) and Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”).

The principal amount of this Incremental Facility Note shall be paid in such amounts and at such times as are set forth in the Notice of Incremental Facility Commitment dated                     , 200   (the “Notice of Incremental Facility Commitment”), or as otherwise set forth in the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Maturity Date specified in the Notice of Incremental Facility Commitment.

The Borrowers shall be entitled to borrow, repay, [reborrow,] Continue and Convert amounts due hereunder pursuant to the terms and conditions of the Notice of Incremental Facility Commitment and the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Notice of Incremental Facility Commitment and the Loan Agreement.

The Borrowers hereby promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement, interest on the unpaid principal amount of the Incremental Facility Loan outstanding hereunder as provided in the Notice of Incremental Facility Commitment and

the Loan Agreement. Interest under this Incremental Facility Note shall also be due and payable when this Incremental Facility Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this Incremental Facility Note, shall bear interest at the Default Rate as provided in the Notice of Incremental Facility Note and Loan Agreement.

All parties now or hereafter liable with respect to this Incremental Facility Note, whether the Borrowers, any guarantor, endorser or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

Time is of the essence of this Incremental Facility Note.

This Incremental Facility Note evidences the Lender’s portion of the Incremental Facility Loan under, and is entitled to the benefits and subject, among other things, to the terms of, the Notice of Incremental Facility Commitment and the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Incremental Facility Note upon the happening of certain stated events and provisions for prepayment. This Incremental Facility Note is secured by and is also entitled to the benefits of the Security Documents.

This is a registered Note, and this registered Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register and in compliance with all other requirements provided for in the Loan Agreement.

This Incremental Facility Note shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrowers have executed this Incremental Facility Note on the day and year first above written.

AMERICAN TOWER, L.P., a Delaware limited partnership

By: ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC, a Delaware limited liability company

By:
Name:
Title:

INCREMENTAL FACILITY NOTE

SIGNATURE PAGE

ADVANCES

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Notation Made By

EXHIBIT G

TO LOAN AGREEMENT

FORM OF NOTICE OF INCREMENTAL FACILITY COMMITMENT

AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER LLC, a Delaware limited liability company (“AT LLC”) and AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (collectively, with AT LP, AT Inc., and AT LLC, the “Borrowers”), in connection with that certain Loan Agreement dated as of                          , 2005 (as amended, modified, restated and supplemented from time to time, the “Loan Agreement”) by and among the Borrowers, the Lenders signatory thereto (collectively, together with any other financial institutions which hereafter become Lenders under the Loan Agreement, the “Lenders”), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”), hereby certifies that:

1. The Borrowers have obtained an agreement to provide an Incremental Facility Commitment in the aggregate amount of                                  AND         /100s DOLLARS ($                                ) from the financial institutions set forth in Schedule 1 attached hereto in such amounts as set forth in Schedule 1 attached hereto. The Applicable Margins for Incremental Facility Advances under the Incremental Facility Commitment and the terms for repayment of the Incremental Facility Commitment are set forth on Schedule 2 attached hereto.

2. All of the representations and warranties of the Borrowers under the Loan Agreement and the other Loan Documents, are on the date hereof, and will be as of the effective date of such Incremental Facility Commitment, true and correct in all material respects, both before and after giving effect to the application of the proceeds of such Incremental Facility Commitment, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Loan Agreement.

3. There does not exist, on this date, and there will not exist after giving effect to the application of the proceeds of such Incremental Facility Commitment, any Default or Event of Default under the Loan Agreement.

4. Set forth on Schedule 3 attached hereto are revised projections which demonstrate the Borrowers’ ability to timely repay the Loans, including any Incremental Facility Advances advanced under the Incremental Facility Commitment, and to timely comply with the covenants contained in Sections 7.5 and 7.6 of the Loan Agreement.

Capitalized terms used in this Notice of Incremental Facility Commitment and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrowers, acting through an Authorized Signatory, has signed this Notice of Incremental Facility Commitment on the              day of                         , 200  .

AMERICAN TOWER, L.P.,
a Delaware limited partnership

By:	ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC,
a Delaware limited liability company

By:
Name:
Title:

NOTICE OF INCREMENTAL FACILITY COMMITMENT

SIGNATURE PAGE

Schedule 1

List of Lenders

[to be completed]

Schedule 2

Applicable Margins and Terms for Incremental Facility Commitment

Schedule 3

Compliance Calculations

Section 7.5 of the Loan Agreement

1.	Total Borrower Leverage Ratio Compliance

	(a)	Total Debt as of the last day of such fiscal quarter or on any other calculation date, as applicable = the sum of:

		(1) the outstanding principal amount of the Loans as of such date plus	$

(2) the aggregate amount of all Indebtedness as of such date plus

		(3) the aggregate amount of all Guaranties by the Credit Parties of Indebtedness as of such date plus	$

(4)      to the extent payable by the Borrowers, an amount equal to the aggregate exposure of the Borrowers under any permitted Hedge Agreement as calculated on a marked to market basis as of the last day of the fiscal quarter being tested or the last day of the most recently completed fiscal quarter, as applicable, in each case for the Credit Parties on a consolidated basis

$

		SUBTOTAL for (a):	$

divided by

	(b)	Adjusted EBITDA as of the last day of such fiscal quarter, if calculated as of the end of a fiscal quarter, or as of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 or 6.2 of the Loan Agreement, if calculated at the time of incurrence of any Indebtedness = the sum of (in each case determined in accordance with GAAP):	$

		(1) Net Income	$

plus (to the extent deducted in determining such Net Income)

Schedule 3 – Page 1

(2)	The sum of:

	(A)	depreciation and amortization	$

plus

	(B)	Interest Expense	$

plus

	(C)	income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

	(D)	extraordinary losses and non-recurring non-cash charges and expenses	$

plus

	(E)	all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)	$

plus

	(F)	non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby	$

less

	(G)	extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period	$

less

Schedule 3 – Page 2

(H)	Unrestricted Sub EBITDA	$

	SUBTOTAL for (b):	$

	TOTAL:	$

	TOTAL BORROWER LEVERAGE RATIO =	___ : 1.00

	Maximum ratio permitted for applicable period =	5.50 : 1.00

Schedule 3 – Page 3

Section 7.6 of the Loan Agreement

2.	Interest Coverage Ratio

	(a)	Adjusted EBITDA as of the end of such fiscal quarter = the sum of (in each case determined in accordance with GAAP):

		(1) Net Income	$

plus (to the extent deducted in determining such Net Income)

(2) The sum of:

		(A) depreciation and amortization	$

plus

		(B) Interest Expense	$

plus

		(C) income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

		(D) extraordinary losses and non-recurring non-cash charges and expenses	$

plus

(E)     all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)

$

plus

(F)      non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby

$

less

Schedule 3 – Page 4

(G)     extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period

$

less

	(H) Unrestricted Sub EBITDA	$

	SUBTOTAL for (a):	$

divided by

(b)	Interest Expense for the twelve (12) month period ending on the last day of such fiscal quarter = all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and commitment fees) with respect to the Indebtedness of the Credit Parties on a consolidated basis during such period pursuant to the terms of such Indebtedness	$

	SUBTOTAL for (b):	$

	TOTAL:	$

	INTEREST COVERAGE RATIO =	___ : 1.00

	Minimum ratio permitted for applicable period =	2.50 : 1.00

Schedule 3 – Page 5

EXHIBIT H

TO LOAN AGREEMENT

FORM OF PARENT GUARANTY

THIS GUARANTY (the “Guaranty”) is made as of the                      day of                     , 2005 by AMERICAN TOWER CORPORATION, a Delaware corporation (the “Guarantor”), in favor of the Guarantied Parties defined below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, American Tower, L.P., a Delaware limited partnership (“AT LP”), American Towers, Inc., a Delaware corporation (“AT Inc.”), American Tower International, Inc., a Delaware corporation (“AT International”) and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc. and AT International, the “Borrowers”), the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent thereunder (the “Administrative Agent” and, collectively with the Lenders, the Issuing Bank and the Syndication Agent the “Guarantied Parties”), are all parties to that certain Loan Agreement dated as of                     , 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to the terms of the Loan Agreement, the Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, the Borrowers are directly or indirectly wholly-owned Subsidiaries of the Guarantor; and

WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty benefit, and are within the corporate purposes and in the best interests of, the Guarantor; and

WHEREAS, as a condition to the extension of the Loans by the Lenders and issuance of Letters of Credit by the Issuing Bank, the Guarantor has agreed to execute this Guaranty, guaranteeing the payment by the Borrowers of the Obligations under the Loan Agreement, the Notes and the other Loan Documents; and

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees, for the benefit of the Guarantied Parties, as follows:

1. Payment. The Guarantor hereby unconditionally guarantees to the Guarantied Parties full and prompt payment when due whether at maturity, by acceleration or otherwise of all Obligations under the Loan Agreement (collectively referred to herein as the “Guarantied Obligations”).

2. Obligations Several. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Guarantied Parties, or any of them, for or in respect of the Guarantied Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Guarantied Parties, or any of them, for the Guarantied Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding.

3. Guaranty Final. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor’s liability and no statement, representation, agreement or promise on the part of the Guarantied Parties, the Borrowers, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the Guarantor’s liability hereunder.

4. Amendment and Waiver. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

5. Dealings with Guarantor. The Guarantied Parties, or any of them, may, from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Guarantied Obligations or any part thereof as the Guarantied Parties, or any of them, may deem proper, consistent with the Loan Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Guarantied Obligations or any security or securities therefor or any part thereof now or hereafter held by the Guarantied Parties, or any of them, or (iii) consistent with the Loan Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of any of the Loan Documents, all as the Guarantied Parties, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 6 hereof, it is understood that the Guarantied Parties, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Guarantied Obligations and accept or make any compositions or arrangements, and realize upon any security for the Guarantied Obligations when, and in such manner, as the Guarantied Parties, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to the Guarantor, except as required by Applicable Law.

6. Guaranty Unconditional. The Guarantor acknowledges and agrees that no change in the nature or terms of the Guarantied Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Guarantied Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor and the Guarantied Parties that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this Section of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Guarantied Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Guarantied Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings among the Borrowers and the Guarantied Parties, or any of them, or any other guarantor or surety, and the Guarantor, to the extent permitted by Applicable Law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

7. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of the Borrowers or any Restricted Subsidiary of the Borrowers or of any surety or guarantor for the Guarantied Obligations, the rights of the Guarantied Parties, or any of them, against the Guarantor shall not be affected or impaired by the omission of the Guarantied Parties, or any of them, to prove its or their claim, as appropriate, and the Guarantied Parties may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Guarantied Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Guarantied Parties of the Guarantor.

8. Application of Payments. Any amount received by the Guarantied Parties, or any of them, from whatsoever source and applied toward the payment of the Guarantied Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

9. Waivers by Guarantor. The Guarantor hereby expressly waives, to the extent permitted by Applicable Law: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Guarantied Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Guarantied Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing. To the extent permitted by Applicable Law, all rights of subrogation, indemnification, contribution and reimbursement against the Borrowers, all rights to enforce any remedy the Guarantied Parties, or any of them, may have against the Borrowers and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Guarantied Parties, or any of them, in respect of the Guarantied Obligations, in each case, that the Guarantor may have at any time, are expressly subordinated to the prior payment, observance and performance in full of the Guarantied Obligations and the Guarantor shall withhold exercise of any such right or benefit until the Guarantied Obligations shall have been paid in full and all Commitments shall have been terminated. Any money received by the Guarantor in violation of the immediately preceding sentence shall be held in trust by the Guarantor for the benefit of the Guarantied Parties. If a claim is ever made upon the Guarantied Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Guarantied Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including, without limitation, the Borrowers, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guarantied Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

10. Assignment by the Guarantied Parties and the Guarantor. To the extent permitted under the Loan Agreement, the Guarantied Parties may each, and without notice of any kind, except as otherwise required by the Loan Agreement, sell, assign or transfer all or any of the Guarantied Obligations. The Guarantor shall not assign its rights or obligations under this Guaranty without the consent of the Administrative Agent, nor shall the Guarantor amend this Guaranty, other than in accordance with the Loan Agreement. In the event of an assignment permitted hereunder, each and every immediate and successive permitted assignee, transferee, or holder of all or any of the Guarantied Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. This Guaranty shall be binding upon the Guarantor, its successors and permitted assigns and inure to the benefit of such successors and assigns.

11. Remedies Cumulative. No delay by the Guarantied Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guarantied Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Guarantied Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Guarantied Obligations shall include, without limitation, all Guarantied Obligations of the Borrowers to the Guarantied Parties notwithstanding any right or power of any third party, individually or in the name of any of the Borrowers or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Guarantied Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

12. Miscellaneous. This is a Guaranty of payment and not of collection. In the event of a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Guarantied Parties directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including, without limitation, attorneys’ fees and expenses, incurred by the Guarantied Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Guarantied Obligations guaranteed hereby. Any notice or demand which the Guarantied Parties, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Section 11.1 of the Loan Agreement in care of the Borrowers at the address for the Borrowers set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.

13. Visits and Inspections. The Guarantor covenants and agrees that so long as any amount is owing on account of Guarantied Obligations or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Guarantied Parties, or any of them, to visit and inspect properties of the Guarantor during normal business hours after reasonable notice, inspect the Guarantor’s books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

14. Governing Law. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

15. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Guaranty, the Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. The Guarantor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

16. WAIVER OF JURY TRIAL. THE GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

17. Time of the Essence. Time is of the essence with regard to the Guarantor’s performance of its obligations hereunder.

18. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all the Guarantied Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of the Guarantied Parties.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

[THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an Authorized Signatory on the date first above written.

GUARANTOR:	AMERICAN TOWER CORPORATION, a Delaware corporation

By:
Name:
Title:

PARENT GUARANTY

SIGNATURE PAGE

EXHIBIT I

TO LOAN AGREEMENT

FORM OF PARENT PLEDGE AGREEMENT

THIS PARENT PLEDGE AGREEMENT (this “Agreement”) is entered into as of the     day of                     , 2005 by and between AMERICAN TOWER CORPORATION, a Delaware corporation (the “Pledgor”), and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”) for itself and on behalf of the Secured Parties defined below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, American Tower, L.P., a Delaware limited partnership (“AT LP”), American Towers, Inc., a Delaware corporation (“AT Inc.”), American Tower International, Inc., a Delaware corporation (“AT International”), and American Tower LLC, a Delaware limited liability company (collectively with AT LP, AT Inc. and AT International, the “Borrowers”), the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and the Administrative Agent (collectively with the Lenders, the Issuing Bank and the Syndication Agent, the “Secured Parties”) are all parties to that certain Loan Agreement dated as of even date herewith (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the Pledgor is the sole stockholder of AT Inc. and, as such, will derive substantial economic benefit from the making of the Loans to the Borrowers; and

WHEREAS, the Pledgor has executed that certain Parent Guaranty dated as of even date herewith pursuant to the Loan Agreement (the “Guaranty”), and as a condition precedent to the effectiveness of the Loan Agreement, the Pledgor is required to execute and deliver this Agreement; and

WHEREAS, to secure the payment by the Borrowers of their Obligations arising under the Loan Agreement, the Pledgor and the Administrative Agent (on behalf of the Secured Parties) have agreed that the Ownership Interests owned by the Pledgor in each of the Borrowers listed on Schedule 1 attached hereto shall be pledged by the Pledgor to the Secured Parties to secure the Guarantied Obligations (as defined in the Guaranty);

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Warranty. The Pledgor hereby represents and warrants to the Secured Parties that (a) except for the security interest created hereby, the Pledgor owns the Pledged Interests free and clear of all Liens (except Permitted Liens), (b) the shares of Capital Stock pledged hereunder are duly issued, fully paid and non-assessable, and (c) the Pledgor has the unencumbered right to pledge the Pledged Interests. In addition, the Pledgor represents and covenants as follows:

(1) upon possession and retention of the certificates evidencing Pledged Interests that are “securities” within the meaning of Article 8 of the Uniform Commercial Code (“UCC”) (such Pledged Interests hereinafter referred to as “Certificated Ownership Interests”) by the Administrative Agent, the Secured Parties shall have a valid and perfected first priority security interest (other than Permitted Liens having priority) in the Pledged Interests and (2) upon the filing of all required UCC financing statements, the Secured Parties shall have a first priority security interest (other than Permitted Liens having priority) in such Pledged Interests, in each case, securing the payment of the Guarantied Obligations.

2. Security Interest. The Pledgor hereby unconditionally grants and assigns to the Secured Parties, and their respective successors and assigns, a continuing security interest in and security title to the Ownership Interests set forth on Schedule 1 attached hereto and all certificates representing such Ownership Interests, all rights, options, warrants, stock or other securities or other property which may hereafter be received, receivable or distributed in respect of such Ownership Interests, together with all proceeds of the foregoing, including, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, all of which shall constitute “Pledged Interests” hereunder. The Pledgor has delivered to the Administrative Agent all of its right, title and interest in and to the Pledged Interests, together with certificates with respect to Certificated Ownership Interests, and undated stock powers endorsed in blank with respect to Certificated Ownership Interests, as security for the payment of all of the Guarantied Obligations under this Agreement and the Guaranty and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due; it being the intention of the parties hereto that beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence and during the continuance of an Event of Default and until the Administrative Agent shall notify the Pledgor of the Administrative Agent’s exercise of voting and dividend rights to the Pledged Interests pursuant to Section 9 hereof.

3. Additional Pledged Interests. In the event that, during the term of this Agreement:

(a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of any Borrower, or any new Ownership Interests are issued by any Borrower, all new, substituted, and additional Ownership Interests shall be issued to the Pledgor and, if a “certificated security” (as defined in Section 8-102 of the UCC as in effect in the State of New York), shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank by the Pledgor with respect to any such Certificated Ownership Interests, and shall thereupon constitute Pledged Interests to be held by the Administrative Agent under the terms of this Agreement; and

(b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Ownership Interests consisting of shares of Capital Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by the Pledgor shall, if a “certificated security” (as defined in Section 8-102 of the UCC as in effect in the State of New York), be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank, and shall thereupon constitute Pledged Interests to be held by the Administrative Agent under the terms of this Agreement.

4. Default. In the event of the occurrence of an Event of Default and so long as any such Event of Default is continuing, the Secured Parties may sell or otherwise dispose of the Pledged Interests at a public or private sale or make other commercially reasonable disposition of the Pledged Interests or any portion thereof after fifteen (15) days’ notice to the Pledgor and the Secured Parties, or any of them, may purchase the Pledged Interests or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied first to the costs of the Administrative Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then to the Guarantied Obligations as provided in the Loan Agreement. In the event the proceeds of the sale or other disposition of the Pledged Interests are insufficient to satisfy the Guarantied Obligations, the Pledgor shall remain liable for any such deficiency to the extent provided in the Guaranty. The Pledgor waives, to the extent permitted by Applicable Law, the rights of equity of redemption, appraisal, notice of acceptance, presentment, demand and marshalling, to the extent applicable.

5. Additional Rights of Secured Parties. In addition to its rights and privileges under this Agreement, the Secured Parties shall have all the rights, powers and privileges of a secured party under the UCC as in effect in any applicable jurisdiction and other Applicable Law.

6. Return of Pledged Interests to the Pledgor. Upon payment in full of all Obligations under the Loan Agreement and the other Loan Documents, and satisfaction in full of any other Guarantied Obligations, other than the Guarantied Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement and after such time as the Lenders shall have no obligation to make any further Advances (including, without limitation, with respect to Letters of Credit or draws thereon) to the Borrowers, or as otherwise set forth in the Loan Agreement (including, without limitation, in Section 5.11 thereof), this Agreement shall terminate and the Administrative Agent shall return the remaining Pledged Interests and all rights received by the Administrative Agent as a result of its possessory interest in the Pledged Interests to the Pledgor.

7. Disposition of Pledged Interests by Administrative Agent. The Pledged Interests are not registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Pledgor understands that upon such disposition, the Secured Parties may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. The Pledgor, therefore, agrees that:

(a) if the Secured Parties shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Secured Parties shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of communications tower companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to dispose of the Pledged Interests for sale and as to the best price reasonably obtainable at the private sale thereof; and

(b) that such reliance shall be conclusive evidence that the Secured Parties have handled such disposition in a commercially reasonable manner absent manifest error.

8. Pledgor’s Obligations Absolute. The obligations of the Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrowers or any other Person, nor against other security or liens available to any Secured Party. The Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any other security or to any balance of any deposit account or credit on the books of any of the Secured Parties in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Administrative Agent to any other security or collateral for the Guarantied Obligations. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Pledgor or any other obligor with respect to the Guarantied Obligations to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrowers, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrowers or any other Person or any other collateral or guaranty to the Borrowers or any other Person by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release the Pledgor from any Guarantied Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Guarantied Obligation or upon full payment and satisfaction of all Guarantied Obligations. None of the Secured Parties shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate at such time as provided in Section 5.11 of the Loan Agreement.

9. Voting Rights.

(a) For so long as any Guarantied Obligations remain unpaid, after and during the continuation of an Event of Default, but subject to Section 15 hereof, (i) the Secured Parties may, upon fifteen (15) days’ prior written notice to the Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Pledged Interests , but under no circumstances are the Secured Parties or the Administrative Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Pledgor hereby appoints the Administrative Agent, which appointment shall be effective on the fifteenth (15th) day following the giving of notice by the Administrative Agent as provided in Section 9(a)(i) hereof, the Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Pledged Interests in any manner the Secured Parties deem advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as the Pledgor shall have the right to vote the Pledged Interests, the Pledgor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would constitute an Event of Default.

10. Amendments and Waivers. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Pledgor or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Pledgor, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Pledgor or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release the Pledgor from any Guarantied Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Guarantied Obligation or upon full payment and satisfaction of all Guarantied Obligations and termination of the Commitments. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent or one or more of the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

11. Assignment. The Pledgor hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms “Administrative Agent” or “Secured Parties,” wherever used herein, shall be deemed, as applicable, to refer to and include any such assignee. This Agreement may not be assigned by the Pledgor, but shall apply to and bind the respective successors and permitted assigns of the Pledgor and inure to the benefit of the successors and permitted assigns of the Pledgor.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be given in the manner and at the addresses set forth in Section 11.1 of the Loan Agreement, and with respect to the Pledgor, at the address for the Borrowers set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement.

13. Governing Law; Entire Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Pledgor and delivered by the Administrative Agent to the Pledgor.

14. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, to the extent permitted by law, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

15. FCC Compliance. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, and the proxy granted in Section 9(a) hereof shall not become effective, unless and until all requirements of the Communications Act, requiring the consent to or approval of such action by the FCC have been satisfied. The Pledgor covenants that, following and during the continuance of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be reasonably requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

17. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, the Pledgor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement . The Pledgor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

18. WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

19. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all of the Secured Parties.

20. Further Assurances. The Pledgor hereby authorizes the Administrative Agent to file such financing statements and such other documents as the Administrative Agent may reasonably require to protect or perfect the interest of the Secured Parties in the Pledged Interests, and the Pledgor further irrevocably appoints the Administrative Agent as its attorney-in-fact, with a power of attorney to execute on behalf of the Pledgor such UCC financing statement forms as the Administrative Agent may from time to time reasonably deem necessary or desirable to protect or perfect such interest in the Pledged Interests. Such power of attorney is coupled with an interest and shall be irrevocable. In addition, the Pledgor agrees to do, execute and deliver or cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably require for the purpose of perfecting or protecting the rights of the Secured Parties hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, on the day and year first above written.

PLEDGOR:	AMERICAN TOWER CORPORATION,
a Delaware corporation

By:
Name:
Title:

PARENT PLEDGE AGREEMENT

SIGNATURE PAGE

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:
	Name:	Jackie Barrett
	Its:	Authorized Signatory

PARENT PLEDGE AGREEMENT

SIGNATURE PAGE

Schedule 1

Pledged Interests

EXHIBIT J

TO LOAN AGREEMENT

FORM OF REQUEST FOR ADVANCE

[AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”)], [AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”)], [AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”)] [and] [AMERICAN TOWER LLC, a Delaware limited liability company (“AT LLC”)], ([collectively, with [AT LP], [AT Inc.] [and] [AT International], the “Borrower[s]”), in connection with that certain loan agreement (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the “Loan Agreement”), dated as of                          , 2005, among the Borrowers (as defined therein), the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”), acting through its Authorized Signatory, hereby [certifies] [certify] to each of the foregoing Persons other than the Borrowers that:

1. [With respect to Advances] [AT Inc.] [or specify other Borrower receiving Advance, if applicable] hereby requests an Advance in the aggregate amount of                                                      AND             /100 DOLLARS ($                            ) to be made on             ,             , which is a Business Day, under the [Term Loan A Commitment] [DDTL Commitment] [Revolving Loan Commitment]. Such Advance shall be a [Base Rate Advance/LIBOR Advance maturing on                             ,             ]. The proceeds of the Advance should be wired as set forth on Schedule 1 attached hereto. The foregoing instructions shall be irrevocable.

[With respect to Continuations and Conversions] [AT Inc.] [or specify other Borrower, if applicable] hereby requests that the [LIBOR Advance maturing on                         ,             /Base Rate Advance] in an aggregate amount of                                              AND             /100 DOLLARS ($                        ) be [Continued as a LIBOR/Converted to a Base Rate/LIBOR] Advance in an aggregate amount of                                          AND             /100 DOLLARS ($                            ).

2. [With respect to Advances] All of the representations and warranties of [AT Inc.] [or specify other Borrower receiving Advance, if applicable] made under the Loan Agreement and the other Loan Documents which, pursuant to Section 4.2 of the Loan Agreement are made at and as of the date of such Advance, are true and correct in all material respects both before and after giving effect to the application of the proceeds of the Advance of the Loans in connection with which this Request for Advance is given, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Loan Agreement.

3. [With respect to Advances] There does not exist on this date, and there will not exist after giving effect to the Advance requested in this Request for Advance, any Default or Event of Default under the Loan Agreement.

4. [With respect to Advances] On the date of such Advance, after giving effect to the Advance requested hereby, the Borrowers shall be in compliance on a pro forma basis with the covenants set forth in Sections 7.5 and 7.6 of the Loan Agreement, and Schedule 2 attached hereto sets forth calculations demonstrating such compliance.

5. [With respect to Advances] All other conditions precedent to the Advance requested hereby set forth in Section 3.2 of the Loan Agreement have been satisfied.

Capitalized terms used in this Request for Advance and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Authorized Signatory has signed this Request for Advance on the             day of                     , 200    .

AMERICAN TOWERS, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER, L.P., a Delaware limited partnership

By:	ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC, a Delaware limited liability company

By:
Name:
Title:

REQUEST FOR ADVANCE

SIGNATURE PAGE

Schedule 1

Wiring Instructions

[to be completed by Borrowers]

Schedule 2

Compliance Calculations

Section 7.5 of the Loan Agreement

1.	Total Borrower Leverage Ratio Compliance

	(a)	Total Debt as of the last day of such fiscal quarter or on any other calculation date, as applicable = the sum of:

		(1)	the outstanding principal amount of the Loans as of such date	$

plus

		(2)	the aggregate amount of all Indebtedness as of such date	$

plus

		(3)	the aggregate amount of all Guaranties by the Credit Parties of Indebtedness as of such date	$

plus

		(4)	to the extent payable by the Borrowers, an amount equal to the aggregate exposure of the Borrowers under any permitted Hedge Agreement as calculated on a marked to market basis as of the last day of the fiscal quarter being tested or the last day of the most recently completed fiscal quarter, as applicable, in each case for the Credit Parties on a consolidated basis	$

		SUBTOTAL for (a):		$

divided by

(b)	Adjusted EBITDA as of the last day of such fiscal quarter, if calculated as of the end of a fiscal quarter, or as of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 or 6.2 of the Loan
Agreement, if calculated at the time of incurrence of any Indebtedness = the sum of
(in each case determined in accordance with GAAP):

		(1)	Net Income	$

plus (to the extent deducted in determining such Net Income)

Schedule 2 – Page 1

(2)	The sum of:

	(A)	depreciation and amortization	$

plus

	(B)	Interest Expense	$

plus

	(C)	income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

	(D)	extraordinary losses and non-recurring non-cash charges and expenses	$

plus

	(E)	all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)	$

plus

	(F)	non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby	$

less

	(G)	extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period	$

less

Schedule 2 – Page 2

(H)	Unrestricted Sub EBITDA	$	____________

	SUBTOTAL for (b):	$	____________

	TOTAL:	$	____________

	TOTAL BORROWER LEVERAGE RATIO =		___ : 1.00

	Maximum ratio permitted for applicable period =		5.50 : 1.00

Schedule 2 – Page 3

Section 7.6 of the Loan Agreement

2.	Interest Coverage Ratio

	(a)	Adjusted EBITDA as of the end of such fiscal quarter = the sum of (in each case determined in accordance with GAAP):

		(1)	Net Income		$

plus (to the extent deducted in determining such Net Income)

		(2)	The sum of:

			(A)	depreciation and amortization	$

plus

			(B)	Interest Expense	$

plus

			(C)	income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

			(D)	extraordinary losses and non-recurring non-cash charges and expenses	$

plus

			(E)	all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)	$

plus

			(F)	non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby	$

less

Schedule 2 – Page 4

(G)	extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period	$

less

(H)	Unrestricted Sub EBITDA	$

	SUBTOTAL for (a):	$
divided by

(b)	Interest Expense for the twelve (12) month period ending on the last day of such fiscal quarter = all cash interest expense (including imputed interest with respect to Capitalized
Lease Obligations and commitment fees) with respect to the Indebtedness of the Credit
Parties on a consolidated basis during such period pursuant to the terms of such
Indebtedness		$
	SUBTOTAL for (b):	$

	TOTAL:	$

	INTEREST COVERAGE RATIO =	: 1.00

	Minimum ratio permitted for applicable period =	2.50 : 1.00

Schedule 2 – Page 5

EXHIBIT K

TO LOAN AGREEMENT

FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

[AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”)], [AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”)], [AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”)] [and] [AMERICAN TOWER LLC, a Delaware limited liability company (“AT LLC”)], ([collectively, with [AT LP], [AT Inc.] [and] [AT International], the “Borrower[s]”), in connection with that certain Loan Agreement dated as of                  , 2005 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the “Loan Agreement”) by and among the Borrowers (as defined therein), the Lenders (as defined therein), the Issuing Bank (as defined therein), TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”) and the Syndication Agent (as defined therein), acting through its Authorized Signatory, hereby [certifies] [certify] to each of the foregoing Persons other than the Borrowers that:

1. [AT Inc.] [or specify other Borrower, if applicable] hereby requests a [Standby/Commercial] Letter of Credit in the face amount of $                    , to be issued on the date hereof substantially in the form of Exhibit A attached hereto. The beneficiary of the Letter of Credit requested hereunder shall be                                          . The Letter of Credit shall expire on                     ,             unless renewed as provided therein.

2. The purpose of the Letter of Credit requested hereunder is to                             .

3. All of the representations and warranties of [AT Inc.] [or specify other Borrower, if applicable] made under the Loan Agreement and the other Loan Documents which, pursuant to Section 4.2 of the Loan Agreement, are made at and as of the date of the issuance of such Letter of Credit, are true and correct in all material respects, both before and after giving effect to the issuance of such Letter of Credit and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Loan Agreement.

4. There does not exist on this date, and there will not exist after giving effect to the issuance of the Letter of Credit requested hereunder, any Default or Event of Default under the Loan Agreement.

5. On the date of the issuance of such Letter of Credit, after giving effect to the issuance requested hereby, the Borrowers shall be in compliance on a pro forma basis with the covenants set forth in Sections 7.5 and 7.6 of the Loan Agreement, and Schedule 1 attached hereto sets forth calculations demonstrating such compliance.

6. All other conditions precedent to the Letter of Credit requested hereby set forth in Section 3.3 of the Loan Agreement have been satisfied.

Capitalized terms used in this Request for Issuance of Letter of Credit and not otherwise defined are used as defined herein have the meanings assigned thereto.

IN WITNESS WHEREOF, the undersigned Authorized Signatory has signed this Request for Issuance of Letter of Credit on the              day of                      200  .

[AMERICAN TOWERS, INC., a Delaware corporation

By:
Name:
Title:	]

[AMERICAN TOWER, L.P., a Delaware limited partnership

By: ATC GP INC., its General Partner

By:
Name:
Title:	]

[AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:	]

[AMERICAN TOWER LLC, a Delaware limited liability company

By:
Name:
Title:	]

REQUEST FOR ISSUANCE OF LETTER OF CREDIT

SIGNATURE PAGE

Schedule 1

Compliance Calculations

Section 7.5 of the Loan Agreement

1.	Total Borrower Leverage Ratio Compliance

	(a)	Total Debt as of the last day of such fiscal quarter or on any other calculation date, as applicable = the sum of:

		(1)	the outstanding principal amount of the Loans as of such date	$

plus

		(2)	the aggregate amount of all Indebtedness as of such date	$

plus

		(3)	the aggregate amount of all Guaranties by the Credit Parties of Indebtedness as of such date	$

plus

		(4)	to the extent payable by the Borrowers, an amount equal to the aggregate exposure of the Borrowers under any permitted Hedge Agreement as calculated on a marked to market basis as of the last day of the fiscal quarter being tested or the last day of the most recently completed fiscal quarter, as applicable, in each case for the Credit Parties on a consolidated basis	$

			SUBTOTAL for (a):	$

divided by

	(b)	Adjusted EBITDA as of the last day of such fiscal quarter, if calculated as of the end of a fiscal quarter, or as of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 or 6.2 of the Loan Agreement, if calculated at the time of incurrence of any Indebtedness = the sum of (in each case determined in accordance with GAAP):

		(1)	Net Income	$

plus (to the extent deducted in determining such Net Income)

Schedule 1 – Page 1

(2)	The sum of:

	(A)	depreciation and amortization	$

plus

	(B)	Interest Expense	$

plus

	(C)	income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

	(D)	extraordinary losses and non-recurring non-cash charges and expenses	$

plus

	(E)	all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)	$

plus

	(F)	non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby	$

less

	(G)	extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period	$

less

Schedule 1 – Page 2

(H)	Unrestricted Sub EBITDA	$

	SUBTOTAL for (b):	$

	TOTAL:	$

	TOTAL BORROWER LEVERAGE RATIO =	: 1.00

	Maximum ratio permitted for applicable period =	5.50 : 1.00

Schedule 1 – Page 3

Section 7.6 of the Loan Agreement

2.	Interest Coverage Ratio

	(a)	Adjusted EBITDA as of the end of such fiscal quarter = the sum of (in each case determined in accordance with GAAP):

		(1)	Net Income		$

plus (to the extent deducted in determining such Net Income)

		(2)	The sum of:

			(A)	depreciation and amortization	$

plus

			(B)	Interest Expense	$

plus

			(C)	income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

			(D)	extraordinary losses and non-recurring non-cash charges and expenses	$

plus

			(E)	all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)	$

plus

			(F)	non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby	$

less

Schedule 1 – Page 4

	(G)	extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period	$

less

	(H)	Unrestricted Sub EBITDA	$

		SUBTOTAL for (a):	$

divided by

(b)	Interest Expense for the twelve (12) month period ending on the last day of such fiscal quarter = all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and commitment fees) with respect to the Indebtedness of the Credit Parties on a consolidated basis during such period pursuant to the terms of such Indebtedness		$

		SUBTOTAL for (b):	$

		TOTAL:	$

		INTEREST COVERAGE RATIO =	: 1.00

		Minimum ratio permitted for applicable period =	2.50 : 1.00

Schedule 1 – Page 5

EXHIBIT L

TO LOAN AGREEMENT

FORM OF REVOLVING LOAN NOTE

$	,

FOR VALUE RECEIVED, the undersigned, AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”) and AMERICAN TOWER LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc. and AT International, the “Borrowers”), promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement (as hereinafter defined), to                      (hereinafter, together with its successors and permitted assigns, called the “Lender”), in immediately available funds, at such place as is designated in or pursuant to the Loan Agreement (as hereinafter defined), the principal sum of                      AND     /100s DOLLARS ($                    ) of United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrowers and is outstanding hereunder, plus interest as hereinafter provided. Such advances and repayments thereof may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrowers to repay, on a joint and several basis subject to Section 11.20 of the Loan Agreement, unpaid principal and interest hereunder.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement dated as of                              , 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”) among the Borrowers, the Lender, the other financial institutions party thereto (together with the Lender, the “Lenders”), the Issuing Bank (as defined in the Loan Agreement), the Syndication Agent (as defined in the Loan Agreement) and Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”).

The principal amount of this Revolving Loan Note shall be paid in such amounts and at such times as are set forth in Section 2.6 of the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Maturity Date.

The Borrowers shall be entitled to borrow, repay, reborrow, Continue and Convert amounts due hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

The Borrowers hereby promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement, interest on the unpaid principal amount of the Revolving Loans outstanding hereunder as provided in the Loan Agreement. Interest under this Revolving Loan Note shall also be due and payable when this Revolving Loan Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this Revolving Loan Note, shall bear interest at the Default Rate as provided in the Loan Agreement.

All parties now or hereafter liable with respect to this Revolving Loan Note, whether the Borrowers, any guarantor, endorser or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

Time is of the essence of this Revolving Loan Note.

This Revolving Loan Note evidences the Lender’s portion of the Revolving Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains, among other things, provisions with respect to the acceleration of the maturity of this Revolving Loan Note upon the happening of certain stated events and provisions for prepayment. This Revolving Loan Note is secured by and is also entitled to the benefits of the Security Documents.

This is a registered Note, and this registered Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register and in compliance with all other requirements provided for in the Loan Agreement.

This Revolving Loan Note shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrowers have executed this Revolving Loan Note on the day and year first above written.

AMERICAN TOWER, L.P.,
a Delaware limited partnership

By: ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC,
a Delaware limited liability company

By:
Name:
Title:

REVOLVING LOAN NOTE

SIGNATURE PAGE

ADVANCES

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Notation Made By

EXHIBIT M

TO LOAN AGREEMENT

FORM OF SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (the “Guaranty”) is made as of the          day of                     , 2005 by IRON & STEEL CO., INC., a Delaware corporation; COLUMBIA STEEL, INC., a South Carolina corporation; ATC GP INC., a Delaware corporation; TOWERS OF AMERICA, L.L.L.P., a Delaware limited liability limited partnership; ATC TOWER SERVICES, INC., a New Mexico corporation; UNISITE, LLC, a Delaware limited liability company; AMERICAN TOWER DELAWARE CORPORATION, a Delaware corporation; AMERICAN TOWER MANAGEMENT, LLC, a Delaware limited liability company; ATC MIDWEST, LLC, a Delaware limited liability company; TELECOM TOWERS, L.L.C., a Delaware limited liability company; SHREVEPORT TOWER COMPANY, a Louisiana general partnership; ATC SOUTH LLC, a Delaware limited liability company; MHB TOWER RENTALS OF AMERICA, LLC, a Mississippi limited liability company; ATC INTERNATIONAL HOLDING CORP., a Delaware corporation; ATC LP INC., a Delaware corporation; NEW LOMA COMMUNICATIONS, INC., a California corporation; ATS/PCS, LLC, a Delaware limited liability company; ATC MEXICO HOLDING CORP., a Delaware corporation; ATC MEXHOLD, INC., a Delaware corporation; and ATC SOUTH AMERICA HOLDING CORP., a Delaware corporation (collectively, the “Guarantors”; and each, a “Guarantor”), in favor of the Guarantied Parties defined below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, American Tower, L.P., a Delaware limited partnership (“AT LP”), American Towers, Inc., a Delaware corporation (“AT Inc.”), American Tower International, Inc., a Delaware corporation (“AT International”), and American Tower LLC, a Delaware limited liability company (collectively with AT LP, AT Inc. and AT International, the “Borrowers”), the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent thereunder (the “Administrative Agent”; and, collectively with the Lenders, the Issuing Bank and the Syndication Agent, the “Guarantied Parties”), are all parties to that certain Loan Agreement dated as of October 27, 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to the terms of the Loan Agreement, the Guarantors are required to execute and deliver this Guaranty; and

WHEREAS, each Guarantor is a Restricted Subsidiary; and

WHEREAS, the Borrowers and the Guarantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrowers have as one of their corporate, limited liability company or partnership purposes, as the case may be, the obtaining of financing needed from time to time, with the ability of each Borrower to obtain such financing being dependent, in part, on the successful operations of and the properties owned by each Guarantor; and

WHEREAS, each Guarantor has determined that its execution, delivery and performance of this Guaranty benefit, and are within the corporate purposes and in the best interests of, such Guarantor; and

WHEREAS, as a condition to the extension of the Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank, each Guarantor has agreed to execute this Guaranty, guaranteeing the payment by the Borrowers of the Obligations under the Loan Agreement and the other Loan Documents; and

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the provisions of Section 7 hereof, each Guarantor hereby agrees, for the benefit of the Guarantied Parties, as follows:

1. Payment. Each Guarantor hereby unconditionally guarantees, on a joint and several basis and subject to Section 7 hereof, to the Guarantied Parties full and prompt payment when due whether at maturity, by acceleration or otherwise of all Obligations under the Loan Agreement (collectively referred to herein as the “Guarantied Obligations”).

2. Obligations Joint and Several. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Guarantied Parties, or any of them, for or in respect of the Guarantied Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Guarantied Parties, or any of them, for the Guarantied Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding.

3. Guaranty Final. Upon the execution and delivery of this Guaranty to the Administrative Agent by the Guarantors, this Guaranty shall be deemed to be finally executed and delivered by each Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting any Guarantor’s liability (other than as expressly set forth in Section 7 hereof), and no statement, representation, agreement or promise on the part of the Guarantied Parties, the Borrowers, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the liability of any Guarantor hereunder.

4. Amendment and Waiver. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

5. Dealings with Borrower. The Guarantied Parties, or any of them, may, from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Guarantied Obligations or any part thereof as the Guarantied Parties, or any of them, may deem proper, consistent with the Loan Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Guarantied Obligations or any security or securities therefor or any part thereof now or hereafter held by the Guarantied Parties, or any of them, or (iii) consistent with the Loan Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of any of the Loan Documents, all as the Guarantied Parties, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 6 hereof, it is understood that the Guarantied Parties, or any of them, may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Guarantied Obligations and accept or make any compositions or arrangements, and realize upon any security for the Guarantied Obligations when, and in such manner, as the Guarantied Parties, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to any Guarantor, except as required by Applicable Law.

6. Guaranty Unconditional. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Guarantied Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Guarantied Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of any Guarantor pursuant to this Guaranty; it being the purpose and intent of each Guarantor and the Guarantied Parties that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, no Guarantor’s undertakings hereunder shall be released, in whole or in part, by any action or thing which might, but for this Section of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Guarantied Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Guarantied Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrowers and the Guarantied Parties, or any of them, or any other guarantor or surety, and such Guarantor, to the extent permitted by Applicable Law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

7. Maximum Guaranteed Amount. The creation or existence from time to time of Guarantied Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized by each Guarantor, without notice to such Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Guarantied Parties, or any of them, herein. Anything in this Guaranty to be contrary notwithstanding, it is the intention of each Guarantor and the Guarantied Parties, that such Guarantor’s obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount. The “Maximum Guaranteed Amount” shall mean for each Guarantor, calculated separately, the greater of (a) the amount of economic benefit received (directly or indirectly) by such Guarantor pursuant to the Loan Agreement and the other Loan Documents, and (b) the maximum amount which could be paid out by such Guarantor without rendering this Guaranty void or voidable under Applicable Law including, without limitation, (i) Title 11 of the United States Code, as amended, and (ii) applicable state law regarding fraudulent conveyances.

8. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of the Borrowers or any Guarantor or of any surety or guarantor for the Guarantied Obligations, the rights of the Guarantied Parties, or any of them, against any of the other Guarantors shall not be affected or impaired by the omission of the Guarantied Parties, or any of them, to prove its or their claim, as appropriate, and the Guarantied Parties may prove such claims as they see fit and may refrain from proving any claim, and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Guarantied Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Guarantied Parties of each Guarantor.

9. Application of Payments. Any amount received by the Guarantied Parties, or any of them, from whatsoever source and applied toward the payment of the Guarantied Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

10. Waivers by Guarantors. Each Guarantor hereby expressly waives, to the extent permitted by Applicable Law: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Guarantied Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Guarantied Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing. To the extent permitted by Applicable Law, all rights of subrogation, indemnification, contribution and reimbursement against the Borrowers, all rights to enforce any remedy the Guarantied Parties, or any of them, may have against the Borrowers and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Guarantied Parties, or any of them, in respect of the Guarantied Obligations, in each case, that each Guarantor may have at any time, are expressly subordinated to the prior payment, observance and performance in full of the Guarantied Obligations and each Guarantor shall withhold exercise of any such right or benefit until the Guarantied Obligations shall have been paid in full and all Commitments shall have been terminated. Any money received by any Guarantor in violation of the immediately preceding sentence shall be held in trust by such Guarantor for the benefit of the Guarantied Parties. If a claim is ever made upon the Guarantied Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Guarantied Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including any Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guarantied Obligations, and the Guarantors shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

11. Assignment by the Guarantied Parties and the Guarantors. To the extent permitted under the Loan Agreement, the Guarantied Parties may each, and without notice of any kind, except as otherwise required by the Loan Agreement, sell, assign or transfer all or any of the Guarantied Obligations. No Guarantor shall assign its rights or obligations under this Guaranty without the consent of the Administrative Agent. In the event of an assignment permitted hereunder, each and every immediate and successive permitted assignee, transferee, or holder of all or any of the Guarantied Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. This Guaranty shall be binding upon each Guarantor, its successors and permitted assigns and inure to the benefit of such successors and assigns.

12. Remedies Cumulative. No delay by the Guarantied Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guarantied Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Guarantied Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Guarantied Obligations shall include, without limitation, all Guarantied Obligations of the Borrowers to the Guarantied Parties notwithstanding any right or power of any third party, individually or in the name of any of the Borrowers or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Guarantied Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

13. Miscellaneous. This is a Guaranty of payment and not of collection. In the event of a demand upon any Guarantor under this Guaranty, such Guarantor shall be held and bound to the Guarantied Parties directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including attorneys’ fees and expenses, incurred by the Guarantied Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Guarantied Obligations guaranteed hereby. Any notice or demand which the Guarantied Parties, or any of them, may wish to give shall be served upon a Guarantor in the fashion prescribed for notices in Section 11.1 of the Loan Agreement in care of the Borrowers at the address for the Borrowers set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.

14. Visits and Inspections. Each Guarantor covenants and agrees that so long as any amount is owing on account of Guarantied Obligations or otherwise pursuant to this Guaranty, each Guarantor shall permit representatives of the Guarantied Parties, or any of them, to visit and inspect properties of such Guarantor during normal business hours after reasonable notice, inspect any of such Guarantor’s books and records and discuss with the principal officers of such Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

15. Governing Law. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Guaranty, each Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. Each Guarantor hereby agrees, to the extent permitted by Applicable Law, that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

17. Waiver of Jury Trial. EACH GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

18. Time of the Essence. Time is of the essence with regard to the performance of each Guarantor’s obligations hereunder.

19. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon, or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all the Guarantied Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Guarantied Parties.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

21. Joinder of Guarantors. From time to time additional Subsidiaries of the Borrowers may be joined as Guarantors under this Agreement by executing a Form of Joinder, substantially in the form of Exhibit A attached hereto, and any such other documentation as reasonably requested by the Administrative Agent.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by an Authorized Signatory on the date first above written.

GUARANTORS:

IRON & STEEL CO., INC.

COLUMBIA STEEL, INC.

ATC GP INC.

TOWERS OF AMERICA, L.L.L.P.

ATC TOWER SERVICES, INC.

UNISITE, LLC

AMERICAN TOWER DELAWARE CORPORATION

AMERICAN TOWER MANAGEMENT, LLC

ATC MIDWEST, LLC

TELECOM TOWERS, L.L.C.

SHREVEPORT TOWER COMPANY

ATC SOUTH LLC

MHB TOWER RENTALS OF AMERICA, LLC

ATC INTERNATIONAL HOLDING CORP.

ATC LP INC.

NEW LOMA COMMUNICATIONS, INC.

ATS/PCS, LLC

ATC MEXICO HOLDING CORP.

ATC MEXHOLD, INC.

ATC SOUTH AMERICA HOLDING CORP.

By:
Name:
Title:

SUBSIDIARY GUARANTY

SIGNATURE PAGE

EXHIBIT A

TO

SUBSIDIARY GUARANTY

FORM OF JOINDER

This JOINDER, dated [mm/dd/yy], is delivered pursuant to the Subsidiary Guaranty, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Agreement”), among the Guarantors named therein, and TORONTO DOMINION (TEXAS) LLC, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

By executing and delivering this Joinder, [NAME OF GUARANTOR], as provided in Section 22 of the Agreement, hereby becomes a party to the Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GUARANTOR]

By:
Name:
Title:

EXHIBIT N

TO LOAN AGREEMENT

FORM OF SUBSIDIARY PLEDGE AGREEMENT

THIS SUBSIDIARY PLEDGE AGREEMENT (this “Agreement”) is entered into as of the          day of                     , 2005 by and among IRON & STEEL CO., INC., a Delaware corporation; COLUMBIA STEEL, INC., a South Carolina corporation; ATC GP INC., a Delaware corporation; TOWERS OF AMERICA, L.L.L.P., a Delaware limited liability limited partnership; ATC TOWER SERVICES, INC., a New Mexico corporation; UNISITE, LLC, a Delaware limited liability company; AMERICAN TOWER DELAWARE CORPORATION, a Delaware corporation; AMERICAN TOWER MANAGEMENT, LLC, a Delaware limited liability company; ATC MIDWEST, LLC, a Delaware limited liability company; TELECOM TOWERS, L.L.C., a Delaware limited liability company; SHREVEPORT TOWER COMPANY, a Louisiana general partnership; ATC SOUTH LLC, a Delaware limited liability company; MHB TOWER RENTALS OF AMERICA, LLC, a Mississippi limited liability company; ATC INTERNATIONAL HOLDING CORP., a Delaware corporation; ATC LP INC., a Delaware corporation; NEW LOMA COMMUNICATIONS, INC., a California corporation; ATS/PCS, LLC, a Delaware limited liability company; ATC MEXICO HOLDING CORP., a Delaware corporation; ATC MEXHOLD, INC., a Delaware corporation; and ATC SOUTH AMERICA HOLDING CORP., a Delaware corporation (collectively, the “Pledgors”; and each a “Pledgor”) and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”) for itself and on behalf of the Secured Parties defined below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, American Tower, L.P., a Delaware limited partnership (“AT LP”), American Towers, Inc., a Delaware corporation (“AT Inc.”), American Tower International, Inc., a Delaware corporation (“AT International”) and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, At Inc. and AT International, the “Borrowers”), the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and the Administrative Agent (collectively with the Lenders, the Issuing Bank and the Syndication Agent, the “Secured Parties”), are all parties to that certain Loan Agreement dated as of                          , 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to the terms of the Loan Agreement, each Pledgor executed that certain Subsidiary Guaranty dated as of                          , 2005 (the “Guaranty”) and are required to execute and deliver this Agreement; and

WHEREAS, each Pledgor is a Restricted Subsidiary and is engaged in the business of owning, constructing, managing, operating and investing in communications tower facilities and/or related businesses as an integrated operation with the Borrowers and their other Subsidiaries; and

WHEREAS, each Pledgor has determined that its execution, delivery and performance of this Agreement benefit, and are within the corporate purposes and in the best interests of such Pledgor; and

WHEREAS, each Pledgor and the Administrative Agent (on behalf of the Secured Parties) have agreed that the Ownership Interests owned by each Pledgor in each of the Subsidiaries of such Pledgor listed on Schedule 1 attached hereto shall be pledged by such Pledgor to the Secured Parties to secure the Guarantied Obligations (as defined in the Guaranty);

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Warranty. Each Pledgor hereby represents and warrants to the Secured Parties that (a) except for the security interest created hereby, such Pledgor owns the Pledged Interests (which constitute the percentage of the issued and outstanding Ownership Interests of the Subsidiaries as set forth on Schedule 1 attached hereto) free and clear of all Liens (except Permitted Liens), (b) the shares of Capital Stock pledged hereunder are duly issued, fully paid and non-assessable, and (c) such Pledgor has the unencumbered right to pledge the Pledged Interests. In addition, each Pledgor represents and covenants as follows: (1) the Pledged Interests represent (a) subject to Section 5.10 of the Loan Agreement, all of such Pledgor’s Ownership Interests in any direct Domestic Subsidiary of such Pledgor and (b) not less than sixty-five percent (65%) of the Ownership Interests in any direct wholly-owned Foreign Subsidiary of such Pledgor; and (2) upon possession and retention of the certificates evidencing Pledged Interests that are “securities” within the meaning of Article 8 of the Uniform Commercial Code (“UCC”) (such Pledged Interests hereinafter referred to as “Certificated Ownership Interests”) by the Administrative Agent, the Secured Parties shall have a valid and perfected first priority security interest in the Certificated Ownership Interests (other than Permitted Liens having priority) securing the payment of the Guarantied Obligations.

2. Security Interest. Each Pledgor hereby unconditionally grants and assigns to the Secured Parties, and their respective successors and permitted assigns, a continuing security interest in and security title to (a) the Ownership Interests set forth on Schedule 1 attached hereto, (b) subject to Section 5.10 of the Loan Agreement, the Ownership Interests in any Domestic Subsidiary of such Pledgor acquired by such Pledgor after the Agreement Date, and in each case, all certificates representing such Ownership Interests, all rights, options, warrants, stock or other securities or other property which may hereafter be received, receivable or distributed in respect of such Ownership Interests, together with all proceeds of the foregoing, including, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, all of which shall constitute “Pledged Interests” hereunder. Each Pledgor has delivered to the Administrative Agent all of its right, title and interest in and to the Pledged Interests, together with certificates with respect to Certificated Ownership Interests, and undated stock powers endorsed in blank with respect to Certificated Ownership Interests, as security for the payment of all of the Guarantied Obligations of each Pledgor under this Agreement and the Guaranty and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due; it being the intention of the parties hereto that beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual and dividend rights, shall remain in such Pledgor until the occurrence and during the continuance of an Event of Default and until the Administrative Agent shall notify such Pledgor of the Administrative Agent’s exercise of voting and dividend rights to the Pledged Interests pursuant to Section 9 hereof.

3. Additional Pledged Interests. In the event that, during the term of this Agreement:

(a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of any Subsidiary of any Pledgor, or any new Ownership Interests are issued by any Subsidiary of any Pledgor, or any new Subsidiary of any Pledgor is formed or acquired, all new, substituted, and additional Ownership Interests shall be issued to such Pledgor and shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank by such Pledgor with respect to Certificated Ownership Interests, and shall thereupon constitute Pledged Interests to be held by the Administrative Agent under the terms of this Agreement; and

(b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Ownership Interests consisting of shares of Capital Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by each Pledgor shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank, and shall thereupon constitute Pledged Interests to be held by the Administrative Agent under the terms of this Agreement.

Notwithstanding the foregoing, under this Section 3, no Pledgor shall be required to pledge or deliver Ownership Interests in any Subsidiary of such Pledgor if an express or deemed pledge of such Ownership Interests (including through pledges of Ownership Interests in Restricted Subsidiaries that are treated as flow-through or fiscally transparent entities for U.S. Federal income tax purposes) shall result in a Tax Impediment, as reasonably determined by the Borrowers.

4. Default. In the event of the occurrence of an Event of Default and so long as any such Event of Default is continuing, the Secured Parties may sell or otherwise dispose of the Pledged Interests at a public or private sale or make other commercially reasonable disposition of the Pledged Interests or any portion thereof after fifteen (15) days’ notice to the applicable Pledgor and the Secured Parties, or any of them, may purchase the Pledged Interests or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied first to the costs of the Administrative Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then to the Guarantied Obligations as provided in the Loan Agreement. In the event the proceeds of the sale or other disposition of the Pledged Interests are insufficient to satisfy the Guarantied Obligations, each Pledgor shall remain liable for any such deficiency to the extent provided in the Guaranty. Each Pledgor waives, to the extent permitted by Applicable Law, the rights of equity of redemption, appraisal, notice of acceptance, presentment, demand and marshalling, to the extent applicable.

5. Additional Rights of Secured Parties. In addition to its rights and privileges under this Agreement, the Secured Parties shall have all the rights, powers and privileges of a secured party under the UCC as in effect in any applicable jurisdiction and other Applicable Law.

6. Return of Pledged Interests to the Pledgor. Upon payment in full of all Obligations under the Loan Agreement and the other Loan Documents, and satisfaction in full of any other Guarantied Obligations, other than the Guarantied Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement, and after such time as the Lenders shall have no obligation to make any further Advances (including, without limitation, with respect to Letters of Credit or draws thereon) to the Borrowers, or as otherwise set forth in the Loan Agreement (including, without limitation, Section 5.11 thereof), this Agreement shall terminate and the Administrative Agent shall return the remaining Pledged Interests and all rights received by the Administrative Agent as a result of its possessory interest in the Pledged Interests to the applicable Pledgor.

7. Disposition of Pledged Interests by Administrative Agent. The Pledged Interests are not registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Pledgor understands that upon such disposition, the Secured Parties may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Pledgor, therefore, agrees that:

(a) if the Secured Parties shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Secured Parties shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of communications tower companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to dispose of the Pledged Interests for sale and as to the best price reasonably obtainable at the private sale thereof; and

(b) that such reliance shall be conclusive evidence that the Secured Parties have handled such disposition in a commercially reasonable manner absent manifest error.

8. Pledgors’ Obligations Absolute. The obligations of each Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any of the Borrowers or any other Person, nor against other security or liens available to any Secured Party. Each Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any other security or to any balance of any deposit account or credit on the books of any of the Secured Parties in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Administrative Agent to any other security or collateral for the Guarantied Obligations. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan

Document, or of any instrument or document executed and delivered by any Pledgor or any other obligor with respect to the Guarantied Obligations to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrowers, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrowers or any other Person or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release any Pledgor from any Guarantied Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Guarantied Obligation or upon full payment and satisfaction of all Guarantied Obligations. None of the Secured Parties shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate at such time as provided in Section 5.11 of the Loan Agreement.

9. Voting Rights.

(a) For so long as any Guarantied Obligations remain unpaid, after and during the continuation of an Event of Default, but subject to the provisions of Section 15 hereof, (i) the Secured Parties or the Administrative Agent may, upon fifteen (15) days’ prior written notice to a Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Pledged Interests, but under no circumstances are the Secured Parties or the Administrative Agent obligated by the terms of this Agreement to exercise such rights, and (ii) each Pledgor hereby appoints the Administrative Agent, which appointment shall be effective on the fifteenth (15th) day following the giving of notice by the Administrative Agent as provided in Section 9(a)(i) hereof, such Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Pledged Interests in any manner the Secured Parties deem advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as a Pledgor shall have the right to vote the Pledged Interests, such Pledgor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would constitute an Event of Default.

10. Amendments and Waivers. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by any Pledgor or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to any Pledgor, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to any Pledgor or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release any Pledgor from any Guarantied Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Guarantied Obligation or upon full payment and satisfaction of all Guarantied Obligations and termination of the Commitments. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent or one or more of the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

11. Assignment. Each Pledgor hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms “Administrative Agent” or “Secured Parties,” wherever used herein, shall be deemed, as applicable, to refer to and include any such assignee. This Agreement may not be assigned by any Pledgor, but shall apply to and bind the respective successors and permitted assigns of such Pledgor and inure to the benefit of the successors and permitted assigns of such Pledgor.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be given in the manner and at the addresses set forth in Section 11.1 of the Loan Agreement, and with respect to each Pledgor, at the address for the Borrowers set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement.

13. Governing Law; Entire Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Pledgors and delivered by the Administrative Agent to the Pledgors.

14. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, to the extent permitted by law, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

15. FCC Compliance. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, and the proxy granted in Section 9(a) hereof shall not become effective, unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. Each Pledgor covenants that, following and during the continuance of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be reasonably requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

17. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all of the Secured Parties.

18. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, each Pledgor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Pledgor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of such Pledgor, at the address for the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

19. Waiver of Jury Trial. EACH PLEDGOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

20. Joinder of Subsidiaries. From time to time additional Subsidiaries of the Borrowers may be joined as Pledgors under this Agreement by executing a Form of Joinder, substantially in the form of Exhibit A attached hereto, and any such other documentation as reasonably requested by the Administrative Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, on the day and year first above written.

PLEDGORS:	IRON & STEEL CO., INC.
COLUMBIA STEEL, INC.
ATC GP INC.
TOWERS OF AMERICA, L.L.L.P.
ATC TOWER SERVICES, INC.
UNISITE, LLC
AMERICAN TOWER DELAWARE CORPORATION
AMERICAN TOWER MANAGEMENT, LLC
ATC MIDWEST, LLC
TELECOM TOWERS, L.L.C.
SHREVEPORT TOWER COMPANY
ATC SOUTH LLC
MHB TOWER RENTALS OF AMERICA, LLC
ATC INTERNATIONAL HOLDING CORP.
ATC LP INC.
NEW LOMA COMMUNICATIONS, INC.
ATS/PCS, LLC
ATC MEXICO HOLDING CORP.
ATC MEXHOLD, INC.
ATC SOUTH AMERICA HOLDING CORP.

By:
Name:
Title:

SUBSIDIARY PLEDGE AGREEMENT

SIGNATURE PAGE 1 of 2

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:
	Name:	Jackie Barrett
	Title:	Authorized Signatory

SUBSIDIARY PLEDGE AGREEMENT

SIGNATURE PAGE 2 of 2

SCHEDULE 1

Ownership Interests

EXHIBIT A

TO

SUBSIDIARY PLEDGE AGREEMENT

FORM OF JOINDER

This JOINDER, dated [mm/dd/yy], is delivered pursuant to the Subsidiary Pledge Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Agreement”), among the Pledgors named therein and TORONTO DOMINION (TEXAS) LLC, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

By executing and delivering this Joinder, [NAME OF PLEDGOR] as provided in Section 20 of the Agreement, hereby becomes a party to the Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. Pledgor represents and warrants that the attached Supplement to Schedule 1 accurately and completely sets forth all additional information required pursuant to the Agreement and hereby agrees that such Supplement to Schedule 1 shall constitute part of the Schedules to the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF PLEDGOR]

By:
Name:
Title:

EXHIBIT O

TO LOAN AGREEMENT

FORM OF SUBSIDIARY SECURITY AGREEMENT

THIS SUBSIDIARY SECURITY AGREEMENT (this “Agreement”) dated as of the             day of             , 2005 is made by and among IRON & STEEL CO., INC., a Delaware corporation; COLUMBIA STEEL, INC., a South Carolina corporation; ATC GP INC., a Delaware corporation; TOWERS OF AMERICA, L.L.L.P., a Delaware limited liability limited partnership; ATC TOWER SERVICES, INC., a New Mexico corporation; UNISITE, LLC, a Delaware limited liability company; AMERICAN TOWER DELAWARE CORPORATION, a Delaware corporation; AMERICAN TOWER MANAGEMENT, LLC, a Delaware limited liability company; ATC MIDWEST, LLC, a Delaware limited liability company; TELECOM TOWERS, L.L.C., a Delaware limited liability company; SHREVEPORT TOWER COMPANY, a Louisiana general partnership; ATC SOUTH LLC, a Delaware limited liability company; MHB TOWER RENTALS OF AMERICA, LLC, a Mississippi limited liability company; ATC INTERNATIONAL HOLDING CORP., a Delaware corporation; ATC LP INC., a Delaware corporation; NEW LOMA COMMUNICATIONS, INC., a California corporation; ATS/PCS, LLC, a Delaware limited liability company; ATC MEXICO HOLDING CORP., a Delaware corporation; ATC MEXHOLD, INC., a Delaware corporation; and ATC SOUTH AMERICA HOLDING CORP., a Delaware corporation (collectively, the “Subsidiaries”; and each, a “Subsidiary”), and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”) on behalf of the Secured Parties defined below. Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined herein.

W I T N E S S E T H:

WHEREAS, American Tower, L.P., a Delaware limited partnership (“AT LP”), American Towers, Inc., a Delaware corporation (“AT Inc.”), American Tower International, Inc., a Delaware corporation (“AT International”), and American Tower LLC, a Delaware limited liability company (collectively with AT LP, AT Inc. and AT International, the “Borrowers”), the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and the Administrative Agent (collectively with the Lenders, the Issuing Bank and the Syndication Agent, the “Secured Parties”), are all parties to that certain Loan Agreement dated as of             , 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the Borrowers and the Subsidiaries are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrowers have as one of their corporate, limited liability company or partnership purposes, as the case may be, the obtaining of financing from time to time, with the ability to obtain such financing being dependent, in part, on the successful operations of the properties owned by each Subsidiary; and

WHEREAS, each Subsidiary has determined that its execution, delivery and performance of this Agreement benefit, and are within the corporate purposes and in the best interests of, such Subsidiary; and

WHEREAS, pursuant to the terms of the Loan Agreement, each Subsidiary is required to execute and deliver this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Grant of Security Interest. Subject to the provisions of Sections 22 and 24 hereof and the exclusions in the paragraphs below entitled Membership Interests, Investment Property and Miscellaneous Items, and to the extent permitted by Applicable Law in the case of the Licenses, each Subsidiary hereby unconditionally grants and assigns to the Secured Parties a continuing security interest in and security title to (hereinafter referred to as the “Security Interest”) all of such Subsidiary’s right, title and interest in its property and assets and all additions thereto and replacements thereof, and all other property whether now owned or hereafter created, acquired or reacquired by such Subsidiary (collectively, the “Collateral”), including:

Inventory

All inventory and supplies of such Subsidiary of whatsoever nature and kind and wheresoever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products (the “Inventory”);

Accounts

All right of such Subsidiary to payment for goods sold or leased or for services rendered, expressly including, without limitation, in connection with owning, leasing, managing and operating communications tower facilities, whether or not earned by performance, including, without limitation, all agreements with and sums due from customers and other Persons, and all books and records recording, evidencing or relating to such rights or any part thereof (the “Accounts”);

Deposit Accounts

All deposit accounts of such Subsidiary, including, without limitation, all demand, time, savings, passbook or similar accounts maintained with a bank (the “Deposit Accounts”);

Letter of Credit Rights

All letter of credit rights of such Subsidiary, including, without limitation, rights to payment or performance under a letter of credit, whether or not such Subsidiary, as beneficiary, has demanded or is entitled to demand payment or performance (the “Letter of Credit Rights”);

Equipment

All machinery, equipment, communications towers and supplies (installed and uninstalled) of such Subsidiary not included in Inventory above, including motor vehicles and accretions and accessions thereto; and expressly including, without limitation, towers, antennas and equipment located at communications tower facilities; any distribution systems and all components thereof, including, without limitation, hardware, cables, fiber optic cables, switches, CODECs, computer equipment, amplifiers, and associated devices; and any other equipment used in connection with such Subsidiary’s business (the “Equipment”);

Contracts and Leases

All assignable (a) construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, easements, pole attachment agreements, transmission capacity agreements, public utility contracts and other agreements to which such Subsidiary is a party, whether now existing or hereafter arising (the “Contracts”); (b) lease agreements for personal property to which such Subsidiary is a party, whether now existing or hereafter arising (the “Leases”); and (c) other contracts and contractual rights, remedies or provisions now existing or hereafter arising in favor of such Subsidiary (the “Other Contracts”);

General Intangibles

All general intangibles of such Subsidiary including personal property not included above, such as, without limitation, all goodwill, trademarks, trademark applications, trade names, trade secrets, industrial designs, other industrial or intellectual property or rights therein, whether under license or otherwise, claims for tax refunds, and tax refund amounts (the “Intangibles”);

Membership Interests

All membership rights, privileges and interests of such Subsidiary in any Person, including, without limitation, (a) the right to receive distributions at any time or from time to time in cash or other property, (b) the right to any specified property of such Person, if any, and (c) all of such Subsidiary’s right to participate in the management of such Person, but excluding any of the foregoing in any Foreign Subsidiary (the “Membership Interests”);

Investment Property

All investment property of such Subsidiary, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, but excluding any of the foregoing in any Foreign Subsidiary (the “Investment Property”);

Licenses

To the extent permitted by Applicable Law and subject to Sections 22 and 24 hereof, all franchises, licenses, permits and operating rights authorizing or relating to such Subsidiary’s rights to operate and maintain communications tower facilities or similar business including, without limitation, the Licenses, all as more particularly described on Schedule 1 attached hereto (the “Licenses”);

Furniture and Fixtures

All furniture and fixtures in which such Subsidiary has an interest (the “Furniture and Fixtures”);

Miscellaneous Items

All goods, chattel paper, documents, instruments, supplies, choses in action, claims, money, deposits, certificates of deposit, stock or share certificates, and licenses and other rights in intellectual property and other tangible personal property of such Subsidiary not included above, but excluding any of the foregoing in any Foreign Subsidiary (the “Miscellaneous Items”);

Software

All software of such Subsidiary, other than software embedded in any category of goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program (the “Software”);

Supporting Obligations

All supporting obligations of such Subsidiary, including, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property (the “Supporting Obligations”); and

Proceeds

All proceeds of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property or interest therein referred to above including, without limitation, the proceeds from the sale of any License, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of such Subsidiary, any rebates or refunds, whether for taxes or otherwise, together with all proceeds of any such proceeds (the “Proceeds”).

This Agreement and the Security Interest secure the payment of all the Guarantied Obligations (as defined in that certain Subsidiary Guaranty of even date herewith given by each Subsidiary for the benefit of the Secured Parties, and any extensions, renewals or amendments thereto).

2. Further Assurances. Each Subsidiary hereby authorizes the Administrative Agent to file such financing statements and such other documents as the Administrative Agent may reasonably require to protect or perfect the interest of the Secured Parties in the Collateral, and each Subsidiary further irrevocably appoints the Administrative Agent as its attorney-in-fact, with a power of attorney to execute on behalf of such Subsidiary such Uniform Commercial

Code (the “UCC”) financing statement forms as the Administrative Agent may from time to time reasonably deem necessary or desirable to protect or perfect such interest in the Collateral. Such power of attorney is coupled with an interest and shall be irrevocable. In addition, each Subsidiary agrees to do, execute and deliver or cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably require for the purpose of perfecting or protecting the rights of the Secured Parties hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor.

3. Representations and Warranties. Each Subsidiary represents and warrants to the Secured Parties that:

(a) the execution of this Agreement and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any Subsidiary’s certificate or articles of incorporation or formation or by-laws as currently in effect, or any order, rule or regulation applicable to such Subsidiary of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over such Subsidiary, or result in the termination or cancellation or breach of any indenture, mortgage, deed of trust, deed to secure debt, lease or other agreement or instrument to which such Subsidiary is a party or by which it is bound that is material to the Credit Parties on a consolidated basis;

(b) each Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, and this Agreement, when executed and delivered, will be the valid and binding obligation of such Subsidiary enforceable in accordance with its terms, subject only to the following qualifications:

(i) certain equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law,

(ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally, and

(iii) FCC rules and regulations restricting the transfer of the Licenses.

(c) Schedule 1 attached hereto and incorporated herein by this reference sets forth a complete and accurate list of the Licenses in effect on the date hereof.

4. Representations and Warranties Concerning Collateral. Each Subsidiary further represents and warrants that (a) the Security Interest in the Collateral granted by it hereunder shall constitute at all times a valid first priority security interest (subject only to Permitted Liens), vested in the Administrative Agent, in and upon such Collateral, free of any Liens except for Permitted Liens and (b) none of its Accounts are represented by promissory notes or other instruments. Each Subsidiary shall take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Security Interest in such Subsidiary’s Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person, and that such Subsidiary’s Collateral shall not otherwise be or become subject to any Lien, except for Permitted Liens.

5. Location of Books and Records. Each Subsidiary further represents and warrants that it now keeps all of its records concerning its Accounts, Contracts, Leases, Other Contracts, and Intangibles at its chief executive office, except as listed on Schedule 2 hereto. Each Subsidiary covenants and agrees that it shall not keep any of such records at any other address, unless written notice thereof is given to the Administrative Agent at least thirty (30) days prior to the creation of any new address for the keeping of such records. Each Subsidiary further agrees that it shall promptly advise the Administrative Agent, in writing making reference to this Section 5 of this Agreement, of the opening of any material new place of business for such Subsidiary, the closing of any existing material place of business for such Subsidiary, or any change in the location of the place where it keeps the Collateral or of its chief executive office.

6. Collateral Not Fixtures. The parties intend that, to the extent permitted by Applicable Law, the Collateral, including, without limitation, all communications towers, shall remain personal property irrespective of the manner of its attachment or affixation to realty.

7. Covenants Regarding Collateral. Any and all injury to, or loss or destruction of, the Collateral shall be at each Subsidiary’s risk, and shall not release such Subsidiary from its obligations hereunder. Each Subsidiary agrees not to sell, transfer, assign, dispose of, mortgage, grant a security interest in, or encumber any of the Collateral except as permitted under the Loan Agreement. Each Subsidiary agrees to maintain in force such insurance with respect to the Collateral as is required under the Loan Agreement. Each Subsidiary agrees to pay all required taxes, liens, and assessments upon the Collateral, its use or operation, as required under the Loan Agreement. Each Subsidiary further agrees that the Administrative Agent may, but shall in no event be obligated to, following written notice to such Subsidiary, insure any of the Collateral in such form and amount as the Administrative Agent may deem necessary or desirable if such Subsidiary fails to obtain insurance as required by the Loan Agreement, and that the Administrative Agent may pay or discharge any taxes if such Subsidiary fails to pay such taxes as required by the Loan Agreement or Liens (which are not Permitted Liens) on any of the Collateral, and such Subsidiary agrees to pay any such sum so expended by the Administrative Agent, with interest at the Default Rate, and such amounts shall be deemed to be a part of the Guarantied Obligations secured by the Collateral under the terms of this Agreement.

8. Covenants Regarding Contracts, Other Contracts and Leases. Except where the failure to do so would not reasonably be expected to cause a Materially Adverse Effect to the Borrowers and the Restricted Subsidiaries taken as a whole, each Subsidiary shall fulfill, perform and observe each and every material condition and covenant of such Subsidiary contained in any of the material Contracts, the Other Contracts or the Leases, other than those being contested in good faith or unless the other party thereto is in default. The rights and interests granted to the Administrative Agent hereunder include all of each Subsidiary’s rights and title (i) to modify the Contracts, the Other Contracts and the Leases, (ii) to terminate the Contracts, the Other Contracts and the Leases, and (iii) to waive or release the performance or observance of any obligation or condition of the Contracts, the Other Contracts and the Leases; provided, however, that each Subsidiary shall have the right to exercise these rights in a fashion consistent with this Agreement prior to any Event of Default and at any time that an Event of Default is not continuing and that these rights shall not be exercised by the Administrative Agent prior to the occurrence and during the continuation of an Event of Default.

9. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Secured Parties shall have such rights and remedies as are set forth in the Loan Agreement, the other Loan Documents and herein, all the rights, powers and privileges of a secured party under the UCC of the State of New York and any other applicable jurisdiction, and all other rights and remedies available to the Secured Parties, or any of them, at law or in equity. Each Subsidiary covenants and agrees that any notification of intended disposition of any Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for in Section 19 hereof at least ten (10) days prior to such disposition. Under such circumstances, the Secured Parties shall have the right to request the appointment of a receiver for the properties and assets of each Subsidiary, and each Subsidiary hereby consents to such right and to such appointment and hereby waives any objection it may have thereto and hereby waives the right to have a bond or other security posted by the Administrative Agent or any other Person in connection therewith. Each Subsidiary agrees, after the occurrence of an Event of Default and during the continuation of an Event of Default, to take any actions that the Secured Parties may reasonably request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to the Administrative Agent under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Subsidiary shall, at such Subsidiary’s cost and expense, use its reasonable best efforts to assist in obtaining all approvals of the FCC which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the UCC as in effect in any applicable jurisdiction, and, at the Administrative Agent’s request, prepare, sign and file with the FCC the assignor’s or transferor’s portion of any application or applications for consent to the assignment of the Licenses or transfer of control thereof necessary or appropriate under the FCC’s rules for approval of any sale or transfer of the Licenses in connection with the Administrative Agent’s exercise of remedies under this Agreement. The Administrative Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Administrative Agent, all as permitted by Applicable Law. All amounts realized or collected through the exercise of remedies hereunder shall be applied to the Guarantied Obligations as provided in the Loan Agreement.

10. Notification of Account Debtors. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may notify the account debtors that all payments with respect to Accounts of any Subsidiary are to be paid directly to the Administrative Agent and any amount thereafter paid to such Subsidiary shall be received in trust by such Subsidiary for the benefit of the Administrative Agent and segregated from other funds of such Subsidiary and paid over to the Administrative Agent in the form received (together with any necessary endorsements).

11. Remedies of Administrative Agent. Upon the occurrence of an Event of Default and during the continuation thereof, and after written notice to a Subsidiary, the Administrative Agent or its designee may proceed to perform any and all of the obligations of such Subsidiary contained in any of the Contracts, Other Contracts or Leases and exercise any and all rights of such Subsidiary therein contained as fully as such Subsidiary itself could. Each Subsidiary hereby appoints the Administrative Agent its attorney-in-fact, with power of substitution, to take such action, execute such documents, and perform such work after the occurrence and during the continuation of an Event of Default as the Administrative Agent may deem appropriate in exercise of the rights and remedies granted the Secured Parties, or any of them, herein or in any other Loan Document following written notice to such Subsidiary. The powers herein granted shall include, without limitation, powers to: (a) sue on the Contracts, the Other Contracts or the Leases; (b) seek all governmental approvals (other than FCC approvals) required for the operation of the business of each Subsidiary; (c) modify or terminate the Contracts, the Other Contracts and the Leases; and (d) waive or release the performance or observance of any obligation under any of the Contracts, Other Contracts or Leases. The power of attorney granted herein is coupled with an interest and shall be irrevocable.

12. Additional Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, should any Subsidiary fail to perform or observe any covenant or comply with any condition contained in any of the Contracts, the Other Contracts or the Leases, then following written notice to such Subsidiary, the Administrative Agent may, but without obligation to do so and without releasing any such Subsidiary from its obligation to do so, and after written notice to such Subsidiary, perform such covenant or condition and, to the extent that the Administrative Agent shall incur any reasonable costs or pay any expenses in connection therewith, including, without limitation, any reasonable costs or expenses of litigation associated therewith, such costs, expenses or payments shall be included in the Guarantied Obligations secured hereby and shall bear interest from the payment of such costs or expenses by the Administrative Agent at the Default Rate. None of the Secured Parties shall be obliged to perform or discharge any obligation of any Subsidiary under any of the Contracts, the Other Contracts or the Leases, and, except as may result from the bad faith, gross negligence or willful misconduct of the Person seeking indemnification, each Subsidiary agrees to indemnify and hold each Secured Party harmless against any and all liability, loss or damage which any such Person may incur under any of the Contracts, the Other Contracts or the Leases or under or by reason of this Agreement, and any and all claims and demands whatsoever which may be asserted against any Subsidiary by reason of an act of any Secured Party under any of the terms of this Agreement or under the Contracts, the Other Contracts or the Leases.

13. Administrative Agent May Collect Accounts. Each Subsidiary hereby further appoints the Administrative Agent as its attorney-in-fact, with power of substitution, with authority to collect all Accounts, to endorse the name of such Subsidiary on any note, acceptance, check, draft, money order or other evidence of debt or of payment which constitutes a portion of the Collateral and which may come into the possession of the Secured Parties, or any of them, and generally to do such other things and acts in the name of such Subsidiary with respect to the Collateral as are necessary or appropriate to protect or enforce the rights hereunder of the Secured Parties after the occurrence and during the continuation of an Event of Default. Each Subsidiary further authorizes the Administrative Agent, effective upon the occurrence of an Event of Default and during the continuation thereof, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by such Subsidiary which constitute a portion of the Collateral, all in the name of such Subsidiary. After deducting all reasonable expenses and charges (including, without limitation, the Administrative Agent’s attorneys’ fees) of retaking, keeping, storing and selling the Collateral, the Administrative Agent may apply the proceeds in payment of any of the Guarantied Obligations in the order of application set forth in the Loan Agreement. The power of attorney granted herein is coupled with an interest and shall be irrevocable. Each Subsidiary agrees that if steps are taken by the Administrative Agent to enforce its rights hereunder, or to realize upon any of the Collateral, such Subsidiary shall pay to the Administrative Agent the amount of the Administrative Agent’s reasonable costs, including, without limitation, attorneys’ fees, and such Subsidiary’s obligation to pay such amounts shall be deemed to be a part of the Guarantied Obligations secured hereunder. Upon the occurrence and during the continuation of an Event of Default, each Subsidiary shall segregate all proceeds of any Collateral from the other assets of such Subsidiary.

14. Indemnification. Each Subsidiary shall indemnify and hold harmless each Secured Party and any other Person acting hereunder for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of the powers of attorney granted herein and shall release each Secured Party and any other Person acting hereunder from all liability whatsoever for the exercise of the foregoing powers of attorney and all actions taken pursuant thereto, except, in either event, in the case of bad faith, gross negligence or willful misconduct by the Person seeking indemnification.

15. Remedies Cumulative. Each Subsidiary agrees that the rights of the Secured Parties, or any of them, under this Agreement, the Loan Agreement, any other Loan Document, or any other contract or agreement now or hereafter in existence among the Secured Parties and the Subsidiaries and the other obligors thereunder, or any of them, shall be cumulative, and that each Secured Party may from time to time exercise such rights and such remedies as such Person or Persons may have thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that such Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. Each Subsidiary further expressly agrees that the Secured Parties shall in no event be under any obligation to resort to any Collateral secured hereby prior to exercising any other rights that the Secured Parties, or any of them, may have against such Subsidiary or its property, nor shall the Secured Parties be obliged to resort to any other collateral or security for the Guarantied Obligations, other than the Collateral, prior to any exercise of the Administrative Agent’s rights against such Subsidiary and its property hereunder.

16. Obligations Commercial in Nature. Each Subsidiary hereby acknowledges that the Guarantied Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, the Administrative Agent shall, to the extent permitted by Applicable Law, have the right to immediate possession without notice or a hearing, and hereby knowingly and intelligently waives, to the extent permitted by Applicable Law, any and all rights it may have to any notice and posting of a bond by the Secured Parties, or any of them, prior to seizure by the Administrative Agent or any of its transferees, assigns or successors in interest of the Collateral or any portion thereof.

17. Amendments and Waivers. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by any Subsidiary or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrowers, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to any Subsidiary by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release any Subsidiary from any Guarantied Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Guarantied Obligation or upon full payment and satisfaction of all Guarantied Obligations and termination of the Commitments. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate at such time as provided in Section 5.11 of the Loan Agreement.

18. Assignment. Each Subsidiary agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms “Secured Parties” or “Administrative Agent” wherever used herein shall be deemed, as applicable, to refer to and include any such assignee. This Agreement may not be assigned by any Subsidiary without the consent of the Administrative Agent, but shall apply to and bind the respective successors and permitted assigns of such Subsidiary and inure to the benefit of the successors and permitted assigns of such Subsidiary.

19. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner prescribed in Section 11.1 of the Loan Agreement with respect to the Secured Parties, and in the manner prescribed in Section 11.1 of the Loan Agreement with respect to each Subsidiary to the address of the Borrowers set forth in or otherwise provided pursuant to the Loan Agreement.

20. Governing Law; Entire Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement among the Subsidiaries and the Secured Parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and delivered to each Subsidiary.

21. Severability. If any paragraph or part thereof of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, to the extent permitted by law, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

22. FCC Compliance. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, unless and until all requirements of Applicable Law, including, without limitation any required approval under the Communications Act, requiring the consent to or approval of such action by the FCC or any governmental or other authority have been satisfied. Each Subsidiary covenants that, following and during the continuation of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be reasonably requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

24. Changes in Applicable Law. The parties acknowledge their intent that, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall receive, to the fullest extent permitted by Applicable Law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Collateral and to exercise all remedies available to it under this Agreement, the UCC as in effect in any applicable jurisdiction, or other Applicable Law. The parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Administrative Agent’s rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Administrative Agent to obtain such rights of access, use or sale, the Administrative Agent and each Subsidiary shall amend this Agreement in such manner as the Administrative Agent shall reasonably request in order to provide the Administrative Agent such rights to the greatest extent possible consistent with Applicable Law and governmental policy.

25. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Secured Parties.

26. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, each Subsidiary hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Subsidiary hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

27. Waiver of Jury Trial. EACH SUBSIDIARY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

28. Joinder of Subsidiaries. From time to time additional Subsidiaries of the Borrowers may be joined as Subsidiaries under this Agreement by executing a Form of Joinder, substantially in the form of Exhibit A attached hereto, and any such other documentation as reasonably requested by the Administrative Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands, by and through their duly authorized representatives, on the day and year first written above.

SUBSIDIARIES:	IRON & STEEL CO., INC.
COLUMBIA STEEL, INC.
ATC GP INC.
TOWERS OF AMERICA, L.L.L.P.
ATC TOWER SERVICES, INC.
UNISITE, LLC
AMERICAN TOWER DELAWARE CORPORATION
AMERICAN TOWER MANAGEMENT, LLC
ATC MIDWEST, LLC
TELECOM TOWERS, L.L.C.
SHREVEPORT TOWER COMPANY
ATC SOUTH LLC
MHB TOWER RENTALS OF AMERICA, LLC
ATC INTERNATIONAL HOLDING CORP.
ATC LP INC.
NEW LOMA COMMUNICATIONS, INC.
ATS/PCS, LLC
ATC MEXICO HOLDING CORP.
ATC MEXHOLD, INC.
ATC SOUTH AMERICA HOLDING CORP.

By:
Name:
Title:

SUBSIDIARY SECURITY AGREEMENT

SIGNATURE PAGE 1 OF 2

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:
	Name:	Jackie Barrett
	Title:	Authorized Signatory

SUBSIDIARY SECURITY AGREEMENT

SIGNATURE PAGE 2 OF 2

EXHIBIT A

TO

SUBSIDIARY SECURITY AGREEMENT

FORM OF JOINDER

This JOINDER, dated [mm/dd/yy], is delivered pursuant to the Subsidiary Security Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Agreement”), among the Subsidiaries named therein, and TORONTO DOMINION (TEXAS) LLC, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

By executing and delivering this Joinder, [NAME OF SUBSIDIARY], as provided in Section 28 of the Agreement, hereby becomes a party to the Agreement as a Subsidiary thereunder with the same force and effect as if originally named therein as a Subsidiary and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Subsidiary thereunder. Subsidiary represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Schedule 1

Licenses

Schedule 2

Additional Locations of Books and Records

EXHIBIT P

TO LOAN AGREEMENT

FORM OF TERM LOAN A NOTE

$	,

FOR VALUE RECEIVED, the undersigned, AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”) and AMERICAN TOWER LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc. and AT International, the “Borrowers”), promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement (as hereinafter defined), to                             (hereinafter, together with its successors and permitted assigns, called the “Lender”), in immediately available funds, at such place as is designated in or pursuant to the Loan Agreement (as hereinafter defined), the principal sum of                                     AND     /100s DOLLARS ($                            ) of United States funds, plus interest as hereinafter provided.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement dated as of             , 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”) among the Borrowers, the Lender, the other financial institutions party thereto (together with the Lender, the “Lenders”), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”).

The principal amount of this Term Loan A Note shall be paid in such amounts and at such times as are set forth in Section 2.6 of the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Maturity Date.

The Borrowers shall be entitled to borrow, repay, Continue and Convert amounts due hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

The Borrowers hereby promise to pay, on a joint and several basis subject to Section 11.20 of the Loan Agreement, interest on the unpaid principal amount of the Term Loan A Loans outstanding hereunder as provided in the Loan Agreement. Interest under this Term Loan A Note shall also be due and payable when this Term Loan A Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this Term Loan A Note, shall bear interest at the Default Rate as provided in the Loan Agreement.

All parties now or hereafter liable with respect to this Term Loan A Note, whether the Borrowers, any guarantor, endorser or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

Time is of the essence of this Term Loan A Note.

This Term Loan A Note evidences the Lender’s portion of the Term Loan A Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains, among other things, provisions with respect to the acceleration of the maturity of this Term Loan A Note upon the happening of certain stated events and provisions for prepayment. This Term Loan A Note is secured by and is also entitled to the benefits of the Security Documents.

This is a registered Note, and this registered Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register and in compliance with all other requirements provided for in the Loan Agreement.

This Term Loan A Note shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrowers have executed this Term Loan A Note on the day and year first above written.

AMERICAN TOWER, L.P.,
a Delaware limited partnership

By:	ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC,
a Delaware limited liability company

By:
Name:
Title:

TERM LOAN A NOTE

SIGNATURE PAGE

EXHIBIT Q

TO LOAN AGREEMENT

FORM OF CREDIT PARTY LOAN CERTIFICATE

The undersigned,                                                      , the duly elected and authorized                                                       of [Credit Party], a [                                ]                                                       (the “Credit Party”), hereby agrees that, unless otherwise defined herein, capitalized terms shall have the meaning ascribed thereto in that certain Loan Agreement (the “Loan Agreement”) dated as of                                 , 2005 by and among AMERICAN TOWER, L.P., a Delaware limited partnership, AMERICAN TOWERS, INC., a Delaware corporation, AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation, and AMERICAN TOWER LLC, a Delaware limited liability company (collectively, the “Borrowers”), the Lenders, the Issuing Bank, the Syndication Agent and the Administrative Agent (each as defined therein) and hereby certifies that:

1. The persons named in Schedule 1 attached hereto are, on the date hereof, duly elected officers of the Credit Party holding the office(s) set opposite their respective names, and the signatures set opposite their respective names are the true signatures of said officers.

2. Exhibit A attached hereto is a true and complete copy of the resolutions duly adopted by the directors, shareholders, members, partners or managers of the Credit Party, as applicable, and such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

3. Exhibit B attached hereto is a true, complete and correct copy of a certificate of good standing for the Credit Party from the Secretary of State for the State of [                    ].

4. [To be included if Credit Party is a Borrower.] [Exhibit C attached hereto is a true and complete copy of the certificate or articles of incorporation, articles of organization, certificate of formation or similar document of the Credit Party, as applicable, together with all amendments thereto in effect on the date hereof.]

5. [To be included if Credit Party is a Borrower.] [Exhibit D attached hereto is a true and complete copy of the bylaws, operating agreement, partnership agreement or similar document of the Credit Party, as applicable, together with all amendments thereto as of the date hereof.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Loan Certificate on the          day of                     ,                     .

AMERICAN TOWER, L.P.

By:	ATC GP INC., its General Partner

By:
Name:
Title:

AMERICAN TOWERS, INC.
AMERICAN TOWER LLC

By:
Name:
Title:

AMERICAN TOWER INTERNATIONAL, INC.

By:
Name:
Title:

CREDIT PARTY LOAN CERTIFICATE

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Loan Certificate on the          day of                         ,                     .

IRON & STEEL CO., INC.

COLUMBIA STEEL, INC.

ATC GP INC.

TOWERS OF AMERICA, L.L.L.P.

ATC TOWER SERVICES, INC.

UNISITE, LLC

AMERICAN TOWER DELAWARE CORPORATION

AMERICAN TOWER MANAGEMENT, LLC

ATC MIDWEST, LLC

TELECOM TOWERS, L.L.C.

SHREVEPORT TOWER COMPANY

ATC SOUTH LLC

MHB TOWER RENTALS OF AMERICA, LLC

ATC INTERNATIONAL HOLDING CORP.

ATC LP INC.

NEW LOMA COMMUNICATIONS, INC.

ATS/PCS, LLC

ATC MEXICO HOLDING CORP.

ATC MEXHOLD, INC.

ATC SOUTH AMERICA HOLDING CORP.

By:
Name:
Title:

CREDIT PARTY LOAN CERTIFICATE

SIGNATURE PAGE

Exhibit A

Resolutions

Exhibit B

Good Standing Certificate

[Exhibit C

Certificate of Incorporation/Formation]

[Exhibit D

By-Laws/Operating Agreement]

Schedule 1

Authorized Signatories

Name	Office	Signature

__________________________	__________________________	__________________________

__________________________	__________________________	__________________________

__________________________	__________________________	__________________________

__________________________	__________________________	__________________________

EXHIBIT R

TO LOAN AGREEMENT

FORM OF PARENT LOAN CERTIFICATE

The undersigned,                     , the duly elected and authorized                      of AMERICAN TOWER CORPORATION, a Delaware corporation (the “Parent”), hereby agrees that, unless otherwise defined herein, capitalized terms shall have the meaning ascribed thereto in that certain Loan Agreement (the “Loan Agreement”) dated as of even date herewith by and among AMERICAN TOWER, L.P., a Delaware limited partnership, AMERICAN TOWERS, INC., a Delaware corporation, AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation and AMERICAN TOWER LLC, a Delaware limited liability company, the Lenders, the Issuing Bank, the Syndication Agent and the Administrative Agent (each as defined therein) and hereby certifies that:

1. The persons named in Schedule 1 attached hereto are, on the date hereof, duly elected officers of the Parent holding the office(s) set opposite their respective names, and the signatures set opposite their respective names are the true signatures of said officers.

2. Exhibit A attached hereto is a true and complete copy of the resolutions duly adopted by the board of directors of the Parent and such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

3. Exhibit B attached hereto is a true and complete copy of the certificate of incorporation of the Parent, together with all amendments thereto in effect on the date hereof.

4. Exhibit C attached hereto is a true and complete copy of the bylaws of the Parent, together with all amendments thereto as of the date hereof.

5. Exhibit D attached hereto is a true, complete and correct copy of a certificate of good standing for the Parent from the Secretary of State for the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Loan Certificate on the                      day of                     , 2005.

AMERICAN TOWER CORPORATION, a Delaware corporation

By:
Name:
Title:

PARENT LOAN CERTIFICATE

SIGNATURE PAGE

Exhibit A

Resolutions

Exhibit B

Certificate of Incorporation

Exhibit C

By-Laws

Exhibit D

Good Standing Certificate

Schedule 1

Authorized Signatories

Name	Office	Signature

EXHIBIT S

TO LOAN AGREEMENT

FORM OF PERFORMANCE CERTIFICATE

The undersigned hereby certifies that he or she is the [President][Chief Financial Officer] of AMERICAN TOWERS, INC., a Delaware corporation (a “Borrower”), in connection with that certain Loan Agreement dated as of             , 2005 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the “Loan Agreement”) by and among AMERICAN TOWER, L.P., a Delaware limited partnership, AMERICAN TOWERS, INC., a Delaware corporation, AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation and AMERICAN TOWER LLC, a Delaware limited liability company, the Lenders, the Issuing Bank, the Syndication Agent (each as defined in the Loan Agreement) and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”), and that:

1.	Calculations demonstrating compliance with Sections 7.5 and 7.6 of the Loan Agreement are set forth on Schedule 1 attached hereto; and

2.	To the knowledge of the undersigned, no Default or Event of Default has occurred and is continuing as at the end of the [quarter/year] or, if a Default has occurred, each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default are set forth on Schedule 2 attached hereto.

Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, we have executed this Performance Certificate on                     ,             .

AMERICAN TOWERS, INC., a Delaware corporation

By:
Name:
Title:

PERFORMANCE CERTIFICATE

SIGNATURE PAGE 1 of 2

Schedule 1

Compliance Calculations

Section 7.5 of the Loan Agreement

1.	Total Borrower Leverage Ratio Compliance

	(a)	Total Debt as of the last day of such fiscal quarter or on any other calculation date, as applicable = the sum of:

		(1)	the outstanding principal amount of the Loans as of such date	$

plus

		(2)	the aggregate amount of all Indebtedness as of such date	$

plus

		(3)	the aggregate amount of all Guaranties by the Credit Parties of Indebtedness as of such date	$

plus

		(4)	to the extent payable by the Borrowers, an amount equal to the aggregate exposure of the Borrowers under any permitted Hedge Agreement as calculated on a marked to market basis as of the last day of the fiscal quarter being tested or the last day of the most recently completed fiscal quarter, as applicable, in each case for the Credit Parties on a consolidated basis	$

			SUBTOTAL for (a):	$

divided by

	(b)	Adjusted EBITDA as of the last day of such fiscal quarter, if calculated as of the end of a fiscal quarter, or as of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 or 6.2 of the Loan Agreement, if calculated at the time of incurrence of any Indebtedness = the sum of (in each case determined in accordance with GAAP):

		(1)	Net Income	$

plus (to the extent deducted in determining such Net Income)

Schedule 1 – Page 1

(2)	The sum of:

	(A)	depreciation and amortization	$

plus

	(B)	Interest Expense	$

plus

	(C)	income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

	(D)	extraordinary losses and non-recurring non-cash charges and expenses	$

plus

	(E)	all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)	$

plus

	(F)	non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby	$

less

	(G)	extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period	$

less

Schedule 1 – Page 2

(H)	Unrestricted Sub EBITDA	$

	SUBTOTAL for (b):	$

	TOTAL:	$

	TOTAL BORROWER LEVERAGE RATIO =	: 1.00
	Maximum ratio permitted for applicable period =	5.50 : 1.00

Schedule 1 – Page 3

Section 7.6 of the Loan Agreement

2.	Interest Coverage Ratio

	(a)	Adjusted EBITDA as of the end of such fiscal quarter = the sum of (in each case determined in accordance with GAAP):

		(1)	Net Income		$

plus (to the extent deducted in determining such Net Income)

		(2)	The sum of:

			(A)	depreciation and amortization	$

plus

			(B)	Interest Expense	$

plus

			(C)	income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes	$

plus

			(D)	extraordinary losses and non-recurring non-cash charges and expenses	$

plus

			(E)	all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness)	$

plus

			(F)	non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby and underwriters’ fees and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby	$

less

Schedule 1 – Page 4

	(G)	extraordinary gains and cash payments (to the extent not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period	$

less

	(H)	Unrestricted Sub EBITDA	$

		SUBTOTAL for (a):	$

divided by

(b)	Interest Expense for the twelve (12) month period ending on the last day of such fiscal quarter = all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and commitment fees) with respect to the Indebtedness of the Credit Parties on a consolidated basis during such period pursuant to the terms of such Indebtedness		$

		SUBTOTAL for (b):	$

		TOTAL:	$

		INTEREST COVERAGE RATIO =	: 1.00

		Minimum ratio permitted for applicable period =	2.50 : 1.00

Schedule 1 – Page 5

Schedule 2

Defaults

EXHIBIT T

TO LOAN AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is made and entered into as of                              ,         , by and between                                               (the “Assignor”), and                                                                       (the “Assignee”).

Recitals

A. AMERICAN TOWERS, INC., a Delaware corporation (“AT Inc.”), AMERICAN TOWER, L.P., a Delaware limited partnership (“AT LP”), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation (“AT International”) and AMERICAN TOWER LLC, a Delaware limited liability company (collectively, with AT Inc., AT LP and AT International, the “Borrowers”), the Lenders (as defined therein), the Issuing Bank (as defined therein), the Syndication Agent (as defined therein) and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”), are parties to that certain Loan Agreement dated as of                      , 2005 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the “Loan Agreement”). Pursuant to the Loan Agreement, the Lenders have agreed to extend credit to the Borrowers under the Commitments, of which the Assignor’s portions of the Commitments is the amount specified in Item 1 of Schedule 1 hereto (the “Assignor’s Commitments”). The principal amount of outstanding Loans made by the Assignor to the Borrowers pursuant to the Assignor’s Commitments is specified in Item 2 of Schedule 1 hereto (the “Assignor’s Loans”). All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, [(a) the portions of the Assignor’s Revolving Loan Commitment/DDTL Commitment specified in Item 3 of Schedule 1 hereto which is equivalent to the percentages of such Commitments specified in Item 4 of Schedule 1 (the “Assigned Commitments”), and (b) the portions of the Assignor’s Revolving Loans/Term Loan A Loans/DDT Loans] under the Commitments specified in Item 5 of Schedule 1 hereto (the “Assigned Loans”).

The parties agree as follows:

1. Assignment. Subject to the terms and conditions set forth herein, the Assignor hereby sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, without recourse to the Assignor, on the date set forth above (the “Assignment Date”) (a) all right, title, and interest of the Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Loan Agreement with respect to the Assigned Commitments. As full consideration for the sale of the Assigned Loans and Assigned Commitments, the Assignee shall pay to the Assignor on the Assignment Date such amount as shall have been agreed to between the Assignor and the Assignee (the “Purchase Price”).

2. Consents and Undertaking. The Administrative Agent and the Borrowers hereby consent to the assignment made herein (to the extent required under the Loan Agreement), and, to the extent requested by the Assignee, the Borrowers undertake within five (5) Business Days from the Assignment Date to provide new promissory notes to the Administrative Agent, for the benefit of the Assignee and the Assignor, as appropriate to reflect the portions of the Commitments held by each of the Assignee and the Assignor after giving effect to the assignment contemplated by this Agreement. The Assignor agrees on the Business Day following receipt by the Administrative Agent of the new promissory notes, if any, to return its superseded promissory notes to the Administrative Agent, which shall thereupon transmit the new promissory notes to the Assignor and the Assignee and the superseded promissory notes to the Borrowers for cancellation.

3. Representations and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery, and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, on its part and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Assignee or the Assignor, as the case may be). The Assignee represents and warrants to the Assignor that its purchase of the Assigned Loans and the Assigned Commitments do not constitute a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Code. The Assignor represents and warrants that it is legally authorized to enter into and deliver this Agreement and represents that it is the legal and beneficial owner of the Assigned Loans and the Assigned Commitments and that such Assigned Loans and Commitments are free and clear of any adverse claim.

4. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that (a) the Assignor shall have received payment in full of the Purchase Price and (b) the Assignor and the Assignee shall have complied with other applicable provisions of Section 11.5(c) of the Loan Agreement.

5. Notice of Assignment. The Assignor hereby gives notice of the assignment and assumption of the Assigned Loans and the Assigned Commitments to the Administrative Agent and hereby instructs the Borrowers to make payments with respect to the Assigned Loans and the Assigned Commitments directly to the Administrative Agent for the benefit of the Assignee as provided in the Loan Agreement; provided, however, that the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until (a) the Administrative Agent shall have received a copy of this Assignment and Assumption Agreement duly executed by the Assignor, the Assignee, and the Borrowers (to the extent required under the Loan Agreement), and shall have received the assignment fee described in Section 11.5(c)(iii) of the Loan Agreement, and (b) the Assignor shall have delivered to the Administrative Agent any promissory notes previously issued in respect of all or any portion of the Assigned Commitments or Assigned Loans. From and after the date (the “Effective Date”) on which the Administrative Agent shall notify the Borrowers, the Assignee and the Assignor that (a) and (b) have occurred and all consents (if any) required have been given, the Assignee shall be deemed to be a party to the Loan Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided herein, shall have the rights and obligations of a Lender under the Loan Agreement. After the Effective Date, and with respect to all such amounts accrued from the Assignment Date, (i) all interest, principal, fees, and other amounts that would otherwise be payable to the Assignor in respect of the Assigned Loans or the Assigned Commitments shall be paid to the Assignee, (ii) if the Assignor receives any payment on account of the Assigned Loans or the Assigned Commitments that is payable to the Assignee, the Assignor shall promptly deliver such payment to the Assignee, and (iii) if the Assignee receives any payment in respect of Obligations of the Borrowers accrued prior to the Effective Date, then the Assignee shall pay over the same to the Assignor. The Assignee agrees to deliver to the Borrowers and the Administrative Agent on or before the Effective Date such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Loan Agreement without deduction or withholding of tax.

6. Authorization; Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitments from the Assignor without recourse and, except as provided in Section 3 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrowers in connection with its purchase of the Assigned Loans and the Assigned Commitments and has received copies of all Loan Documents that it has requested. Except for the representations or warranties set forth in Section 3 hereof, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule, or accrual status of the Assigned Loans and the Assigned Commitments, the legality, validity, genuineness, or enforceability of the Loan Agreement, the Notes, or any other Loan Document referred to in, or delivered pursuant to, the Loan Agreement or the financial condition or creditworthiness of the Borrowers. The Assignor has not acted and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Agreement or this Agreement. From and after the Effective Date, the Assignor shall have no rights or obligations with respect to the Assigned Loans and the Assigned Commitments.

7. Method of Payment. All payments to be made by the Assignor or the Assignee party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Loan Agreement or other Loan Documents) as to the subject matter hereof.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument, and shall be binding upon the parties, their successors and assigns.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed in New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Assignor and Assignee have executed and delivered this Agreement on the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Agreed and Accepted (to the extent required under the Loan Agreement):

AMERICAN TOWERS, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER, L.P., a Delaware limited partnership

By:	ATC GP INC., a Delaware corporation and its General Partner

By:
Name:
Title:

ASSIGNMENT AND ASSUMPTION AGREEMENT

SIGNATURE PAGE 1 OF 2

AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

AMERICAN TOWER LLC, a Delaware limited liability company

By:
Name:
Title:

Acknowledged:

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:
Name:
Title:

ASSIGNMENT AND ASSUMPTION AGREEMENT

SIGNATURE PAGE 2 OF 2

Schedule 1

To

Assignment And Assumption Agreement

Loan Agreement

for American Towers, Inc.,

American Tower, L.P.,

American Tower International, Inc. and

American Tower LLC

dated                          , 2005

Item 1.	Assignor’s Commitments:

	as to the Revolving Loan Commitment	$

	as to the DDTL Commitment	$

Item 2.	Assignor’s Loans Outstanding:

with respect to Revolving Loans:

	(i) Base Rate Advances	$

	(ii) LIBOR Advances	$

with respect to Term Loan A Loans:

	(i) Base Rate Advances	$

	(ii) LIBOR Advances	$

with respect to DDT Loans:
	(i) Base Rate Advances	$

	(ii) LIBOR Advances	$

Item 3.	Amounts of Assigned Commitments with respect to:

	Revolving Loan Commitment	$

	DDTL Commitment	$

Item 4.	Percentages of Commitments Assigned with respect to:

	Revolving Loan Commitment	%

	DDTL Commitment	%

Schedule 1 – Page 1 of 2

Item 5.	Amount of Assigned Loans:

with respect to Revolving Loans:
	(i) Base Rate Advances	$

	(ii) LIBOR Advances	$

with respect to Term Loan A Loans:

	(i) Base Rate Advances	$

	(ii) LIBOR Advances	$

with respect to DDT Loans:

	(i) Base Rate Advances	$

	(ii) LIBOR Advances	$

Item 6.	Lending Office of Assignee

and Address for Notices under Loan Agreement

Schedule 1 – Page 2 of 2